UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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DISCOVER FINANCIAL SERVICES
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2019
Proxy Statement

Learn More

2018 Annual Report*	2017 Corporate Responsibility Report*

https://investorrelations.discover.com/ investor-relations/financials/annual-reports/default.aspx	https://www.discover.com/company/ corporate-responsibility/cr-report_2017.pdf

* The information in the Annual Report and Corporate Responsibility Report is not incorporated by reference into, and does not form part of, this proxy statement.

Message from our Independent Chairman

March 25, 2019
Dear Fellow Shareholder,
I cordially invite you to attend Discover Financial Services’ 2019 Annual Meeting of Shareholders to be held at 9:00 a.m., local time, May 16, 2019, at our corporate headquarters located at 2500 Lake Cook Road, Riverwoods, Illinois 60015.
All shareholders of record of our outstanding shares of common stock at the close of business on March 18, 2019 will be entitled to vote at the Annual Meeting.
Your vote is important! Whether or not you plan to attend the Annual Meeting, please read the enclosed proxy statement and vote as soon as possible via the Internet, by telephone or, if you receive a paper Proxy Card or voting instruction form in the mail, by mailing the completed Proxy Card or voting instruction form. Using the Internet or telephone voting systems or mailing your completed Proxy Card will not prevent you from voting in person at the meeting if you are a shareholder of record and wish to do so.
Important information about the matters to be acted upon at the meeting is included in the notice of meeting and proxy statement. Our 2018 Annual Report contains information about our Company and its financial performance.
I am very much looking forward to our 2019 Annual Meeting of Shareholders.

Very truly yours,

Lawrence A. Weinbach Independent Chairman
This proxy statement is dated March 25, 2019 and is first being sent or made available to shareholders on or about April 3, 2019.

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Notice of 2019 Annual Meeting of Shareholders
You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to vote. Your prompt action will aid the Company in reducing the expense of proxy solicitation.

Date and Time May 16, 2019 9:00 a.m., local time	Place Discover Financial Services 2500 Lake Cook Road Riverwoods, IL 60015
Record Date
You are entitled to notice of and to vote at the meeting and at any adjournment or postponement of the meeting if you were a shareholder of record as of the close of business on March 18, 2019.

Items of Business		Board Recommendation
1	To elect 11 members of the Board of Directors named in the Proxy Statement as nominees, each for a term of one year.	FOR each director nominee
2	To conduct an advisory, non-binding vote to approve named executive officer compensation.	FOR
3	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019.	FOR
4	To amend the Company's Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements.	FOR
5	To amend the Company's Amended and Restated Certificate of Incorporation to grant shareholders the right to call special meetings.	FOR
6	To consider an advisory vote on one shareholder proposal, if properly presented.	AGAINST
To transact any other business as may properly come before the meeting or any adjournment or postponement of the meeting.

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning your Proxy Card or by voting on the Internet or by telephone. The only voting securities of the Company are shares of our common stock, $0.01 par value per share (the "Common Stock"), of which there were 326,237,525 shares outstanding as of the Record Date (excluding treasury stock). See the Questions and Answers About the Annual Meeting and Voting section beginning on page 60 for more details.

Advance Voting Methods
Internet Go www.investorvote.com/dfs
Webcast
A live audio webcast of our Annual Meeting will be available through our investor relations page of our internet site, www.discover.com, starting at 9:00 a.m., local time, on May 16, 2019. Information included on our website, other than our Proxy Statement and form of proxy, is not a part of our proxy solicitation materials.

Telephone Call toll free 1-800-652-VOTE (8683) within the USA, territories & Canada
Mail Follow the instructions on your proxy card
This booklet contains our Notice of Annual Meeting and 2019 Proxy Statement. Our 2018 Annual Report contains information about our Company and its financial performance. Our Annual Report is not a part of our proxy solicitation materials.
By Order of the Board of Directors,
D. Christopher Greene
Vice President, Acting General Counsel & Secretary
March 25, 2019

2019 Proxy Statement       2

Proxy Highlights
This summary highlights selected information about the matters to be voted on at the Annual Meeting. You should read the entire Proxy Statement before voting. For more complete information regarding the Company’s 2018 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.
Voting Roadmap

PROPOSAL 1 Election of Directors Our Board recommends a vote FOR each director nominee	See Page 8 ›
Director Nominees

			Committees
Name	Age	Director Since	AC	C&LD	N&G	ROC	Other Public Company Boards
JEFFREY S. ARONIN Independent Chairman and CEO of Paragon Pharmaceutical Capital, LLC and Paragon Biosciences, LLC	51	2007		¢			• None
MARY K. BUSH Independent Chairman of Bush International, LLC	70	2007			¢	¢	• Bloom Energy • ManTech International Corporation • Marriott International, Inc. • T. Rowe Price Group, Inc.
GREGORY C. CASE Independent CEO of Aon plc	56	2007		●			• Aon plc
CANDACE H. DUNCAN Independent Former Managing Partner KPMG LLP, Washington D.C. Metropolitan Area	65	2014	¢		¢		• FTD Companies, Inc. • Teleflex Inc.
JOSEPH F. EAZOR Independent CEO of Rackspace	56	2016	¢				• None
CYNTHIA A. GLASSMAN Independent Former Under Secretary for Economic Affairs U.S. Department of Commerce	71	2009	●				• Navigant Consulting, Inc.
ROGER C. HOCHSCHILD CEO and President, Discover Financial Services	54	2018					• Principal Financial Group
THOMAS G. MAHERAS Independent Managing Partner Tegean Capital Management, LLC	56	2008				¢	• None
MICHAEL H. MOSKOW Independent Retired President and CEO Federal Reserve Bank of Chicago	81	2007				●	• Commonwealth Edison Company
MARK A. THIERER Independent Managing Partner, AssetBlue Investment Group	59	2013		¢			• None
LAWRENCE A. WEINBACH Independent Chairman Chairman, Great Western Products Holdings, LLC Managing Director, Yankee Hill Capital Management, LLC	79	2007	¢		●		• None

AC	Audit Committee	●	Chairperson of the Committee
C&LD	Compensation and Leadership Development Committee	¢	Member of the Committee
N&G	Nominating and Governance Committee
ROC	Risk Oversight Committee

2019 Proxy Statement       3

Proxy Highlights

DIRECTOR NOMINEE SNAPSHOT
SKILLS AND EXPERIENCE

All Director nominees exhibit:	As a group, our Director nominees have the following characteristics, skills, and experience:
•    Broad and relevant spectrum of experience and expertise
•    A reputation for integrity
•    Experience in positions with a high degree of responsibility
•    Commitment to represent the interests of shareholders

	CEO or CFO	Public Board	Financial Services Industry	Technology	Finance, Accounting and Financial Reporting	Government/ Regulatory

	Risk Management	Corporate Governance	International	Marketing	Strategy and Business Development	Compensation and Succession Planning
Corporate Governance Highlights
The Board believes strong corporate governance is critical to achieving the Company’s long-term goals and maintaining the trust and confidence of investors, employees, customers, regulatory agencies, and other stakeholders. The following are highlights of our Corporate Governance Program:

Board Independence
✓    All directors are independent except CEO; Board committees are 100% independent
✓    Non-Executive Board Chairman is independent
✓    Executive sessions of directors held at all in-person Board meetings

Board Performance
✓    All directors attended more than 75% of the Board and their committee meetings
✓    Diverse Board with mix of skills, tenure and age; 27% of our directors are women
✓    Annual Board, committee and director performance evaluations
✓    Director education and access to experts

Best Practices ✓ Risk aware culture overseen by a separate Risk Oversight Committee ✓ Significant shareholder ownership requirements for Executives and Board ✓ Longstanding commitment to sustainability
Shareholder Rights
✓    Annual election of directors with majority voting standard
✓    Shareholders have proxy access with market standard conditions for director nominations
✓    In response to shareholders' vote at the 2018 Annual Meeting, Board is recommending that shareholders eliminate supermajority voting requirements
✓    Board is recommending that shareholders approve the right of shareholders to call special meetings

2019 Proxy Statement       4

Proxy Highlights

PROPOSAL 2 Advisory Vote to Approve Named Executive Officer Compensation Our Board recommends a vote FOR this Proposal	See Page 22 ›
Business Highlights
In 2018, the Company’s accomplishments included:

Achieved profit target with higher revenues offsetting higher credit losses	Based on net income of $2,742 million, the Company achieved profit before taxes and reserves (“PBTR”) of $4,020 million(1)
Continued strong card loan and sales growth while maintaining a disciplined approach to credit	The Company achieved year-over-year loan growth of 7% and card sales growth of 8% while progressing new underwriting capabilities
Accelerated volume growth in Payment Services, led by PULSE	Payment Services transaction dollar volume grew 15% year-over-year
Strong return on equity and significant capital deployment	The Company achieved return on equity of 25% for the full year while increasing quarterly dividend by 14% to $0.40 per share of Common Stock and repurchased approximately 28 million shares
Executive Compensation Highlights
The Company structured its 2018 executive compensation program to align with shareholder interests and the long-term interests of the Company, appropriately balance risk and reward, and attract and retain a talented executive team. The program was designed on the following principles:

Pay for Performance Our compensation should reflect Company, business segment, and individual performance.
Balanced Compensation Structure
We seek to deliver a mix of fixed and variable compensation that is aligned with shareholder interests and the long-term interests of the Company and that appropriately balances risk and reward.
Market-Competitive Pay Opportunity Our compensation should be competitive relative to our peers in order to attract, motivate and retain a talented executive team.

		(At Risk)

Element	Base Salary	Short-Term Cash Incentive	Long-Term Equity Incentive
Highlights	Fixed compensation based on scope of responsibility, impact on the organization, expertise, experience, and individual performance.	Annual cash bonus opportunity based on Company financial performance, primarily PBTR, and other performance factors, risk and individual performance.	Annual stock award opportunity based on financial performance, other performance factors, risk and individual performance. The award is granted using a mix of PSUs and RSUs.
2018 CEO Target Pay Mix	14.9%	21.5%	RSUs 19.1%	PSUs 44.5%

____________________

(1)
Profit before taxes and reserves ("PBTR") is a non-GAAP financial measure which should be viewed in addition to, not as a substitute for, the Company's reported results. PBTR is derived by adding the increase in the allowance for loan losses of $423 million and income tax expense of $855 million to net income of $2,742 million. The Compensation and Leadership Development Committee believes that PBTR is a better measure of the core operating performance of the business that increases focus on factors the Company's incentive-eligible employees are most able to directly impact and influence and controls for variability in significant macroeconomic impacts.

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Proxy Highlights

Highlights of our program include:

We Do	We Do Not
✓    Pay for performance
✓    Align compensation with the shareholder interests
✓    Have oversight by an independent Compensation & Leadership Development Committee
✓    Apply share ownership guidelines to NEOs
✓    Apply share retention requirements to NEOs
✓    Apply incentive award limits to NEOs
✓    Clawback incentive compensation under certain circumstances
✓    Regularly evaluate risk performance in incentive compensation design and decisions for our NEOs
✓    Provide a balanced change in control with a double trigger and no excise tax gross-ups
✓    Include non-competition and non-solicitation provisions in our long-term incentive awards
✓    Limit perquisites

✗    Have employment contracts for our named executive officers (the “NEOs”)
✗    Provide special benefit plans to our executives not generally available to other employees
✗    Directors and NEOs are prohibited from hedging or pledging Company securities
✗    Have single trigger severance arrangements or provide excise tax gross-ups

PROPOSAL 3 Ratify the Appointment of Deloitte & Touche LLP as Independent Auditors for 2019 Our Board recommends a vote FOR this Proposal	See Page 49 ›
PROPOSAL 4 Amend the Company's Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Requirements Our Board recommends a vote FOR this Proposal	See Page 52 ›
PROPOSAL 5 Amend the Company's Amended and Restated Certificate of Incorporation to Grant Shareholders the Right to Call Special Meetings Our Board recommends a vote FOR this Proposal	See Page 53 ›

PROPOSAL 6 Advisory Vote on One Shareholder Proposal, if Properly Presented Our Board recommends a vote AGAINST this Proposal	See Page 56 ›
Questions and Answers
Please see the Questions and Answers About the Annual Meeting and Voting section beginning on page 60 for important information about the proxy materials, voting, and the Annual Meeting.

2019 Proxy Statement       6

Table of Contents

MESSAGE FROM OUR INDEPENDENT CHAIRMAN	1	2018 Nonqualified Deferred Compensation	45
NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS	2	Potential Payments Upon a Termination or Change in Control	45
PROXY HIGHLIGHTS	3	2018 Pay Ratio	48
Voting Roadmap	3	AUDIT MATTERS	49
Corporate Governance Highlights	4	Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm	49
Business Highlights	5
Executive Compensation Highlights	5	Independent Registered Public Accounting Firm Fees	49
Questions and Answers	6	Policy Regarding Pre-Approval of Independent Registered Public Accounting Firm Services	50
BOARD AND GOVERNANCE MATTERS	8
Proposal 1 Election of Directors	8	Audit Committee Report	50
Our Director Nominees	9	ADDITIONAL MANAGEMENT PROPOSALS	52
CORPORATE GOVERNANCE	13	Proposal 4 Amend the Company's Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Requirements	52
Process for Nominating Directors	13
Information Concerning Nominees for Election as Directors	14
Board Roles and Responsibilities	15	Proposal 5 Amend the Company's Amended and Restated Certificate of Incorporation to Grant Shareholders the Right to Call Special Meetings	53
Director Compensation	20
EXECUTIVE COMPENSATION	22
Proposal 2 Advisory Vote to Approve Named Executive Officer Compensation	22	STOCK OWNERSHIP INFORMATION	54
		Beneficial Ownership of Company Common Stock	54
COMPENSATION DISCUSSION AND ANALYSIS	23	Section 16(a) Beneficial Ownership Reporting Compliance	55
Overview of Performance and Compensation	23	SHAREHOLDER PROPOSAL	56
Compensation Program and Objectives	27	Proposal 6 Advisory Vote on a Shareholder Proposal, if properly presented	56
2018 Decision-Making Process	29
Other Compensation Decision Considerations	34	OTHER MATTERS	58
Components of Compensation	35	Certain Transactions	58
Summary of Chief Executive Officer Compensation	38	Other Business	58
Other Arrangements, Policies and Practices Related to Our Executive Compensation Program	38	Shareholder Proposals and Director Nominations for the 2019 Annual Meeting	59

Compensation Committee Report	39	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	60
2018 EXECUTIVE COMPENSATION TABLES	40
2018 Summary Compensation Table	40	EXHIBITS	64
Grants of Plan-Based Awards for 2018	42	Exhibit A	64
Outstanding Equity Awards at 2018 Fiscal Year-End	43	Exhibit B	65
Stock Vested for 2018	44	Exhibit C	65
2018 Pension Benefits	44

Except as otherwise indicated or unless the context otherwise requires, “Discover Financial Services,” “Discover,” “DFS,” “we,” “us,” “our,” and “the Company” refer to Discover Financial Services and its subsidiaries.
We own or have rights to use the trademarks, trade names and service marks that we use in conjunction with the operation of our business, including, but not limited to: Discover®, PULSE®, Cashback Bonus®, Discover Cashback Checking®, Discover it®, College Covered®, and Diners Club International®. All other trademarks, trade names and service marks included in this proxy statement are the property of their respective owners.

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Board and Governance Matters

PROPOSAL 1
Election of Directors
The Board of Directors recommends that you vote “FOR” the election of each director nominee. Proxies solicited by our Board will be voted “FOR” the election of each nominee unless otherwise instructed.
The Board believes strong corporate governance is critical to achieving the Company’s long-term goals and maintaining the trust and confidence of investors, employees, customers, regulatory agencies, and other stakeholders. The Board oversees the Company’s business and directs its management. The non-employee directors of the Board are not involved in day-to-day operations. Instead, the Board meets periodically with management to review the Company’s Annual Operating Plan (the “Annual Plan”), multi-year strategic plan and performance against such plans, risks, and business strategies. Directors also consult with management about the Company’s performance outside of formal meetings, which include opportunities for directors to have in-depth conversations with management about particular areas of the business.
All of the director nominees set forth below are standing for election at the Annual Meeting. Director nominees stand for election at each annual meeting of shareholders. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal. In August 2018, Director David W. Nelms informed the Company that he intended to retire as the Company's Chairman and CEO, and the Board elected the Company's then-President and Chief Operating Officer Roger C. Hochschild as a Director. Subsequently, in October 2018, Mr. Hochschild succeeded Mr. Nelms as the Company's CEO, and effective December 31, 2018, Mr. Nelms retired from the Board. As a result of Mr. Nelms' retirement, the Board elected Director Lawrence A. Weinbach to serve as the Board's Independent Chairman. The nominees below are current directors of the Company, and each such nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board. The Board may also choose to reduce the number of directors to be elected, as permitted by our Bylaws. The experience, qualifications, attributes and skills of each of the Company’s director nominees are set forth below.
The Board believes that an effective board consists of a diverse group of individuals who bring a variety of complementary skills and experiences. The Nominating and Governance Committee and the Board consider the skills and experiences of the directors in the broader context of the Board’s overall composition, with a view toward constituting a board that has the best skill set and experience to oversee the Company’s business. As indicated below, our directors have a combined wealth of leadership experience derived from extensive service guiding large, complex organizations as executive leaders or board members, and in government. They collectively have substantive knowledge and skills applicable to our business, including in the areas of regulation, public accounting and financial reporting, finance, risk management, business development, technology, marketing, operations, strategic planning, management development and succession, compensation, corporate governance, public policy, international matters, banking, and financial services.
The Nominating and Governance Committee regularly reviews the composition of the Board and its assessment of the Board’s performance in light of our evolving business requirements to maintain a Board with the appropriate mix of skills and experiences needed for the broad set of challenges that the Company confronts. Annually, the Lead Director (now Independent Chairman) conducts individual interviews with each director that include topics such as Board and committee performance and effectiveness, leadership of the Board and committees, and the performance of individual directors. The Lead Director (now Independent Chairman) then reports the results of these interviews to the full Board during its self-evaluation. The full Board evaluates such results and also conducts an evaluation of the Lead Director (now Independent Chairman) and Chair of the Nominating and Governance Committee. In addition, each committee annually conducts a self-evaluation.

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Board and Governance Matters

Our Director Nominees

Jeffrey S. Aronin Independent
Biography
Mr. Aronin has been chairman and chief executive officer of Paragon Pharmaceutical Capital, LLC, a global pharmaceutical development company, since 2010. He is also chairman and chief executive officer of Paragon Biosciences, LLC, an affiliated global healthcare development and biopharmaceutical investment firm. From 2010 to 2017, Mr. Aronin was also chairman and chief executive officer of Marathon Pharmaceuticals, a research-based prescription biopharmaceutical company. From 2000 to 2009, Mr. Aronin was president and chief executive officer of Ovation Pharmaceuticals Inc., a biopharmaceutical company he founded in 2000.
In addition
Mr. Aronin has experience as a chief executive officer leading several global biopharmaceutical companies. His skills include strategy and business development, finance and brand marketing. He brings valuable leadership experience and knowledge in the operations and day-to-day management of a global corporation in a regulated industry. Mr. Aronin also has experience in the structuring and execution of strategic corporate transactions, including mergers and acquisitions.

AGE: 51 DIRECTOR SINCE: 2007 OTHER CURRENT PUBLIC COMPANY BOARDS: None COMMITTEES: Compensation and Leadership Development

Mary K. Bush Independent
Biography
Ms. Bush has served as the chairman of Bush International, LLC, a financial and business strategy advisory firm, since 1991. She advises U.S. companies and foreign governments on international financial markets, banking, and economic matters. Ms. Bush served as managing director of the Federal Housing Finance Board, where she established financial policies and oversaw management and safety and soundness for 12 Federal Home Loan Banks. She also served as vice president and head of international Finance of Fannie Mae, where she led funding transactions globally, and as the U.S. Alternate Executive Director of the International Monetary Fund Board.
In addition
Ms. Bush brings extensive financial market, banking, government and international experience to the Board. Additionally, she brings a broad understanding of the operations and business and economic challenges of public companies and the financial services industry.

AGE: 70
DIRECTOR SINCE: 2007
OTHER CURRENT PUBLIC COMPANY BOARDS: Bloom Energy, ManTech International Corporation, Marriott International, Inc., T. Rowe Price Group, Inc.
COMMITTEES: Nominating and Governance, Risk Oversight

Gregory C. Case Independent
Biography
Mr. Case has been chief executive officer of Aon plc, a leading global professional services firm providing advice and solutions in risk, retirement and health, since 2005 and was president from 2005 to 2018. He is also a member of Aon’s board of directors. Prior to joining Aon, Mr. Case was with McKinsey & Company, an international management consulting firm, for 17 years, most recently serving as head of the Financial Services Practice.
In addition
Mr. Case has approximately 20 years of experience in the insurance and financial services industries, including in the areas of risk management services, insurance and reinsurance brokerage, and through his management consulting and banking experience. He brings valuable leadership experience and knowledge of business operations and the day-to-day management of a large, regulated global financial corporation. His skills include strategy and business development, risk management and people management.

AGE: 56 DIRECTOR SINCE: 2007 OTHER CURRENT PUBLIC COMPANY BOARDS: Aon plc COMMITTEES: Compensation and Leadership Development (Chair)

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Board and Governance Matters

Candace H. Duncan Independent
Biography
Ms. Duncan retired from KPMG LLP, a global network of professional firms providing audit, tax and advisory services, in November 2013 where she had been managing partner of the Washington, D.C. metropolitan area since 2009. Ms. Duncan also was on the KPMG LLP board of directors from 2009 to 2013, and served as chair of the board’s nominating committee as well as the partnership and employer of choice committee. Prior thereto, she served in various roles at the firm, including managing partner for audit for the Midatlantic area and audit partner in charge for the Virginia business unit.
In addition
Ms. Duncan has experience leading and managing a large accounting firm’s growth priorities across its audit, tax and advisory functions in key markets. She also has a strong financial and accounting background, gained through her many years of experience at KPMG LLP, including her experience as a lead audit partner for major international and domestic companies. She has served clients on a wide range of accounting and operational issues, public securities issuances and strategic corporate transactions. Her thorough knowledge of public company accounting, financial statements and corporate finance is of significant value to the Company.

AGE: 65 DIRECTOR SINCE: 2014 OTHER CURRENT PUBLIC COMPANY BOARDS: FTD Companies, Inc., Teleflex Inc. COMMITTEES: Audit, Nominating and Governance

Joseph F. Eazor Independent
Biography
Mr. Eazor has been the chief executive officer of Rackspace, a leading managed cloud company, since 2017. He previously served as the president and chief executive officer of EarthLink, Inc., a leading communications and IT services provider, and was a member of EarthLink’s board from January 2014 until February 2017. From 2011 to 2013, he served as executive vice president and chief operating officer of global sales and customer operations at EMC and prior to that he served in a variety of leadership roles at Hewlett Packard and Electronic Data Systems. Mr. Eazor also served on the board of Commvault, a data protection and information management company, from October 2015 to July 2018.
In addition
Mr. Eazor has a proven track record of leading successful global companies. He has extensive experience in international strategy and business development and in technology and IT services. In addition to his corporate roles, Mr. Eazor has management consulting experience from his time as a senior partner with McKinsey & Co. and as a partner and board member of A.T. Kearney, Inc.

AGE: 56 DIRECTOR SINCE: 2016 OTHER CURRENT PUBLIC COMPANY BOARDS: None COMMITTEES: Audit

Cynthia A. Glassman, Ph.D. Independent
Biography
Dr. Glassman was appointed by President Bush as Under Secretary for Economic Affairs at the U.S. Department of Commerce from 2006 to 2009 and as Commissioner of the U.S. Securities and Exchange Commission from 2002 to 2006, including serving as acting chair during the summer of 2005. Dr. Glassman is also a Senior Research Scholar at the Institute for Corporate Responsibility at the George Washington University School of Business. She held various positions over 12 years at the Federal Reserve, including as Chief of the Financial Reports Section and an Economist in the Capital Markets Section. She also has 15 years of experience in financial services consulting, including as a Principal of Ernst & Young LLP and Managing Director of Furash & Company.
In addition
Dr. Glassman brings extensive regulatory, corporate governance, risk management, financial services and banking experience to the Board. She holds a Ph.D. in economics and has spent over 40 years in the public and private sectors focusing on financial services regulatory and public policy issues.

AGE: 71 DIRECTOR SINCE: 2009 OTHER CURRENT PUBLIC COMPANY BOARDS: Navigant Consulting, Inc. COMMITTEES: Audit (Chair)

2019 Proxy Statement       10

Board and Governance Matters

Roger C. Hochschild
Biography
Mr. Hochschild has served as the chief executive officer and president of Discover since October 2018 and served as our president and chief operating officer from 2004 to 2018. He was executive vice president, chief administrative and strategic officer for Morgan Stanley from 2001 to 2004, and was executive vice president, chief marketing officer - Discover from 1998 to 2001, when Discover was a part of Morgan Stanley.
In addition
Mr. Hochschild's deep understanding of the Company’s business and the financial services industry provides valuable expertise to the Company. He also brings leadership experience in risk management, consumer financial services, including operating in the current regulatory environment, corporate finance, information technology and knowledge of operations and the day-to-day management of a global financial corporation, which plays a critical role in board discussions regarding strategic planning and business development for the Company.

AGE: 54 DIRECTOR SINCE: 2018 OTHER CURRENT PUBLIC COMPANY BOARDS: Principal Financial Group COMMITTEES: None

Thomas G. Maheras Independent
Biography
Mr. Maheras has been the managing partner of Tegean Capital Management, LLC, an investment advisory firm based in New York since 2008. Prior to that, he was chairman and co-chief executive officer of Citi Markets and Banking, the investment banking division of Citigroup, Inc., where he held roles of increasing responsibility after starting his career as a fixed-income trader at Salomon Brothers. He has served as chairman of the U.S. Treasury Department Borrowing Advisory Committee and as an executive committee member of the Board of Directors of the Securities Industry and Financial Markets Association.
In addition
Mr. Maheras has extensive risk management, banking and capital markets experience, including 23 years at Citigroup, Inc. where his responsibilities included leading the global capital markets business. He also brings valuable leadership experience and knowledge of operations and the day-to-day management of a global financial services organization. Mr. Maheras’ financial background and banking and financial services experience includes a knowledge of financial statements, corporate finance, accounting and capital markets.

AGE: 56 DIRECTOR SINCE: 2008 OTHER CURRENT PUBLIC COMPANY BOARDS: None COMMITTEES: Risk Oversight

Michael H. Moskow Independent
Biography
Mr. Moskow is currently Vice Chair and Distinguished Fellow, Global Economy at The Chicago Council on Global Affairs. He retired as president and chief executive officer of the Federal Reserve Bank of Chicago in 2007, where he had served since 1994. Mr. Moskow was a Deputy U.S. Trade Representative, following his appointment by President Bush in 1991, and earlier in his career, held a number of senior positions with the U.S. government, including undersecretary of labor at the U.S. Department of Labor, director of the Council on Wage and Price Stability and senior staff economist with the Council of Economic Advisers. Mr. Moskow serves on the board of directors of CityBase, Commonwealth Edison Company, a subsidiary of Exelon Corporation, and Cresset Private Equity Opportunity Fund. In the past five years, he has also served as a director of Taylor Capital Group Inc.
In addition
Mr. Moskow brings extensive regulatory, risk management, financial services and banking experience to the Board and has extensive knowledge of the economy and financial markets. Through his senior regulatory positions, particularly in the financial services arena, and service on the boards of other financial institutions, he brings a thorough and insightful perspective to a wide range of issues.

AGE: 81 DIRECTOR SINCE: 2007 OTHER CURRENT PUBLIC COMPANY BOARDS: Commonwealth Edison Company COMMITTEES: Risk Oversight (Chair)

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Board and Governance Matters

Mark A. Thierer Independent
Biography
Mr. Thierer currently serves as the managing partner of AssetBlue Investment Group, a position he has held since June 2017. From October 2017 through February 2018, Mr. Thierer also served as the interim chief executive officer of Dentsply Sirona Inc., a manufacturer of dental implants. Mr. Thierer was chief executive officer of OptumRx, a pharmacy care services company, from July 2015 until September 2017. He previously served as chairman and chief executive officer of Catamaran Corporation, one of the nation’s largest pharmacy benefit management companies, from March 2011 until it combined with OptumRx in 2015.
In addition
Mr. Thierer has experience as a chief executive officer leading a national pharmacy benefit and healthcare information technology solutions company. His skills include strategy and business development, technology, finance and marketing. He brings valuable leadership experience and knowledge of operations and the day-to-day management of a national corporation. Mr. Thierer also has experience in the structuring and execution of strategic corporate transactions, including mergers and acquisitions.

AGE: 59 DIRECTOR SINCE: 2013 OTHER CURRENT PUBLIC COMPANY BOARDS: None COMMITTEES: Compensation and Leadership Development

Lawrence A. Weinbach Independent Chairman
Biography
Mr. Weinbach has been chairman of Great Western Products Holdings, LLC, a manufacturer and master distributor of food and nonfood concession products, since 2009, and has been a managing director of Yankee Hill Capital Management, LLC, a private equity firm, since 2006. Prior to that, he was the executive chairman of Unisys Corporation, a worldwide information services and technology company, from 2005 to 2006, and its chairman and chief executive officer from 1997 to 2004. He began his career at Arthur Andersen, ultimately serving as managing partner and chief executive of Andersen Worldwide, a global professional services organization, which included Arthur Andersen and the company now known as Accenture, from 1989 to 1997.
In addition
Mr. Weinbach has experience in the financial and accounting industry and the information technology and financial services sectors. Mr. Weinbach’s strong financial background, gained through his private equity, accounting, investment banking and financial services experience, includes knowledge of risk management, governance, financial statements, corporate finance, accounting and capital markets. As a former chief executive officer, he also brings valuable leadership experience and knowledge of operations, corporate governance and the day-to-day management of a global corporation.

AGE: 79 DIRECTOR SINCE: 2007 INDEPENDENT CHAIRMAN SINCE: 2019 (Lead Director from 2009-2018) OTHER CURRENT PUBLIC COMPANY BOARDS: None COMMITTEES: Audit, Nominating and Governance (Chair)

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Corporate Governance
Process for Nominating Directors
Nomination of Directors
The Nominating and Governance Committee is responsible for identifying, evaluating, and recommending candidates to the Board. The Nominating and Governance Committee may consider director candidates from a wide range of sources, including shareholders, officers, and directors. The Board is responsible for nominating directors for election by the shareholders and filling any vacancies on the Board that may occur. In August 2018, following Director David W. Nelms' announcement that he would retire as the Company's Chairman and CEO, the Board increased the size of the Board and elected Roger C. Hochschild, the Company's then-President and Chief Operating Officer, as a Director. Mr. Nelms subsequently retired from the Board in December 2018, and the Board decreased the size of the Board by one. Mr. Hochschild, now the Company's Chief Executive Officer ("CEO") and President, is standing as a Director nominee at the 2019 Annual Shareholders' Meeting. The Nominating and Governance Committee will continue to evaluate the composition of the Board, including the mix of skills and experiences of existing directors, as well as the potential benefits from new and different perspectives and skill sets.
Shareholder Recommendations for Director Candidates
Fulfilling its responsibility to identify, evaluate, and recommend director candidates, the Nominating and Governance Committee accepts shareholder recommendations of director candidates and evaluates such candidates in the same manner as other candidates. The Nominating and Governance Committee determines the need for additional or replacement Board members, then identifies and evaluates the director candidate under the Director Qualifications described below based on the information the Nominating and Governance Committee receives with the recommendation or which it otherwise possesses, which may be supplemented by certain inquiries. If the Nominating and Governance Committee determines, in consultation with other directors, including the Chairman of the Board, that a more comprehensive evaluation is warranted, the Nominating and Governance Committee may then obtain additional information about the director candidate’s background and experience, including by means of interviews. The Nominating and Governance Committee will then evaluate the director candidate further, again using the qualification criteria described herein. The Nominating and Governance Committee receives input on such director candidates from other directors, including the Chairman of the Board, and recommends director candidates to the full Board for nomination. The Nominating and Governance Committee may engage a third party to assist in identifying director candidates or to assist in gathering information regarding a director candidate’s background and experience. If the Nominating and Governance Committee engages a third party, the Company pays for these services.
Shareholders who wish to recommend a candidate for the Nominating and Governance Committee’s consideration must submit the recommendation in writing in accordance with the Policy Regarding Director Candidates Recommended by Shareholders, available through the investor relations page of our internet site, www.discover.com.
In 2018, there were no director candidates submitted by shareholders. Shareholders may make recommendations at any time, but recommendations for consideration as nominees at the annual meeting of shareholders must be received not less than 120 days before the first anniversary of the date that the proxy statement was released to shareholders in connection with the previous year’s annual meeting.
To submit a candidate for consideration for nomination at the 2020 Annual Meeting of Shareholders, shareholders must submit the recommendation, in writing, by December 5, 2019. The written notice must demonstrate that it is being submitted by a shareholder of record of the Company and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications, and other relevant biographical information. In addition, the shareholder must confirm the candidate’s consent to serve as a director. Shareholders must send recommendations to Discover Financial Services, 2500 Lake Cook Road, Riverwoods, Illinois 60015, Attention: Secretary and General Counsel, and they will be forwarded to the Nominating and Governance Committee.
In addition, shareholders may nominate director candidates by complying with the advance notice or proxy access Bylaw provisions discussed at the end of this Proxy Statement in the Shareholder Proposals and Director Nominations for the 2020 Annual Meeting section.

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Corporate Governance

Director Qualifications
Our Corporate Governance Policies describe our director qualifications. The Board seeks members who combine a broad and relevant spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Directors should be selected based upon their potential contributions to the Board and management and their ability to represent the interests of shareholders. Also, the Board will consider the diversity of a candidate’s perspectives, background, and other demographics. Generally, no director is permitted to serve on more than four additional public company boards (in addition to the Company’s Board).
Information Concerning Nominees for Election as Directors
Director Independence
Our Board of Directors adopted our Corporate Governance Policies, which contain the director independence guidelines and provide that a majority of the members of the Board and each member of the Audit Committee, the Compensation and Leadership Development Committee (the “Compensation Committee”), the Nominating and Governance Committee and the Risk Oversight Committee must consist of directors who are independent. The Board uses these guidelines to assist it in determining whether directors qualify as “independent” pursuant to the guidelines and the requirements set forth in the New York Stock Exchange’s ("NYSE") Corporate Governance Rules (the “Rules”). In each case, the Board broadly considers all relevant facts and circumstances and applies the guidelines and the Rules in determining whether directors qualify as “independent.” Our Corporate Governance Policies are available through the investor relations page of our internet site, www.discover.com, and in print free of charge to any shareholder who requests a copy.
Pursuant to our Corporate Governance Policies and the Rules, the Board reviewed the independence of all of our current directors. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and the Company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family and members of the Company’s senior management. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.
As a result of this review, the Board affirmatively determined that Jeffrey S. Aronin, Mary K. Bush, Gregory C. Case, Candace H. Duncan, Joseph F. Eazor, Cynthia A. Glassman, Thomas G. Maheras, Michael H. Moskow, Mark A. Thierer and Lawrence A. Weinbach are independent of the Company and its management under the standards set forth in the Corporate Governance Policies and the Rules. Additionally, Richard H. Lenny, who retired from the Board effective May 2, 2018, was independent of the Company and its management under the standards set forth in the Corporate Governance Policies and the Rules while he served on the Board in 2018. The Board determined that one of our directors, Roger C. Hochschild, is not independent because of his employment as our CEO and President. Additionally, David W. Nelms who retired from the Board effective December 31, 2018, was not independent while he served on the Board in 2018 because of his employment as our CEO.
In determining that each of the directors other than Mr. Hochschild is independent, the Board considered, among other things, certain relationships, which it determined were immaterial to the directors’ independence. The Board considered that the Company and its subsidiaries in the ordinary course of business have, during the last three years, sold products and services to, and/or purchased products and services from, companies at which some of our directors were officers during 2018. In each case, the amount paid to or received from these companies in each of the last three years did not exceed the greater of $1,000,000 or 2% of that organization’s consolidated gross revenues, the threshold set forth in our Corporate Governance Policies and the Rules.

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Corporate Governance

Board Roles and Responsibilities
Board and Committee Meetings
Our Board held 11 meetings during 2018. Each director attended at least 75% or more of the total number of meetings of the Board and the standing committees on which such director served that were held while the director was a member. Our Board has established the following standing committees: Audit, Compensation and Leadership Development, Nominating and Governance, and Risk Oversight. The membership and function of each committee and the number of meetings held by each committee during 2018 is described below.

AUDIT COMMITTEE 9 Meetings in 2018 REPORT: Page 50	MEMBERS Dr. Glassman (Chair) Ms. Duncan Mr. Eazor Mr. Weinbach
Primary Responsibilities
•    Oversee the integrity of our consolidated financial statements, our system of internal control over financial reporting, our risk management, and the qualifications and independence of our independent registered public accounting firm.
•    Oversee the internal audit function, including the performance of our internal audit executive.

•    Sole authority and responsibility to select, determine the compensation of, evaluate the performance of, and, when appropriate, replace our independent registered public accounting firm.
•    Oversee the Company's compliance with legal and regulatory requirements.

COMPENSATION AND LEADERSHIP DEVELOPMENT 7 Meetings in 2018 REPORT: Page 39	MEMBERS Mr. Case (Chair) Mr. Aronin Mr. Thierer
Primary Responsibilities
•    Annually review and approve the corporate goals and objectives relevant to the compensation of the CEO and evaluate his performance in light of these goals.
•    Determine the compensation of our executive officers and other appropriate officers.
• Oversee risk management associated with our compensation practices. • Administer our incentive and stock-based compensation plans. • Oversee plans for management development and succession.

NOMINATING AND GOVERNANCE 4 Meetings in 2018	MEMBERS Mr. Weinbach (Chair) Ms. Bush Ms. Duncan
Primary Responsibilities
• Identify and recommend candidates for election to our Board and each Board committee. • Consider matters of corporate governance and make recommendations or take action.	• Oversee the annual evaluation of the members of our Board and its committees, and management. • Recommend director compensation and benefits. • Review annually our Corporate Governance Policies.

RISK OVERSIGHT 8 Meetings in 2018	MEMBERS Mr. Moskow (Chair) Ms. Bush Mr. Maheras
Primary Responsibilities
•    Oversee the enterprise-wide risk management framework, make recommendations to the Board on risk management policies and the Company’s risk appetite and tolerance, oversee risk management governance and policies and perform other functions pursuant to the Federal Reserve’s regulations.
• Oversee the performance of our Chief Risk Officer. • Oversee capital planning, liquidity risk management and resolution planning activities.

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Our Board has adopted a written charter for each of the Audit, Compensation and Leadership Development, Nominating and Governance and Risk Oversight Committees setting forth the roles and responsibilities of each committee. The committee charters are available through the investor relations page of our internet site, www.discover.com.
All members of the Audit, Compensation and Leadership Development, Nominating and Governance, and Risk Oversight Committees satisfy the standards of independence applicable to members of such committees. In addition, the Board has determined that all members of the Audit Committee are financially literate and are “audit committee financial experts” as such term is defined in Item 407(d) of Regulation S-K under the Exchange Act and have accounting or related financial management expertise.
Board Leadership Structure
In August 2018, then-Chairman and CEO David W. Nelms announced that he planned to retire in early 2019. The Board determined that it would be in the best interests of the Company and its shareholders for Mr. Nelms to continue to serve as Chairman of the Board to allow for continuity of Board leadership during the transition of the CEO role. The Board immediately elected then-President and Chief Operating Officer Roger C. Hochschild to join the Board as a new Director and to succeed Mr. Nelms as CEO in October. Following the successful transition of the CEO role, Mr. Nelms announced in December 2018 that he would retire as Executive Chairman and as a Director at the end of 2018. The Board elected then-Lead Director Lawrence A. Weinbach to be its new Independent Chairman, effective January 1, 2019.
The Company's Bylaws, as well as the Board of Directors Corporate Governance Policies, provide that the office of the Chairman and the office of the CEO may be, but need not be, held by the same person. The Company has a strong independent Board, with all directors except for Mr. Hochschild having been determined to be independent under New York Stock Exchange listing standards. Further, as previously noted, all standing committees of the Board are composed solely of independent directors. In light of the recent CEO transition, and given the tenure that Mr. Weinbach has had serving as our Lead Director, the Board believes that having an Independent Chairman, separate from the CEO role, is the most appropriate leadership structure at this time. Although the Board believes that this best serves the interests of the Company and its shareholders, the Board retains the flexibility to combine the roles in the future. The Board recognizes its responsibility for the establishment and maintenance of the most effective leadership structure for the Company, taking into account all relevant facts and circumstances. Pursuant to the Board of Directors Corporate Governance Policies, the Board has indicated that it will appoint a Lead Director whenever the position of Chairman is not held by an independent director.
The Independent Chairman:

•	presides at all meetings of the Board, and has the authority to call, and will lead, non-employee director sessions and independent director sessions;

•	approves Board meeting agenda items and the schedule of Board meetings;

•	helps facilitate communication between senior management and the independent directors;

•	acts as a mentor to the CEO; and

•	participates and provides leadership on CEO performance evaluation and succession planning.
Non-Employee Director Meetings
In accordance with our Corporate Governance Policies, the non-employee directors meet regularly in executive sessions without management present. Our Corporate Governance Policies also require that if any non-employee directors are not independent, then the independent directors will meet in a separate independent director session at least once per year. Currently, all non-employee directors are independent. The Lead Director (effective 2019, the Independent Chairman), who is independent, presides over executive and independent director sessions.

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Corporate Governance

Board Role in Risk Oversight
The Board is responsible for approving the Company’s enterprise-wide risk management framework, which is described in the Company’s Enterprise Risk Management Policy and certain additional risk management policies. The Board receives reports of material exceptions to such policies. Additionally, the Board approves the risk appetite and limits, and capital targets and thresholds of the Company. It also appoints the Chief Risk Officer, and other risk management function leaders, as appropriate. The Board regularly devotes time during its meetings to review and discuss the most significant risks facing the Company, and management’s responses to those risks. During these discussions, the CEO, the General Counsel, the Chief Financial Officer and/or the Chief Risk Officer present management’s assessment of risks, a description of the most significant risks facing the Company, and any mitigating factors and plans or practices in place to address and monitor those risks. In addition to these discussions, the Board receives annual information security training and, in 2018, had an independent third party provide training tailored specifically to cybersecurity issues and risks that the Company faces. The Board has also delegated certain of its risk oversight responsibilities to its committees as set forth below, and regularly receives reports from the committees on risk management matters.

RISK OVERSIGHT COMMITTEE
The Risk Oversight Committee is responsible for overseeing our risk management policies and the operations of the Company’s enterprise-wide risk management framework and capital planning, liquidity risk management and resolution planning activities. The Risk Oversight Committee is responsible for, among other things:
•    approving and periodically reviewing our risk management policies;
•    overseeing the operation of policies and procedures which establish risk management governance, and risk-control infrastructure;
•    overseeing the operation of processes and systems for implementing and monitoring compliance with such policies and procedures;
•    reviewing and making recommendations to the Board, as appropriate, regarding the Company’s risk management framework, key risk management policies and the Company’s risk appetite and tolerance;
•    receiving and reviewing regular reports from our Chief Risk Officer on current and emerging risks, the status of and changes to risk exposures, policies, procedures and practices, and the steps management has taken to monitor and control risk exposures;
•    reviewing and approving the Company’s information security program, which seeks to mitigate information security risks, including cybersecurity risks; and
•    receiving reports regarding compliance with risk appetite limits, risk management policies, procedures and controls.
The Risk Oversight Committee shares information with (which it may do through the Chair of the Committee) and meets in joint session with the Audit Committee as necessary or desirable to provide the committees with the information necessary to permit them to fulfill their duties and responsibilities with respect to oversight of risk management matters. For example, at least quarterly, the Risk Oversight and Audit Committees meet in joint session and receive updates on the Company’s information security program, including trends and developments regarding information security risks.
The Risk Oversight Committee also authorizes the Company’s Risk Committee, which is comprised of the members of the Company’s Executive Committee and the Discover Bank President. The Chief Risk Officer, a member of the Executive Committee, serves as the Risk Committee chair. The Risk Committee provides a forum for key members of our executive management team to review and discuss credit, market, liquidity, operational, legal and compliance and strategic risks across the Company and for each business unit.

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AUDIT COMMITTEE
Our Audit Committee assists the Board in the oversight of, among other things, the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements, our system of internal controls and the qualifications and independence of our independent registered public accounting firm. With respect to compliance matters, our Audit Committee approves our Compliance Policy and reinforces the importance of compliance risk management. The Audit Committee assists the Board in its oversight of the Company’s anti-money laundering program. In addition, the Audit Committee receives reporting on the effectiveness of our Compliance Risk Management Program. Our Audit Committee also, taking into consideration the Board’s allocation of the review of risk among various committees of the Board, receives and reviews reports from the Chief Risk Officer and other members of management as the Audit Committee deems appropriate. These reports include a review of the guidelines and policies for assessing and managing the Company’s exposure to risks, the corporation’s major financial risk exposures, and the steps management has taken to monitor and control such exposures. The Audit Committee shares information with (which it may do through the Chair of the Committee) and meets in joint session with the Risk Oversight Committee as necessary or desirable to provide the committees with the information necessary to permit them to fulfill their duties and responsibilities with respect to oversight of risk management matters.
The Audit Committee provides oversight of the Company’s internal audit function. The Audit Committee reviews and approves the appointment, replacement and compensation of the head of Internal Audit and the charter, budget and staffing levels of the Company’s internal audit function. The Audit Committee reviews and approves the annual audit plan. The Audit Committee also receives periodic reports from the head of Internal Audit on the status of the annual audit plan, including significant results and the status of corrective actions.

COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE
The Compensation Committee is responsible for overseeing risk management associated with the Company’s employee compensation practices, including an annual review of the Company’s risk assessment of its compensation plans and practices to assess whether employee plans have features that might encourage excessive risk-taking that could threaten the value of the Company, are reasonably likely to have a material adverse effect on the Company or could result in a failure to comply with regulatory requirements. The Compensation Committee reviews reports from and meets with the Company’s Chief Risk Officer and the Risk Oversight and Audit Committees of the Board of Directors to discuss the annual employee incentive compensation risk assessment and to review outcomes of certain risk events and any impact to compensation decisions.
Separately, the Compensation Committee meets with the Company’s Chief Risk Officer to monitor the results of the Company’s incentive compensation program payments for certain employees, including our NEOs.
The Compensation Committee also oversees the Company’s succession planning process. On an annual basis, management conducts succession planning for all of the Company’s officer level roles, including our NEOs. Management further identifies critical roles beyond the officer level where there are uniquely strong needs for immediate successors, where restructuring is not likely to be a viable succession plan, and where having the role unfilled for a period of time could create regulatory, risk management or business continuity gaps. Annually, our CEO and President and Chief Human Resources Officer partner to conduct succession planning for our NEOs and other executives. For each of our NEOs, the role is reviewed to determine options for succession and development needed to increase succession readiness. Consideration is given to external hiring where appropriate. Management then reviews NEO succession plans with the Compensation Committee and the Board.

COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The following persons served on our Compensation Committee during 2018: Messrs. Case, Aronin, Lenny(1) and Thierer. During 2018, no member of the Compensation Committee was an officer or employee or former officer of the Company or any of our subsidiaries. None of our executives served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee or (ii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of our Board.

____________________

(1)	Mr. Lenny retired from the Board, effective May 2, 2018

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Corporate Governance

Board Attendance at Annual Shareholder Meeting
The Company’s Corporate Governance Policies state that each director will attend annual meetings of shareholders unless he or she is unable to attend a meeting due to extenuating circumstances. All of our directors last year attended the 2018 Annual Meeting of Shareholders.
Code of Ethics and Business Conduct
The Company maintains a Code of Ethics and Business Conduct applicable to all directors, officers and employees, including senior financial officers, and provides a statement of Discover's policies for conducting business legally and ethically. The Code of Ethics and Business Conduct is available without charge through the investor relations page of our internet site, www.discover.com, or by writing to the attention of: Investor Relations, Discover Financial Services, 2500 Lake Cook Road, Riverwoods, Illinois 60015. Any waivers of the provisions of this Code of Ethics and Business Conduct for directors or executive officers may be granted only in exceptional circumstances by the Board, or an authorized committee thereof, and will be promptly disclosed to the Company’s shareholders as may be required under the Securities and Exchange Commission ("SEC") or NYSE rules.
Board and Director Evaluations
In order to monitor and improve its effectiveness, and to solicit and act upon feedback they receive, the Board and its committees annually engage in a formal self-evaluation process. The Nominating and Governance Committee begins the process each year by reviewing and approving the self-evaluation procedures to ensure the independence and integrity of the process. In addition, they consider the substantive topics that will be part of the self-evaluation, which may include how directors feel about board operations, regulatory requirements, strategic and financial oversight, oversight of risk management, executive compensation, succession planning, and governance matters, among many other topics. For the past several years, the Nominating and Governance Committee has assigned the Lead Director (effective 2019, the Independent Chairman) with the task of interviewing each director in these areas. The Lead Director (effective 2019, the Independent Chairman) then reports the findings to the Nominating and Governance Committee and full Board to facilitate a discussion of the results.
Each standing committee then conducts its own self-evaluations. They evaluate their performance against the requirements of their charters and other aspects of their responsibilities. The full Board and each committee then discuss the results of their respective self-evaluations, frequently in executive session, highlighting actions to be taken in response to the discussion. Finally, the full Board conducts an evaluation of the Lead Director (effective 2019, the Independent Chairman) to ensure that he continues to satisfy the Board's obligations and expectations of the role.
Board Education
We provide orientation to new Directors to help familiarize them with our industry and lines of business as well as our legal, compliance, regulatory, and risk profile. Similarly, we provide Directors joining a new committee orientation on the requirements and responsibilities relevant to that particular committee. Discover also periodically offers educational sessions on a variety of topics throughout the year for all members of the Board, including legal and regulatory training as well as annual information security training. These sessions are designed to allow Directors to develop a deeper understanding of a business issue or a complex financial product. For example, in 2018, an independent third party provided training to the Board tailored specifically to information security and cybersecurity. Finally, Directors are encouraged to attend additional continuing education opportunities offered by third parties.
Communications with Directors
Shareholders and other interested parties may contact any member of our Board by writing to: Discover Financial Services, 2500 Lake Cook Road, Riverwoods, Illinois 60015, Attention: Secretary and General Counsel. All communications should be accompanied by the following information: (i) if the person submitting the communication is a shareholder, a statement of the type and amount of the securities of the Company that the person beneficially owns; (ii) if the person submitting the communication is not a shareholder and is submitting the communication to the non-management directors as an interested party, the nature of the person’s interest in the Company; (iii) any special interest, meaning an interest not in the capacity of a shareholder of the Company, of the person in the subject matter of the communication; and (iv) the address, telephone number and e-mail address, if any, of the person submitting the communication. The Board’s Policy Regarding Communications by Shareholders and Other Interested Parties with the Board of Directors is available through the investor relations page of our internet site, www.discover.com. Shareholder and interested party communications received in this manner will be handled in accordance with applicable procedures.

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Corporate Governance

Director Compensation
Director Compensation and Role of the Nominating and Governance Committee
Our Directors’ Compensation Plan was approved by our shareholders in 2011, and provides for a specific amount of annual compensation for our non-employee directors. Directors who also are our employees do not receive any compensation under the Directors’ Compensation Plan. The compensation paid to our non-employee directors further advances the interests of the Company and its shareholders by encouraging increased share ownership to promote long-term shareholder value. The Nominating and Governance Committee maintains guidelines which recommend that directors hold five times the annual cash retainer in Company stock and reviews director ownership levels annually.
The Nominating and Governance Committee is responsible for reviewing the effectiveness of the non-employee director compensation and benefit programs in supporting the Company’s ability to attract, retain, and motivate qualified directors. The Nominating and Governance Committee reviews director compensation at least every other year and considers a variety of factors, including our financial performance, general market conditions, director compensation at companies with which we compete for talent, director responsibilities, and trends in director compensation practices. Any recommendations for changes in director compensation are made to our Board.
In early 2018, Willis Towers Watson, the Company’s compensation consultant, conducted a market review of vesting provisions of equity awards made to the non-employee directors of our peers and a broad-based industry group. The Nominating and Governance Committee reviewed the market data, and after consideration of the same, recommended that the Board amend (i) the Directors’ Compensation Plan; (ii) the May 2017 RSU awards granted to our non-employee directors; and (iii) the form of award for future RSU grants to provide for a vesting date that is the earlier of (1) the first anniversary of the date of grant; or (2) immediately prior to the first annual meeting of shareholders following the date of grant. The Board considered the recommendation and amended the vesting date accordingly, effective February 22, 2018.
Later in 2018, Willis Towers Watson conducted a general market review of the director compensation of the Company’s proxy peers, and after considering the same, the Nominating and Governance Committee recommended changes to the director compensation program, as follows: (i) increase the annual retainer fee from $100,000 to $105,000; (ii) increase the annual grant of RSUs from a value of $140,000 to $150,000; and (iii) eliminate the Lead Director retainer fee and replace it with an Independent Chairman annual retainer of $210,000. The Board considered the recommendation and amended the director compensation accordingly, effective January 1, 2019.
The compensation payable under the Directors’ Compensation Plan is described below.
Cash Compensation
Each non-employee director receives the following cash compensation under the Directors’ Compensation Plan for service on our Board and each standing committee of our Board:

•	An annual retainer fee of $100,000 (increased to $105,000, effective January 1, 2019);

•	A Lead Director retainer fee of $75,000 (replaced with an Independent Chairman annual retainer of $210,000, effective January 1, 2019);

•
A committee chair retainer fee of: (i) $30,000 each for the chairpersons of the Audit Committee and Risk Oversight Committee; (ii) $25,000 for the chairperson of the Compensation Committee; and (iii) $20,000 for the chairperson of the Nominating and Governance Committee; and

•
A non-chair committee membership fee of: (i) $20,000 for each member of each of the Audit Committee and Risk Oversight Committee; (ii) $10,000 for each member of the Compensation Committee; and (iii) $5,000 for each member of the Nominating and Governance Committee.

Each non-employee director may elect to defer receipt of his or her cash compensation under the Directors’ Voluntary Nonqualified Deferred Compensation Plan until the director terminates all services for the Company. A bookkeeping account is maintained for each participant and interest is credited to the deferred amount based on 120% of the quarterly long-term applicable federal rate in effect.
Stock Compensation
Pursuant to the Directors’ Compensation Plan, we may issue awards of up to a total of 1,000,000 shares of our Common Stock to our non-employee directors. Each non-employee director receives an annual grant of $140,000 in RSUs for service on our Board, beginning with the first annual meeting at which the director is elected to our Board. For those directors joining our Board on a date other than the date of an annual meeting, each director receives a grant of $140,000 in RSUs on the date on which the director becomes a member of our Board, adjusted on a pro-rata basis by multiplying such award by a fraction where the numerator is the number of months between such date and the next annual meeting of shareholders and the denominator is twelve. Effective January 1, 2019, the annual grant of RSUs will be $150,000, or pro rata as described above.

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Corporate Governance

The number of RSUs granted is determined by dividing the dollar amount by our share closing price on the date of grant. Effective February 22, 2018, each grant vests in its entirety on the earlier of the first anniversary of its date of grant or immediately prior to the first annual meeting of shareholders following the date of grant, subject to the director’s continued service through such date. Unless provided otherwise in the RSU agreement, RSUs granted to each non-employee director may become fully vested before the end of the regular restriction period if (i) such director is terminated due to disability or death or (ii) a change in control occurs. Upon vesting, the RSUs are converted into shares of our Common Stock. RSUs include the right to receive dividend equivalents in the same amount and at the same time as dividends paid to all Discover common shareholders. Each non-employee director may elect to defer the receipt of his or her stock compensation until the director terminates all services for the Company. A bookkeeping account is maintained for each participant, which reflects the number of RSUs to which the participant is entitled under the terms of the Directors’ Compensation Plan.
Reimbursements
Directors are reimbursed for reasonable expenses incurred in attending Board, committee and shareholder meetings, including reasonable expenses for travel, meals and lodging.
2018 Non-Employee Director Compensation Table
The table below sets forth cash and stock compensation (including deferred compensation) paid to non-employee directors for their Board service in the year ended December 31, 2018.

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Jeffrey S. Aronin	110,000	139,943	249,943
Mary K. Bush	125,000	139,943	264,943
Gregory C. Case(2)	125,000	139,943	264,943
Candace H. Duncan(2)	123,324	139,943	263,267
Joseph F. Eazor	120,000	139,943	259,943
Cynthia A. Glassman	130,000	139,943	269,943
Richard H. Lenny (3)	38,860	—	38,860
Thomas G. Maheras	120,000	139,943	259,943
Michael H. Moskow	130,000	139,943	269,943
Mark A. Thierer(2)	110,000	139,943	249,943
Lawrence A. Weinbach	215,000	139,943	354,943

(1)
Reflects RSUs granted under the Directors’ Compensation Plan described above. Amounts reflect the grant date fair value of the 2018 RSUs, which were granted on May 2, 2018 for all non-employee directors. These amounts reflect the RSUs’ grant date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”) and may not correspond to the actual value that might be realized by the named individuals. Additional details on accounting for stock-based compensation can be found in Note 2: “Summary of Significant Accounting Policies - Stock-based Compensation” and Note 10: “Stock-Based Compensation Plans” of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018. As of December 31, 2018, each non-employee director held the following number of RSUs, including deferred RSUs: Mr. Aronin held 59,292; Ms. Bush held 54,060; Mr. Case held 66,195; Ms. Duncan held 11,179; Mr. Eazor held 1,985; Dr. Glassman held 1,985; Mr. Lenny held 0; Mr. Maheras held 42,947; Mr. Moskow held 46,975; Mr. Thierer held 14,120; and Mr. Weinbach held 51,007.

(2)	The amounts listed for these individuals in the “Fees Earned or Paid in Cash” column were deferred under the Directors’ Voluntary Nonqualified Deferred Compensation Plan.

(3)	Mr. Lenny retired from the Board, effective May 2, 2018.

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Executive Compensation

PROPOSAL 2
Advisory Vote to Approve Named Executive Officer Compensation
The Board of Directors recommends a vote “FOR” approval of the NEO compensation as disclosed pursuant to Item 402 of SEC Regulation S-K, including in the "Compensation Discussion and Analysis," the compensation tables, and any related information contained in this Proxy Statement. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.

What are shareholders being asked to approve?
Pursuant to SEC rules, we must conduct an advisory, non-binding vote on the compensation of our NEOs at least once every three years. At our 2017 annual meeting, we recommended, and our shareholders overwhelmingly supported an annual frequency for this advisory, non-binding vote. As such, the Board has determined that the Company will continue to hold this advisory, non-binding vote on the compensation of our NEOs each year.
Therefore, we are asking you to approve the compensation of our NEOs as disclosed in the “Compensation Discussion and Analysis” (beginning on page 23), the compensation tables (beginning on page 40), and any related material contained in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a shareholder, the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:
“Resolved, that the shareholders approve, on an advisory, non-binding basis, the compensation of our NEOs, as disclosed in the ‘Compensation Discussion and Analysis,’ the compensation tables and any related narrative contained in this Proxy Statement.”
What is the Board’s recommendation on voting on this proposal?
The Board unanimously recommends a vote “FOR” approval of the NEO compensation as disclosed pursuant to Item 402 of SEC Regulation S-K, including in the “Compensation Discussion and Analysis,” the compensation tables, and any related information contained in this Proxy Statement. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.
As previously described in detail in the “Compensation Discussion and Analysis” (beginning on Page on 23), our compensation program for our NEOs is substantially performance based and designed to attract, retain and motivate our NEOs, who are critical to our success. The compensation our NEOs earned in 2018 reflected Company performance and remained consistent with our balanced compensation structure and commitment to aligning NEO’s interests with those of our shareholders. The Board continues to believe the compensation program for our NEOs are effective in achieving the desired results.
Is the shareholder advisory vote to approve NEO compensation binding on the Company?
No. Under the SEC rules, your vote is advisory and will not be binding upon the Company or the Board. However, the Compensation Committee values the opinions of our shareholders and will review and consider the voting results when considering future executive compensation arrangements.
How many votes are required to approve this proposal?
This advisory vote requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon. You may “abstain” from voting on this proposal. Shares voting “abstain” on this proposal will be counted as present at the Annual Meeting for purposes of this proposal and your abstention will have the effect of a vote against this proposal.

2019 Proxy Statement       22

Compensation Discussion and Analysis
This Compensation Discussion and Analysis focuses on the Company's NEOs who are named in the 2018 Executive Compensation Tables below. We summarize below our executive compensation program and provide an overview of how and why the Compensation and Leadership Development Committee (the "Committee") made specific compensation decisions involving the NEOs' compensation. We also refer you to our Annual Report on Form 10-K for the year ended December 31, 2018, for additional information regarding the Company's 2018 financial results.
Overview of Performance and Compensation

Achieved profit target with higher revenues offsetting higher credit losses	Based on net income of $2,742 million, the Company achieved profit before taxes and reserves (“PBTR”) of $4,020 million(1)
Continued strong card loan and sales growth while maintaining a disciplined approach to credit	The Company achieved year-over-year loan growth of 7% and card sales growth of 8% while progressing new underwriting capabilities
Accelerated volume growth in Payment Services, led by PULSE	Payment Services transaction dollar volume grew 15% year-over-year
Strong return on equity and significant capital deployment	The Company achieved return on equity of 25% for the full year while increasing quarterly dividend by 14% to $0.40 per share of Common Stock and repurchased approximately 28 million shares
The Committee uses our executive compensation programs to motivate our leadership team to achieve our strategic objectives and to create shareholder alignment. We believe our financial results and executive incentives demonstrate our continued success in achieving this outcome.
Specifically, in 2018, we delivered a 25% return on equity to our shareholders while investing in profitable growth and new capabilities. Highlights of 2018 results include:

•
Based on net income of $2,742 million, the Company achieved profit before taxes and reserves ("PBTR") of $4,020 million(1), relatively flat to the 2018 Annual Operating Plan ("Annual Plan") target of $4,050 million, with revenue favorability more than offset by higher credit losses.

•
The Company continued its strong loan growth with year-over-year growth of 7%, in line with the Annual Plan target. The growth was supported by double digit growth in the Company's credit card new accounts and 8% growth in card sales.

•
Credit performance, on average, was in line with most competitors, but unfavorable compared to the prior year and the Annual Plan as credit losses continued to increase to long-run levels as the supply of consumer credit grows. Total provision expense increased $456 million year-over-year primarily due to higher levels of net charge-offs, partially offset by a lower reserve build. The total net charge-off rate on average loans outstanding was 3.06%, up from the prior year rate of 2.70%.

•	The Company continued to make progress in addressing the Written Agreement with the Federal Reserve relating to the Company's AML program.

•
Other non-interest expenses in our Direct Banking segment slightly exceeded the Annual Plan target and were higher than the prior year by 8% as the Company invested in profitable loan growth, global acceptance, new capabilities, and product enhancements.

____________________

(1)
Profit before taxes and reserves ("PBTR") is a non-GAAP financial measure which should be viewed in addition to, not as a substitute for, the Company's reported results. PBTR is derived by adding the increase in the allowance for loan losses of $423 million and income tax expense of $855 million to net income of $2,742 million. The Committee believes that PBTR is a better measure of the core operating performance of the business that increases focus on factors the Company's incentive-eligible employees are most able to directly impact and influence and controls for variability in significant macroeconomic impacts.

2019 Proxy Statement       23

Compensation Discussion and Analysis

•
Payment Services segment pre-tax income increased $7 million, primarily driven by revenue growth due to higher volume at PULSE and Network Partners. Transaction dollar volume for the segment was higher by 15% from the prior year, primarily driven by increases in PULSE network volume. Diners Club International volumes increased 7% over the prior year driven by growth in the EMEA (Europe, Middle East, and Africa) and Asia Pacific regions. In Network Partners, volume increased 33% from the prior year based on continued expansion with our AribaPay product.

•	Direct-to-consumer deposit balances increased 13% year-over-year and represented 47% of the Company’s funding at year-end.

•
Discover Bank issued approximately $4.8 billion of public credit card asset-backed securities and approximately $10.4 billion of brokered deposits. The Company issued $1.7 billion of senior unsecured debt and $0.5 billion of subordinated unsecured debt. These wholesale funding activities are part of the Company's strategy to maintain access to a broad and diverse set of funding channels that complement growth in core deposit funding.

•
The Company increased its quarterly dividend by 14% to $0.40 per share of Common Stock and repurchased approximately 28 million shares, or approximately 8%, of the Company’s outstanding Common Stock in 2018. The Company had a 93% payout ratio(1). This is the eighth year in a row that we have increased our dividend.

•
The Company’s continued focus on delivering outstanding customer satisfaction resulted in its distinction as being ranked “Highest in Customer Satisfaction with Credit Card Companies” for the fourth time in five years by J.D. Power.(2)

•
In 2018, the Company launched the Discover it® Business credit card, offering an unlimited 1.5 percent cash back on all purchases with no annual fee. The Discover it® Business credit card is the latest addition to the Discover it® family of credit cards and includes all the features and benefits that Discover it® credit cards are known for, including no foreign transaction fees, Social Security Number alerts, Freeze, and FICO credit scores. This new card also includes free business features to help small business owners manage their finances; employers can get free employee cards with spending limits for each employee and the ability to earn rewards on all of their purchases, as well as the ability to download transactions directly into QuickBooks, Quicken, and Excel.

•
In 2018, the Company relaunched Identity Theft Protection, a digital fee product that notifies Discover cardmembers of potential threats to their identity.  Identity Theft Protection monitors the three major credit bureaus and other data sources to provide bank account, loan, criminal court, address change, credit utilization alerts, and more. The product also includes $1MM in Identity Theft insurance(3) for legal expenses, reimbursement of stolen funds, and other covered expenses.

We believe the compensation that our senior executives earned for 2018 reflected Company performance and remained consistent with our balanced compensation structure and commitment to aligning our NEOs' interests with those of our shareholders. A significant portion of NEO compensation is granted as restricted stock units ("RSUs") and at-risk performance-based stock units ("PSUs") with vesting tied to cumulative earnings per share performance over a three-year performance period.
The Company's Employee Compensation Policy provides that the RSUs and PSUs are subject to a clawback that allows the Company to reclaim previously granted awards under certain circumstances. Additionally, the policy provides for share ownership guidelines and share retention requirements that tie a portion of our executives’ net worth to the Company's stock price and provide a continuing incentive to achieve superior long-term stock price performance.
The Committee also grants NEOs annual cash incentive awards using PBTR as the primary measure of the Company's financial performance to assess award levels. The Committee believes that PBTR is the best measure of the core operating performance of the business that focuses on factors the Company's incentive-eligible employees are most able to directly impact and influence and controls for variability in significant macroeconomic events.
During 2018, the Committee was advised by Pearl Meyer and Pay Governance, collectively referred to as “Compensation Consultant," and our Chief Risk Officer to consider whether any element of the compensation structure, design, review, or decision-making process could be reasonably likely to have a material adverse effect on the Company. The Committee found that incentive compensation continues to be firmly tied to current and future Company performance and is designed to appropriately balance risk and reward. At the end of 2018, in connection with making compensation decisions, the Committee used reports from and met with the Chief Risk Officer and the Risk Oversight and Audit Committees of the Board of Directors to discuss the annual incentive compensation risk assessment, and to review outcomes of certain risk events and any related impact on compensation decisions. The Committee evaluated our NEOs' performance against risk goals before determining compensation for our NEOs, creating a direct link between our incentive compensation and risk management.

____________________

(1)	Payout ratio represents capital returned to common shareholders divided by net income allocated to common shareholders.

(2)	Discover received the highest score in the J.D. Power 2014-2016 and 2018 Credit Card Satisfaction Studies of customers’ satisfaction with their primary credit card. Visit jdpower.com/awards.

(3)
Identity Theft Insurance is underwritten by insurance company subsidiaries or affiliates of American International Group, Inc. (AIG) 175 Water Street, New York, New York 10038. Please refer to the actual policies for terms, conditions, and exclusions of coverage. Coverage may not be available in all jurisdictions.

2019 Proxy Statement       24

Compensation Discussion and Analysis

More details regarding our 2018 performance and executive compensation can be found in the sections below, including a summary of the compensation approach for our Chief Executive Officer and President ("CEO") under "Summary of Chief Executive Officer Compensation." We encourage you to read this section of the Proxy Statement in conjunction with the advisory, non-binding vote that we are conducting on the compensation of our NEOs.
Management Transition
In connection with its succession planning, on August 2, 2018, the Board of Directors appointed Roger C. Hochschild as Chief Executive Officer and President, effective October 1, 2018. Mr. Hochschild succeeded David W. Nelms as Chief Executive Officer. At the time of the August 2018 management transition announcement, Mr. Nelms continued to serve on the Board and remained the Company’s Executive Chairman. The Board increased the size of the Board and elected Roger C. Hochschild, the Company's then-President and Chief Operating Officer, as a Director. On December 12, 2018, Mr. Nelms notified the Board of Directors that following the Company’s successful CEO transition, he would step down as Executive Chairman and as a member of the Board, effective December 31, 2018, and would remain an executive officer of the Company until his retirement in March 2019. References throughout this Compensation Discussion and Analysis to “CEO” refer to Mr. Hochschild and references to “Executive Chairman” refer to Mr. Nelms as each was serving in such capacity as of December 31, 2018. In connection with Mr. Nelms’ retirement from the Company he became eligible for retirement vesting treatment with respect to his outstanding equity awards in accordance with the terms of the award agreements and did not receive any cash severance benefits as a result of his retirement. When Mr. Hochschild assumed the role as CEO and President, his compensation levels remained the same as when he served as Chief Operating Officer and President. In early 2019, in recognition of his service as CEO and President, the Committee approved a $95,500 increase to Mr. Hochschild’s base compensation, a 17% increase in his annual cash incentive target and a 46% increase in his long-term incentive target.
Effect of 2018 Advisory Vote on NEO Compensation
Each year we provide shareholders with a "Say-on-Pay" vote. The Committee values the opinions of our shareholders and will continue to review and consider the voting results of the shareholder advisory vote on NEO compensation in addition to other factors when considering future executive compensation arrangements. In light of the strong support for our NEO compensation at our 2018 annual meeting of shareholders, we did not make any changes to the Company's executive compensation program in response to the 2018 "Say-on-Pay" vote. We intend to continue to use PBTR, along with other secondary performance factors, to determine funding for our incentive compensation programs for 2019.

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Compensation Discussion and Analysis

Practices and Policies Supporting Strong Corporate Governance and Compensation Programs
We continue to maintain our disciplined approach to executive compensation with a focus on pay for performance, strong governance, risk management, and simplicity as evidenced by the following practices:

We Do	We Do Not
✓    Pay for performance: The majority of the compensation for our NEOs is in the form of variable compensation linked to the long-term financial and strategic goals of the Company over a three-year performance period. Incentive compensation metrics are tied to the Company’s Annual Plan and NEOs’ goals are designed to be aligned to the plan.
✓    Shareholder alignment: Our compensation program is designed to be aligned with our long-term interests and those of our shareholders with deferred long-term incentives (“LTI”) in the form of RSUs and PSUs linked to stock price appreciation. PSUs represent the majority of LTI for our NEOs, and in addition to being subject to time-based vesting for three years, are subject to Company performance, and stock price fluctuations over the three-year performance period.
✓    Independent oversight: Our Compensation Committee includes only directors who are independent under applicable NYSE listing standards and the Committee is advised by an independent compensation consultant.
✓    Share ownership guidelines for NEOs: Our CEO and Executive Chairman must own shares with a value of at least seven times their respective base salaries and our other NEOs must own shares with a value of at least three times their respective base salaries. Each NEO must achieve his or her ownership guideline within five years of appointment.
✓    Share retention requirements: NEOs must hold 100% of net shares received upon vesting for one year post-vesting to promote continued shareholder alignment.
✓    Incentive award limits: NEOs' incentive awards have a maximum payout cap.
✓    Clawback of incentive compensation: Our Employee Compensation Policy and equity awards provide for clawbacks that allow us to recover shares issued pursuant to RSUs and PSUs under certain circumstances.
✓    Risk management: We regularly evaluate the risk impact of the design of our incentive compensation program. The compensation decisions for our NEOs include a risk review that is considered before we make annual short-term incentive ("STI") and LTI awards and before the determination of vesting for all outstanding stock grants which may result in a reduction in the number of the shares vesting.
✓    Balanced change in control: Our change in control severance policy includes a double trigger and does not provide excise tax gross-ups for any employees.
✓    Restrictive covenants: LTI awards to NEOs are subject to non-competition and non-solicitation provisions.
✓    Limited perquisites: Perquisites provided to our NEOs are generally limited to access to an executive gym, charitable contributions and security. On occasion, our NEOs may use the Company’s tickets for sporting, cultural or other events for personal use when they are not otherwise used for business purposes.

✗    No employment contracts for NEOs: We do not have individual employment agreements with any of our NEOs.
✗    No special benefit plans: We do not provide any benefit plans to our executives that are not generally available to other employees and we do not provide any supplemental executive retirement plan benefits to any executive.
✗    No hedging or pledging: Directors and executive officers, including NEOs, are prohibited from hedging Company securities, holding Company securities in a margin account or otherwise pledging Company securities, including as collateral for a loan.
✗    No excise tax gross-ups: We do not provide excise tax gross-ups for any employee.

2019 Proxy Statement       26

Compensation Discussion and Analysis

Compensation Program and Objectives
The Company's 2018 executive compensation program and compensation decisions were based on the following principles:

Pay for Performance Our compensation should reflect Company, business segment, and individual performance.
Balanced Compensation Structure
We seek to deliver a mix of fixed and variable compensation that is aligned with shareholder interests and the long-term interests of the Company and that appropriately balances risk and reward.
Market-Competitive Pay Opportunity Our compensation should be competitive relative to our peers in order to attract, motivate and retain a talented executive team.
Pay for Performance
Our compensation program is grounded on a pay for performance philosophy and is designed to reward achievement of the Company's financial and strategic goals included in our business plans established before each performance cycle. In determining executive compensation, the Committee considers financial performance and strategic performance factors, relative performance, risk performance, internal pay equity and individual NEO performance. The majority of compensation for our NEOs is in the form of variable compensation, a substantial portion of which is paid in RSUs and PSUs tied to the long-term performance of the Company and designed to be aligned with shareholder interests. Performance factors considered by the Committee in setting and determining executive compensation include the following:

•	Financial Performance: How well the Company performed compared to its Annual Plan. For 2018, the main factor the Committee considered in evaluating financial performance was the Company's PBTR.

•	Other Performance Factors: How well the Company performed compared to other secondary financial metrics, key focus areas as well as relative to competitors.

–
Other Financial Metrics: How well the Company performed compared to other secondary financial metrics, including net income, return on equity ("ROE") (and risk-adjusted returns), earnings per share ("EPS"), total revenue (defined as net interest income plus other income), net charge-offs, and operating expenses.

–	Key Focus Areas: How well the Company accelerated profitable growth, enhanced capabilities and operating models, and matured risk management.

–	Relative Performance: How well the Company performed against a select group of competitors on profitability, credit performance, growth, total shareholder return, and other measures.

•	Risk Performance: How well the Company performed with respect to risk management, capital adequacy, and regulatory compliance.

•	Individual Performance: How well each NEO performed relative to individual objectives, including relative role impact, experience, and internal pay equity.

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Compensation Discussion and Analysis

Balanced Compensation Structure
The Committee determines compensation targets (sum of base salary, target STI and LTI opportunities) for the NEOs at the beginning of the year, based on Company and individual performance during the prior year as well as the overall skills and experiences of the executive, internal pay equity and the Committee's assessment of their future potential. Target STI and LTI opportunities are established for, and communicated to, the NEOs at the beginning of the year or, if later, at the time of any subsequent increase in STI or LTI opportunity. The actual year-end STI awards paid and LTI awards made to the NEOs are determined by the Committee based on its evaluation of financial performance, primarily PBTR, and other performance factors, risk performance and individual performance (as described above). The Committee also considers compensation levels of other executives in similar roles both within the Company and at industry peers before making compensation decisions. The Committee uses discretion to exercise its judgment instead of solely relying on a formulaic structure which it believes provides the right level of transparency while maintaining the flexibility necessary to pay amounts deemed appropriate for performance. The Committee has determined that a balance of the following pay components provides an effective combination of risk and reward:

		(At Risk)

Element	Base Salary	Short-Term Cash Incentive	Long-Term Equity Incentive
Highlights	Fixed compensation based on scope of responsibility, impact on the organization, expertise, experience, and individual performance.	Annual cash bonus opportunity based on Company financial performance, primarily PBTR, and other performance factors, risk and individual performance.	Annual stock award opportunity based on financial performance, other performance factors, risk and individual performance. The award is granted using a mix of PSUs and RSUs.
2018 CEO Target Pay Mix	14.9%	21.5%	RSUs 19.1%	PSUs 44.5%

Review of Compensation Policies and Practices Related to Risk Management
The Committee is responsible for overseeing risk management associated with the Company's compensation practices. The Committee annually meets with the Company's Chief Risk Officer to review all employee compensation plans, in which employees (including the NEOs) participate, and to evaluate whether these plans have any features that might encourage imprudent risk-taking that could threaten the value of the Company or are reasonably likely to have a material adverse effect on the Company.
The Committee also continues to monitor a separate, on-going risk assessment by senior management of the Company's employee compensation practices in order to evaluate compliance with Interagency Guidance on Sound Incentive Compensation Policies issued by the Federal Reserve Board and other bank regulators in 2010. Based on an assessment of enterprise risk events, the Company's Chief Risk Officer may direct senior leaders from the Company's Human Resources, Legal, and Risk Management teams to compile and analyze information about the Company's incentive compensation practices and payment history and to hold interviews with business line managers to understand how evaluation of business risk events affect certain STI and LTI performance measures and compensation decisions. After evaluation of the data, and prior to current year incentive compensation decisions, the Chief Risk Officer prepares a report of the risk assessment, which includes any recommendations for risk adjustments to incentive compensation in connection with risk events. In addition, prior to vesting, the Chief Risk Officer reviews a risk assessment of business and individual risk performance over the past three years and certifies whether outstanding LTI awards should vest without adjustment.
In 2018, in connection with making compensation decisions, the Committee reviewed reports from and met with the Company's Chief Risk Officer and the Risk Oversight and Audit Committees of the Board of Directors in a joint meeting (the "Joint Meeting") to discuss the annual incentive compensation risk assessment and to review outcomes of certain risk events and any impact on compensation decisions. The annual risk assessment did not result in the identification of any risks related to our incentive compensation plans that are, either individually or in the aggregate, reasonably likely to encourage imprudent risk-taking that could threaten the value of the Company or have a material adverse effect on the Company. Following the Joint Meeting, the Committee assessed and finalized incentive compensation decisions.

2019 Proxy Statement       28

Compensation Discussion and Analysis

Market-Competitive Pay Opportunity
The Committee reviewed and considered competitive market data from the following sources when approving NEO compensation: proxy data from an established peer group of companies (discussed below) and other market survey data from companies within the financial services industry. We use competitive market data as a reference point for elements of NEO compensation, and not to make any specific decisions. For the proxy data, the peer group used in the analysis consists of 16 financial services companies of a similar business nature and revenue size to the Company, from which the Company might expect to draw executive talent. Given that the Company has few direct competitors of similar scope, size, and business model, this peer group is somewhat varied in nature and primarily represents companies that are similar in business areas with a focus on credit card providers, regional financial institutions that have significant credit card and/or loan operations, and data/transaction processing companies. In 2018, the Committee reviewed the companies that met the foregoing criteria, along with all incumbent peers, and after evaluating these companies with the Compensation Consultant made no changes in the peer group.
In 2018, the peer group consisted of the following companies:

• Ally Financial, Inc. • American Express Company • Ameriprise Financial, Inc. • Capital One Financial Corporation • CIT Group Inc. • Comerica Incorporated	• Fidelity National Information Services, Inc. • Fifth Third Bancorp • Fiserv, Inc. • KeyCorp • M&T Bank Corporation	• Mastercard Incorporated • Regions Financial Corporation • Synchrony Financial • Visa Inc. • The Western Union Company
2018 Decision-Making Process
Factors Affecting Compensation Decisions
The primary factor considered by the Committee when assessing performance for purposes of making variable compensation decisions for 2018 was the Company's PBTR. Although no set weight is assigned to any performance metric or goal, we believe that a profit-based measure best reflects overall Company performance and drives EPS, which we believe is the representative measure most directly tied to the return to our common shareholders. We believe PBTR is also a balanced measure aligned with total performance to motivate executives to focus on the overall returns of the Company and not drive performance on one measure or one business unit over another. In 2018, the Committee considered the Company's PBTR along with other performance factors, including: net income, ROE (and risk-adjusted returns), EPS, total revenue (defined as net interest income plus other income), net charge-offs and operating expenses, key focus areas, relative performance, risk performance, internal pay equity, and individual performance.
For the PSU portion of the LTI program, the primary metric the Committee established was cumulative EPS achievement over a three-year performance period. In making final award determinations, the Committee also factored in individual compliance with the Company's risk policies including an assessment of any imprudent risks taken over the three-year vesting period, inclusive of the performance period. The Committee retains discretion to adjust EPS performance for the impact of unusual or non-recurring events not reflected in business plan assumptions including legislative, accounting or other regulatory changes, one-time, unusual tax events, and significant changes in planned share repurchases where such events are not attributable to NEO performance for purposes of PSU vesting. In December 2017 and in December 2018, in light of the Tax Cuts and Jobs Act, the Committee confirmed their view that such extraordinary events included the impact of any tax code changes and would be appropriately adjusted. For additional detail on the PSU impact of the Tax Cuts and Jobs Act, please see 2016 PSU Payouts on page 37.
The Committee also considered the need to attract, motivate, and retain a talented management team and to design our compensation program in a way that remains competitive with other companies with which we compete for senior executive talent.
For 2018, after consideration of all the aforementioned factors and the Committee’s emphasis on pay for performance, the Committee made compensation decisions for each of the NEOs as detailed in the "2018 Summary Compensation Table." Consistent with past practice, STI was paid after the regularly scheduled Committee meeting in February 2019 and LTI was granted after the regularly scheduled Committee meeting in February 2018.

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Compensation Discussion and Analysis

Overall Company and Business Segment Performance
The Committee believes that the actions taken by the Company's CEO and the other NEOs throughout 2018 contributed greatly to the Company's results and better positioned the Company for 2019 and beyond. Furthermore, throughout 2018, the Company continued to benefit from certain strategic choices made by the Company's senior management in prior years. The following key strategic decisions, among other things, enabled the Company to be profitable during 2018 and we believe placed the Company in a strong position going forward:

•
Achieved operating efficiency ratio(1) of 38% driven by strong revenue growth in Direct Banking; revenue grew faster than expenses as the Company invested in profitable loan growth, global acceptance, new capabilities, and product enhancements.

•	Continued strong loan and revenue growth while maintaining a disciplined approach to credit.

•	Enhanced next generation analytical capabilities in customer acquisition, collections, and credit risk, driving strong new accounts and charge-off savings.

•	Improved network acceptance, domestically and internationally, through increased merchant and acquirer relationships and network-to-network partnerships.

•	Utilized deposit growth initiatives and capital markets transactions to maintain a balance sheet position to benefit from a rising interest rate environment.

•	Maintained strong capital position while returning over $2.6 billion(2) of capital to shareholders in buybacks and Common Stock dividends.

•
Maintained a disciplined focus on key initiatives including the launch of the Discover it® Business credit card with free business features to help small business owners manage their finances, and the relaunch of Identity Theft Protection, a digital fee product that helps Discover cardmembers protect themselves from identity theft or fraud and manage their credit.

•	Implemented new digital and mobile capabilities focused on operating efficiencies and customer service.
Financial Performance
The primary factor that our Committee considered in making 2018 compensation decisions was the Company's PBTR. The Company achieved PBTR of $4,020 million(3), which was relatively flat compared to our 2018 Annual Plan target of $4,050 million. The Committee considered that PBTR performance was driven by favorability in revenue partially offset by higher charge-offs.
Other Performance Factors
Other Financial Metrics
The Committee considered other secondary 2018 financial metrics set forth below. No single secondary financial metric was by itself significant to the Committee's determination of any individual's compensation. The Committee subjectively balanced 2018 financial performance across these secondary metrics in the aggregate in determining individual compensation.
The following financial metrics were considered by the Committee (dollars in millions, except per share amounts):

	2018	Change from 2017
Total Revenue(4)	$10,709	8%
Net Charge-off Dollars	$2,612	23%
Operating Expense	$4,077	8%
Net Income	$2,742	31%
Diluted Earnings Per Share	$7.79	44%
Return on Equity	25%	6%
____________________

(1)	Operating efficiency ratio represents total other expense divided by revenue net of interest expense.

(2)	The sum of Common Stock dividends and share repurchases, net of Common Stock issued under stock-based compensation plans.

(3)
Profit before taxes and reserves ("PBTR") is a non-GAAP financial measure which should be viewed in addition to, not as a substitute for, the Company's reported results. PBTR is derived by adding the increase in the allowance for loan losses of $423 million and income tax expense of $855 million to net income of $2,742 million. The Committee believes that PBTR is a better measure of the core operating performance of the business that increases focus on factors the Company's incentive-eligible employees are most able to directly impact and influence and controls for variability in significant macroeconomic impacts.

(4)	Total revenue equals the sum of net interest income and other income.

2019 Proxy Statement       30

Compensation Discussion and Analysis

Key Focus Areas
The Committee also considered the Company's progress on key focus areas, including accelerating profitable growth, enhancing capabilities and operating models, and maturing risk management when making overall compensation decisions. The Committee reviewed and subjectively balanced performance in these key focus areas with other secondary factors and PBTR in the aggregate in determining individual compensation.
The Committee considered the impact of credit normalization and loan growth, as well as total network transaction volume. The following secondary performance factors were reviewed by the Committee:

•
Total loan growth of 7%, supported by strong sales growth and balance transfer volume. Loan growth is considered a key driver of revenue and future profitability, and the Company continued its strong momentum after achieving 9% loan growth in 2017.

•	Direct Banking revenue was higher than 2017 by 8% driven by loan and sales growth as well as net interest margin expansion.

•
Total net charge-off rate on average loans outstanding of 3.06% was up from the prior year rate of 2.70% due primarily to supply-driven credit normalization and the seasoning of loan growth from the last few years.

•	The Company achieved a strong operating efficiency ratio(1) of 38% as revenue growth of 8% slightly outpaced that of expenses.

•
Total network volume was higher than the prior year by 12% driven by strong PULSE network volume growth of 14% and Network Partners volume growth of 33% driven by continued expansion of our AribaPay product.

•	Payment Services pre-tax earnings of $152 million were above 2017 by $7 million driven by higher revenue from volume growth at PULSE and Network Partners.

•	Continued progress was made on regulatory matters and maturing risk programs.
Relative Performance
The Committee also considers the Company's performance relative to our largest business competitors in the U.S. market in both the Direct Banking and Payment Services segments.
Risk Performance
The Committee considers risk performance across the Company and within each business segment in making final compensation decisions for each NEO, both as it relates to an individual’s specific objectives as well as contributions to the success of the business in strengthening its risk management, internal controls, and compliance practices. The Committee reviewed overall performance, risk adjusted returns, and capital levels relative to the Annual Plan and established risk appetite limits. The Committee also considered the Company's efforts to address previously disclosed legal and regulatory matters including the Written Agreement with the Federal Reserve relating to the Company's AML program and the consent order with the CFPB related to the Company’s Student Loan business.

____________________
(1) Operating efficiency ratio represents total other expense divided by revenue net of interest expense.

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Compensation Discussion and Analysis

Individual Performance
The Committee considers individual performance in making final compensation decisions for each NEO, both as it relates to an individual's specific objectives as well as each individual's relative role impact, experience, internal pay equity, and contributions to the success of the overall enterprise. The Committee believes this holistic approach optimizes the link between executive rewards and the benefits to shareholders. Highlights of individual performance and contributions are described below.

ROGER C. HOCHSCHILD CEO and President

2018 COMPENSATION	Key Achievements

•    Executed smooth transition into CEO role
•    Met Annual Plan PBTR and EPS
•    Led operating areas to achieve strong lending, deposits and payments growth, and profitability
•    Progressed new capabilities across acquisitions, underwriting, and servicing

•    Continued progress on Company operating efficiency: achieved a flattening of headcount growth while achieving organizational efficiencies
•    Progressed Payments Strategy
•    Supported maturing risk management, including regulatory risk

R. MARK GRAF Executive Vice President, Chief Financial Officer

2018 COMPENSATION	Key Achievements
• Exceeded treasury funding goals in the aggregate • Fortified the balance sheet through effective risk and capital management; supported all governing and risk management committee requirements
•    Continued strength in investor relations, including industry recognition for this function
•    Drove positive operating leverage and drove savings through corporate procurement
•    Supported maturing risk management, including regulatory risk

DIANE E. OFFEREINS Executive Vice President, President - Payment Services

2018 COMPENSATION	Key Achievements

•    Exceeded Payments Services Annual Plan volume and income target performance in the aggregate
•    Progressed Payments Strategy
•    Increased global acceptance through agreements with new and existing partners
•    Increased network acceptance, network-to-network partners, and issuer base for PULSE

•    Launched PayPal account linking and Pay with CBB; Launched Apple Business Chat
•    Installed Enterprise Payments Platform to improve Pulse dispute capabilities, align with industry standards, and enhance technology infrastructure
•    Supported maturing risk management, including regulatory risk

2019 Proxy Statement       32

Compensation Discussion and Analysis

CARLOS M. MINETTI Executive Vice President, President - Consumer Banking

2018 COMPENSATION	Key Achievements

•    Implemented strategies to balance growth, risk, and profitability across Consumer Banking
•    Met Consumer Banking Annual Plan target for PBTR
•    Exceeded Annual Plan target for New Deposits and met targets for other banking product new originations
•    Launched Cashback Checking

•    Led significant improvement in Discover Home Equity versus prior year
•    Continued focus on building next generation capabilities in banking system platform across Consumer Banking Products
•    Supported maturing risk management, including regulatory risk

JULIE LOEGER Executive Vice President, President - US Cards

2018 COMPENSATION	Key Achievements

•    Exceeded sales and receivables Annual Plan targets and met New Accounts, Revenue Margin, and Operating Plan goals
•    Led several successful continuous improvement initiatives including enhancements to 5% Cashback Bonus, Pay with Cashback Bonus, and Account Center & Mobile Redesigns
•    Improved capabilities in New Account Acquisition through improved analytical models, personalization, site experience, and speed

•    J.D. Power award for "Highest in Customer Satisfaction with Credit Card Companies", 4 out of 5 years in a row(1)
•    Launched Social Security Number Alert and New Account Alert benefits to cardholders
•    Introduced the Discover it® Business Card product
•    Supported maturing risk management, including regulatory risk

DAVID W. NELMS Executive Chairman

2018 COMPENSATION	Key Achievements
	• Met Annual Plan target for PBTR and loan growth • Met EPS target, despite provision higher than Annual Plan • Achieved favorable company operating efficiency ratio(2) of 38%	• Renewed payments volume and profit growth • Progressed Payments strategy • Supported maturing risk management, including regulatory risk • Transitioned seamlessly to the new CEO

____________________

(1)	Discover received the highest score in the J.D. Power 2014-2016 and 2018 Credit Card Satisfaction Studies of customers’ satisfaction with their primary credit card. Visit jdpower.com/awards

(2)	Operating efficiency ratio represents total other expense divided by revenue net of interest expense.

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Compensation Discussion and Analysis

Role of NEOs in Compensation Decisions
Our Executive Chairman, CEO, senior Company Human Resources personnel, Chief Risk Officer, and the Compensation Consultant met with the Committee to discuss preliminary compensation decisions for the NEOs and senior officers. They considered overall contribution to Company performance and individual responsibility for business segment, functional, and/or strategic goals during the Committee's December 2018 meeting and presented final recommendations to the Committee during the Committee's February 2019 meeting. The Committee also met with the Risk Oversight and Audit Committees of the Board of Directors to discuss the impact of risk performance on compensation recommendations. This allowed for ample review and consideration of Company, business segment, individual and risk performance in determining 2018 compensation decisions. No NEO was involved in his or her own pay recommendations or decisions. The role of the Committee and its consultant are discussed under "Other Compensation Decision Considerations — Role of the Compensation Consultants." The decisions of the Committee for 2018 performance are reflected below under "Components of Compensation."
Other Compensation Decision Considerations
Role of the Compensation and Leadership Development Committee
The Committee is responsible for the review and approval of all aspects of the Company’s executive compensation program and makes all decisions regarding the compensation of the Company’s NEOs. Specifically, the Committee has responsibility to, among other things:

•	Review, approve, and administer all compensation programs affecting NEOs and evaluate whether such plans are aligned with the Company’s compensation structure policies;

•	Annually review and approve:

–	Performance criteria, goals, and award vehicles used in our compensation plans for our NEOs, and

–	Performance of and compensation delivered to our NEOs;

•	Review the Company’s compensation practices to evaluate whether such practices take into account risk outcomes in making compensation determinations and do not encourage imprudent risk-taking;

•	Oversee the Company’s management development and succession planning efforts; and

•	Review and approve any contracts, policies, or programs related to compensation, contractual arrangements, or severance plans affecting NEOs.
As described under “2018 Decision-Making Process — Role of NEOs in Compensation Decisions,” the Compensation Committee consults with management with respect to the compensation of the NEOs, other than the CEO.
The Committee’s charter is available through the investor relations page of our internet site, www.discover.com.
Role of the Compensation Consultants
During 2018, Pearl Meyer & Partners, LLC ("Pearl Meyer") provided executive and director compensation consulting services to the Committee. In 2018, the Committee, with the aid of management, conducted a thorough and broad-based market evaluation of compensation consultants and, based on such review, in September selected Pay Governance, LLC ("Pay Governance") to replace Pearl Meyer as its compensation consultant. For purposes of this Compensation Discussion and Analysis, Pearl Meyer and Pay Governance are collectively referred to as “Compensation Consultant.”
The Committee regularly consults with its external independent Compensation Consultant in performing its duties. The Compensation Consultant attended Committee meetings, including executive sessions without management present. The Committee has broad authority to retain and dismiss its Compensation Consultant, and establish the scope of its consultant's work. While the Compensation Consultant reports to the Committee, the Compensation Consultant also works with the Company’s Human Resources department and senior management to facilitate Committee work, as approved by the Committee Chair. The Compensation Consultant provides experiential guidance to the Committee on what is considered fair and competitive practice in the industry, primarily with respect to the compensation of the CEO, but also for other senior Company officers. Pay Governance is and, while serving as the Compensation Consultant, Pearl Meyer was independent of management and under the terms of its agreement with the Committee, the Compensation Consultant generally provides services only to the Committee. Other than executive compensation consulting services noted above, the Compensation Consultant performs no other services for the Company and has no relationship with the Company or management except as it may relate to performing such services. The Committee has assessed the independence of the Compensation Consultant pursuant to SEC rules and concluded that no conflict of interest exists that would prevent the Compensation Consultant from independently representing the Compensation Committee.
During 2018, management retained the services of Willis Towers Watson to assist the Company in conducting an assessment of the competitiveness of the pay opportunity provided to Company executives. The Compensation Committee then evaluated the findings of Willis Towers Watson as a part of its review in making compensation decisions. The Company has assessed the independence of Willis Towers Watson and concluded that Willis Towers Watson’s work did not raise any conflict of interest.

2019 Proxy Statement       34

Compensation Discussion and Analysis

Components of Compensation
2018 compensation decisions for our NEOs were closely tied to our 2018 financial performance and consisted of three key components - base salary, STI, and LTI - with a significant portion of total compensation (PSUs and RSUs) tied to long-term Company performance. These components are summarized below.
Base Salary
We provide our NEOs and other executives with a market-competitive annual base salary to attract and retain an appropriate caliber of talent for the position. Annually, we review our competitive market, including market data provided by the Compensation Consultant for our proxy peer group and the broader market. The Committee uses market information as one data point to consider among many, and changes in base compensation are not made frequently. After considering market data provided by the Compensation Consultant, individual performance, relative role impact, experience, and internal pay equity amongst the Company's executive officers, the Committee approved a $50,000 increase in the 2018 base salaries for each of Messrs. Graf, Hochschild, and Minetti and Mses. Offereins and Loeger. The Company applies any applicable annual base salary increases for all employees, including NEOs, as of a specified date in the first two and a half months of each year. In connection with the assumption of additional responsibilities in October, the Committee approved an additional $50,000 increase in Ms. Loeger's 2018 base salary. See "2018 Summary Compensation Table" for a summary of 2018 NEO base salaries.
Short-Term Incentive Program
In 2018, we continued to offer our NEOs the opportunity to earn a market competitive annual cash award based on the Company's financial performance, as well as other secondary performance factors, risk performance, and individual performance. The STI opportunity is provided to motivate executives to achieve our annual business goals and to attract and retain an appropriate caliber of talent for the position, recognizing that similar annual STI opportunities are provided at other companies with which we compete for talent. Our NEOs have target STI opportunities, represented on the "2018 Grants of Plan-Based Awards" table, which were communicated to them at the beginning of the year.
The Committee again considered market data provided by the Compensation Consultant, including for our proxy peers. Market data is only one factor used by the Committee, and is generally not independently used as a basis for changes to STI targets. The Committee considered market changes, individual performance, experience, and internal pay equity amongst the Company's executive officers, and decided to increase the 2018 STI target for Messrs. Graf and Minetti and Ms. Offereins by 9% and Ms. Loeger by 15%, and the increases were communicated to them at the beginning of 2018. In connection with the assumption of additional responsibilities in October, the Committee approved an additional 9% increase in Ms. Loeger's 2018 STI target.
PBTR is the primary factor considered when funding incentive compensation. PBTR is derived by adding changes in the allowance for loan losses to pretax income. PBTR is a non-GAAP financial measure that should be viewed in addition to, and not as a substitute for, the Company's reported results. The Committee believes that PBTR is a better measure of the core operating performance of the business and is consistent with the evolution of our STI program in recent years to increase focus on factors the Company's incentive-eligible employees are most able to directly impact and influence and controls for variability in significant macroeconomic impacts.
As discussed above, the Committee also considered secondary Company financial performance metrics, including net income, ROE (and risk-adjusted returns), EPS, total revenue (defined as net interest income plus other income), net charge-offs, operating expenses, key focus areas, relative performance, risk performance, internal pay equity, and individual performance. The Committee believes this provides the right level of transparency while maintaining the flexibility to adjust for extraordinary circumstances that positively or negatively affect the Company's financial performance. This approach also allows the Committee to evaluate whether pay is commensurate with risks taken and the quality of performance results.
In 2018, the Company achieved PBTR of $4,020 million(1), relatively flat to the 2018 Annual Plan PBTR target of $4,050 million. Accordingly, when determining 2018 STI compensation decisions, the Committee assessed PBTR versus the Annual Plan target and made a discretionary judgment on appropriate 2018 STI compensation for each of the NEOs based on a number of factors, including strong loan growth.
The Company pays STI for eligible employees, including NEOs, as of a specified date in the first two and a half months of each year. See "2018 Decision-Making Process" above for more details on the factors considered by the Committee in compensation decisions and see "2018 Summary Compensation Table" for the actual STI decisions.
____________________

(1)
Profit before taxes and reserves ("PBTR") is a non-GAAP financial measure which should be viewed in addition to, not as a substitute for, the Company's reported results. PBTR is derived by adding the increase in the allowance for loan losses of $423 million and income tax expense of $855 million to net income of $2,742 million. The Committee believes that PBTR is a better measure of the core operating performance of the business that increases focus on factors the Company's incentive-eligible employees are most able to directly impact and influence and controls for variability in significant macroeconomic impacts.

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Compensation Discussion and Analysis

Long-Term Incentive Program
The Committee, with input from the Compensation Consultant, continues to emphasize stock-based compensation for our NEOs to align their long-term interests with our shareholders. The Committee believes that the use of RSUs and PSUs that vest over a multi-year period focuses executives on the Company's long-term interests without leading to imprudent risk-taking. In addition, we believe time-vested RSUs and performance-vested PSUs represent an efficient method of delivering long-term stock compensation, generally using fewer shares than other types of stock-based award vehicles while having value that is ultimately tied to Company operational or stock price performance. LTI awards are made to eligible employees, including NEOs, as of a specified date in the first two and a half months of each year.
For 2018, the Committee approved a combination of RSUs that generally vest ratably over a three-year period and at-risk PSUs tied to a three-year Company performance and vesting period (pending evaluation against the Company's risk policies).
The Committee sets long-term stock compensation commensurate with level in the organization to appropriately motivate the individuals with the most impact on driving the success of the organization and creating shareholder value. The Committee established a target LTI value for the NEOs, represented as a percentage of their base salaries, and determined that 62% of the target compensation of the CEO, 67% of the target compensation of the Executive Chairman and, on average, 57% of the target compensation of the other NEOs, would be in the form of long-term stock compensation. In addition, the Committee established a target PSU and RSU mix as a percentage of the total target LTI of each NEO, as represented below.

LONG-TERM INCENTIVE AWARD MIX
CEO and Executive Chairman	All other NEOs

The LTI award consists of a forward-looking stock award with an initial value that varies based primarily on annual Company PBTR performance. Based primarily upon the 2017 PBTR results, the 2018 LTI award pool was funded at 105% of target. The Committee also considers secondary Company financial performance metrics, key focus areas and relative performance, risk performance, and other factors relevant to the year when setting the LTI award pool. The number of PSUs and RSUs granted is determined by dividing the dollar value of the award by the fair market value on the date of grant. The PSU and RSU grants were made in February 2018. In connection with the assumption of additional responsibilities in October, the Committee approved a 9% increase in Ms. Loeger's 2019 LTI target, effective with the 2019 LTI award. See "2018 Decision-Making Process" above for more details on how the factors considered by the Committee impacted compensation decisions and see "2018 Summary Compensation Table" for the actual LTI decisions.

2019 Proxy Statement       36

Compensation Discussion and Analysis

Performance Stock Units
2018 PSU Awards
At-risk PSUs are granted annually at the beginning of a three-year Company performance period to further reinforce the NEOs' accountability for the Company's future financial and strategic goals by tying a significant portion of compensation directly to the Company's EPS and ultimately the Company's stock price. The majority of the 2018 LTI awards for NEOs consisted of PSUs, which were granted under the Company's 2014 Omnibus Incentive Plan. Under this program, PSUs will generally vest and convert to shares of Common Stock if and to the extent the Company achieves specific cumulative EPS performance goals over a three-year performance period and the executive remains employed by the Company for the three-year period (with exceptions for certain termination events), and are subject to an evaluation of compliance with the Company's risk policies over the three-year period prior to vesting. The performance period for the 2018 award of PSUs began on January 1, 2018 and ends on December 31, 2020. The EPS performance target is established during the annual business planning process and incorporates a degree of stretch that is intended to push the Company and the NEOs to achieve higher performance within the Company's risk framework. Target PSU payout will be achieved if the Company meets its business plan goals, while achievement of maximum and threshold performance goals are each expected to be infrequent in occurrence. Participants will receive no portion of the award if the minimum performance threshold is not met. If the Company exceeds the target performance hurdles, the NEO can potentially earn an award in excess of the target, up to a maximum of one and one-half times the target award based on Company performance. The awards will receive dividend equivalents in cash which will accumulate and pay out if and when the underlying shares are released to the NEOs.
2016 PSU Payouts
The performance period for our PSUs granted in January 2016 was completed on December 31, 2018. The cumulative diluted EPS over the three-year period was $18.98 versus a target of $18.10. An EPS of $9.05 and $20.82 were required to receive a minimum and maximum payout, respectively. The actual EPS measured for the performance period would have resulted in a payout factor of 116% of the target amount. In assessing the appropriate payout for these PSUs, the Committee considered the EPS over the performance period attributable to effective NEO execution of key business decisions and strategies, including strong focus on growth and credit risk management. The Committee also considered the impact of the Tax Cuts and Jobs Act on the Company performance. Consistent with the Company's pay for performance philosophy, the Committee exercised discretion by lowering the payout factor to 108% of the target amount to reflect the impact of factors that Management can directly control and to ensure that payout factors are not artificially inflated or impaired by factors unrelated to the ongoing operations of the business such as the Tax Cuts and Jobs Act. The final payout of these PSUs was determined after confirmation of compliance with the Company’s risk policies, and employees received earned shares (which remain subject to clawback provisions, and for NEOs, subject to the share ownership guidelines and share retention requirements) when they vested in February 2019.
Restricted Stock Units
A portion of the LTI grant for 2018 consisted of RSUs. In addition, RSUs are subject to market risk tied to the Company stock price and are intended to align the interests of senior executives with the long-term interests of the Company and its shareholders as well as motivate future contributions and decisions aimed at increasing shareholder value. RSUs generally vest and convert to shares ratably over a three-year period, subject to compliance with the Company's risk policies and assuming the executive remains employed by the Company through the vesting date (with exceptions for certain termination events). The awards will receive dividend equivalents in cash, which are paid to the NEOs in the same amount and at the same time as dividends are paid to all Company common shareholders.

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Compensation Discussion and Analysis

Summary of Chief Executive Officer Compensation
Consistent with our philosophy, a large portion of NEO compensation is at-risk performance-based compensation. The chart below reflects the 2018 elements of compensation that composed total direct compensation for Mr. Hochschild. Approximately 85% of his 2018 total direct compensation was variable and tied to Company financial and/or stock price performance. See "2018 Decision-Making Process" above for more details on how the factors considered by the Committee impacted compensation decisions and see "2018 Summary Compensation Table" for the Committee's actual compensation decisions for Mr. Hochschild.

2018 CEO MIX OF COMPENSATION

Other Arrangements, Policies and Practices Related to Our Executive Compensation Program
Share Ownership Guidelines
The Employee Compensation Policy provides for share ownership guidelines for NEOs and other executives. The guidelines recommend that the multiples set forth below of annual base salary be held in shares of Company Common Stock at the close of each year.
Shares to be counted toward ownership targets include actual Common Stock held, including stock held in "street" accounts, and unvested RSUs. The guidelines provide that recommended ownership must be attained within five years of appointment (or the inception or modification date of the guidelines, if later). To monitor progress toward meeting the guidelines, the Committee reviews current executive ownership levels at each December meeting, ahead of year-end executive compensation decisions. If a NEO or other executive is not on schedule to meet the guidelines, the Committee may award the executive compensation in the form of stock that would have otherwise been awarded as cash bonus year-end compensation.
As of December 2018, using the 10-day average closing stock price ending prior to December 31, 2018, the following multiples of base salary were held in shares of Company Common Stock by each of our NEOs:

Executive Officer	Required Multiple	Actual Multiple
Roger C. Hochschild	7X	53X
R. Mark Graf	3X	6X
Diane E. Offereins	3X	9X
Carlos M. Minetti	3X	10X
Julie Loeger	3X	3X
David W. Nelms	7X	54X
Share Retention Requirements
The Company's Employee Compensation Policy and equity awards provide that senior executives, including the NEOs, must hold 100% of net shares for one year after the vesting date. The Committee continues to believe share retention requirements further promote shareholder alignment.

2019 Proxy Statement       38

Compensation Discussion and Analysis

Clawbacks
Our Employee Compensation Policy and equity awards include clawback provisions that allow for the recovery of shares issued pursuant to a stock grant under certain circumstances. The Company is authorized to reclaim any shares received upon conversion of RSUs and PSUs for a three-year period preceding the date on which the Company restates its financial statements due to material noncompliance with financial reporting requirements. In addition, the Company may recover equity compensation paid to our NEOs within two years prior to termination with the Company if the NEO violates non-competition and non-solicitation covenants or breaches obligations to the Company under the confidentiality, intellectual property, or other restrictive covenants including breach of the Company's risk policies and Code of Conduct.
Prohibition on Hedging and Pledging
Under Company policy, directors and executives are prohibited from hedging Company securities, holding Company securities in a margin account, or otherwise pledging Company securities, including as collateral for a loan.
Retirement and Other Benefits
The Company offers benefits such as medical, disability, and life coverage to promote employee health and protect against catastrophic expenses. The Discover 401(k) Plan provides employees with the opportunity to save for retirement. We also maintain the Discover Pension Plan which was frozen as of December 31, 2008. All employees are offered a benefits package that is deemed to be competitive with those offered by companies with which we compete for talent, and our NEOs participate in our benefit plans on the same basis as our employees generally. The Company does not offer any supplemental benefits or deferred compensation programs to our NEOs.
Additional information regarding Company contributions to the Discover 401(k) Plan is provided in the footnotes to the "2018 Summary Compensation Table." Additional information regarding the Discover Pension Plan is provided after the "2018 Pension Benefits Table."
Executive Change in Control Severance Policy and Severance Pay Plan
The Company provides severance protection to our NEOs and other executives under a Change in Control Severance Policy to allow executives to focus on acting in the best interests of shareholders regardless of the impact on their own employment. Change in control severance protections are commonly provided at other companies with which we compete for talent. Benefits under our policy are paid in the event of a double trigger, meaning an involuntary termination (by the Company without just cause or by the executive for good reason or death or disability) within two years following or six months prior to a change in control. No excise tax gross-ups are provided for any employees.
The Company also sponsors a broad-based Severance Pay Plan that provides severance benefits to eligible employees, including NEOs, who are involuntarily terminated (without cause in connection with a workforce reduction, closure or other similar event) to provide security in the event of an unanticipated job loss. The Severance Pay Plan will not pay benefits to an employee receiving benefits under the Change in Control Severance Policy.
The Change in Control Severance Policy, the Severance Pay Plan, and the estimated payments for each of our NEOs are detailed in the "2018 Potential Payments upon a Termination or Change in Control Table."
Compensation Committee Report
The Compensation and Leadership Development Committee (the “Compensation Committee”) establishes the compensation program for the Chief Executive Officer and for the other named executive officers of Discover Financial Services (the “Company”). The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis of the Company with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement, its Annual Report on Form 10-K, and such other filings with the Securities and Exchange Commission as may be appropriate.
Submitted by the Compensation and Leadership Development Committee of the Board of Directors:
Gregory C. Case (Chair)
Jeffrey S. Aronin
Mark A. Thierer

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2018 Executive Compensation Tables
The narrative, tables, and footnotes below describe the total compensation paid for 2018 to the Chief Executive Officer, Chief Financial Officer, Executive Chairman, and the next three most highly compensated individuals (collectively, the "NEOs") who were serving as executive officers of the Company on December 31, 2018.
2018 Summary Compensation Table
The following table contains information regarding the components of total compensation of the NEOs for the Company’s years ended December 31, 2018, and to the extent required by SEC executive compensation disclosure rules, 2017 and 2016. The information included in this table reflects compensation earned by the NEOs for services rendered to the Company during the respective period.

Executive	Year	Salary(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and NQDC Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Roger C. Hochschild	2018	840,385	3,569,969	1,211,250	0	42,498	5,664,102
CEO and President	2017	800,000	3,200,017	1,320,000	32,668	18,750	5,371,435
	2016	798,077	3,199,992	1,254,000	14,457	18,550	5,285,076
R. Mark Graf	2018	690,385	2,204,990	831,250	0	39,658	3,766,283
EVP, Chief Financial	2017	650,000	1,950,058	822,250	0	18,750	3,441,058
Officer	2016	649,038	1,950,014	781,150	0	18,550	3,398,752
Diane E. Offereins	2018	690,385	2,204,990	962,500	0	34,758	3,892,633
EVP, President -	2017	650,000	1,950,058	863,375	28,228	18,750	3,510,411
Payment Services	2016	650,000	3,500,035	863,375	17,168	18,550	5,049,128
Carlos M. Minetti	2018	690,385	2,204,990	787,500	0	41,158	3,724,033
EVP, President -	2017	650,000	1,950,058	781,150	22,718	18,750	3,422,676
Consumer Banking	2016	650,000	3,500,035	781,150	10,344	18,550	4,960,079
Julie Loeger (6)	2018	648,077	1,876,885	897,850	0	44,366	3,467,178
EVP, President -
US Cards
David W. Nelms (7)	2018	1,100,000	6,930,013	2,090,000	0	48,758	10,168,771
Executive Chairman	2017	1,080,770	6,600,021	2,500,000	29,391	18,750	10,228,932
	2016	1,000,000	6,000,039	1,741,250	16,184	18,550	8,776,023

(1)
Represents the base salary earned during the year. Prior year base salary earned has been updated to reflect actual salary paid as follows: Mr. Hochschild's 2016 salary from $800,000 to $798,077; Mr. Graf's 2016 salary from $650,000 to $649,038; and Mr. Nelms' 2017 salary from $1,100,000 to $1,080,770.

(2)
Represents the aggregate grant date fair value of RSU and PSU awards granted to the NEOs pursuant to FASB ASC Topic 718. The value of PSUs is based on the probable outcome of the performance conditions on the grant date. The grant date fair value of the PSUs granted for 2018, assuming the highest level of performance conditions is met was $3,748,483 for Mr. Hochschild; $1,984,491 for Mr. Graf; $1,984,491 for Ms. Offereins; $1,984,491 for Mr. Minetti; $1,689,197 for Ms. Loeger; and $7,796,304 for Mr. Nelms. Please see "Components of Compensation" for further details on our LTI program. Additional details on accounting for stock-based compensation can be found in Note 2: "Summary of Significant Accounting Policies — Stock-based Compensation" and Note 10: "Stock-Based Compensation Plans" of our consolidated financial statements in our Annual Report on Form 10-K.

(3)	Represents the annual cash short-term incentive earned for the year and paid to the NEOs within the first two and a half months of the following year if employed on the payment date.

(4)
Represents the actuarial increase during the year in the pension value, primarily due to the change in the Pension Plan discount rate and mortality tables. The change in pension value for eligible NEOs resulted in negative amounts in 2018 for Mr. Hochschild $(18,085), Ms. Offereins $(12,016), Mr. Minetti $(11,634), Ms. Loeger $(30,542), and Mr. Nelms $(14,808). For details on the valuation method and assumptions used in calculating the present value of accumulated benefit, please see Note 11: "Employee Benefit Plans" of our consolidated financial statements in our Annual Report on Form 10-K. There were no above market nonqualified deferred compensation earnings for the NEOs. A description of the Company's pension benefits is provided under "2018 Pension Benefits."

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2018 Executive Compensation Tables

(5)	Represents the incremental cost to the Company of providing certain perquisites and other personal benefits. For 2018, these amounts include:

Executive	401(k) Contributions(a) ($)	Charitable Contributions(b) ($)	Other(c) ($)	Total ($)
Roger C. Hochschild	19,100	10,000	13,398	42,498
R. Mark Graf	19,100	10,000	10,558	39,658
Diane E. Offereins	19,100	4,500	11,158	34,758
Carlos M. Minetti	19,100	10,000	12,058	41,158
Julie Loeger	19,100	14,500	10,766	44,366
David W. Nelms	19,100	20,000	9,658	48,758

(a)	Represents the Company's contributions to the Discover 401(k) Plan for each NEO during each calendar year.

(b)
Represents contributions made by the Company to charitable organizations chosen by each NEO, as well as contributions made on behalf of certain NEOs under our charitable contribution matching programs, under which personal contributions meeting the guidelines of our program are eligible for Company matching contributions (exceeding the amount generally available to the broader employee population).

(c)
Includes costs of perquisites or personal benefits that do not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits or have no aggregate incremental cost to the Company including the following: airline concierge keys, the Company’s cost for providing a personal security assessment and additional personal security services to each NEO, the aggregate incremental cost attributable to each NEO for access to/use of the Company’s Executive Fitness Center, the estimated resale value of gifts received from third parties, and estimated resale value of Company tickets for sporting, cultural or other events for personal use when they are not otherwise used for business purposes.

(6)	Prior year compensation information has been intentionally omitted, as this is Ms. Loeger's first year as a Company NEO.

(7)
Mr. Nelms served as the Company's Chief Executive Officer until October 1, 2018. Mr. Nelms continued to serve on the Board and remained the Company's Executive Chairman until December 31, 2018. Effective December 31, 2018, Mr. Nelms stepped down as Executive Chairman and as a Director, but remained an executive officer of the Company until his retirement in March 2019.

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2018 Executive Compensation Tables

Grants of Plan-Based Awards for 2018
The following table includes the 2018 target STI opportunities, and the RSU and PSU awards made to the NEOs in the year ending December 31, 2018. No options were awarded to the NEOs in 2018. For more information regarding these grants, see the discussion in the Compensation Discussion and Analysis beginning on page 23.

		Estimated future payouts under non-equity incentive plan awards (1)	Estimated future payouts under equity incentive plan awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Target ($)	Threshold (#)	Target (#)	Maximum (#)
Roger C. Hochschild		1,275,000
	2/22/2018					13,775	1,071,006
	2/22/2018		0	32,141	48,212		2,498,963
R. Mark Graf		875,000
	2/22/2018					11,344	881,996
	2/22/2018		0	17,016	25,524		1,322,994
Diane E. Offereins		875,000
	2/22/2018					11,344	881,996
	2/22/2018		0	17,016	25,524		1,322,994
Carlos M. Minetti		875,000
	2/22/2018					11,344	881,996
	2/22/2018		0	17,016	25,524		1,322,994
Julie Loeger		816,219
	2/22/2018					9,656	750,754
	2/22/2018		0	14,484	21,726		1,126,131
David W. Nelms		2,200,000
	2/22/2018					22,283	1,732,503
	2/22/2018		0	66,849	100,274		5,197,510

(1)
Represents the target payout under the annual STI program. Payments can range above or below target primarily based on annual Company PBTR. The Compensation Committee also considers other secondary Company-wide metrics as described in more detail under "Components of Compensation — Short-Term Incentive Program." Because there is no threshold or maximum payout, those columns have been omitted in accordance with SEC rules. Actual payout amounts for 2018 are included in the "Non-Equity Incentive Plan Compensation" column of the "2018 Summary Compensation Table."

(2)
Represents PSUs awarded in February 2018 under the 2014 Omnibus Incentive Plan. PSUs will vest and convert to shares of Common Stock on February 1, 2021, within the represented threshold and maximum amounts, depending on the extent the Company exceeds specific cumulative EPS performance goals over the three-year period and provided the executive remains employed by the Company (with exceptions for certain termination events as detailed below), and are subject to an evaluation of compliance with the Company’s risk policies. The entire PSU award will be canceled if the minimum cumulative EPS performance threshold is not met. To the extent the NEO voluntarily terminates from the Company or is terminated for cause prior to the scheduled vesting date, other than as described below, none of the PSUs will vest and the entire award will be forfeited. In certain instances of a termination of the NEO’s employment prior to the scheduled vesting date, including due to (i) involuntary termination such as a reduction in force or elimination of the executive’s position, provided that a fully-executed irrevocable release agreement is executed or (ii) the executive's eligible retirement, a pro-rata portion of the PSUs will vest and convert to shares following the conclusion of the performance and vesting periods, based on actual performance. In the event of death or disability, the award will vest and shares will convert and be paid at the end of the performance period based on actual performance achieved. In the event of a change in control of the Company during the first year of the performance period, the award will convert to cash at target performance and be paid out according to the vesting schedule or sooner in the event of a qualified termination following the change in control event. In the event of a change in control of the Company during the second or third year of the performance period, performance will be measured through the last day of the Company’s quarter preceding the change in control and the award will then be converted to cash and paid out according to the vesting schedule or sooner in the event of a qualified termination following the change in control event.

(3)
Represents RSUs awarded in February 2018 under the 2014 Omnibus Incentive Plan, which are expected to vest and convert in three equal installments on February 1, 2019, 2020 and 2021. In certain instances of a termination of the NEO’s employment prior to the scheduled vesting date, including due to (i) involuntary termination such as a reduction in force or elimination of the executive’s position, provided that a fully-executed irrevocable release agreement is executed or (ii) the executive's eligible retirement, a pro-rata portion of the RSUs will vest and convert to shares. Vesting of these RSUs will be accelerated in the event of termination of the executive’s employment due to (i) a change in control or (ii) the executive’s death or disability. Unvested RSUs will be canceled in the event of a termination of employment for any other reason.

(4)
Represents the aggregate grant date fair value of the awards pursuant to FASB ASC Topic 718. Additional details on accounting for stock-based compensation can be found in Note 2: "Summary of Significant Accounting Policies - Stock-based Compensation" and Note 10: "Stock-Based Compensation Plans" of our consolidated financial statements contained in our Annual Report on Form 10-K.

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2018 Executive Compensation Tables

Outstanding Equity Awards at 2018 Year-End
The following table provides information regarding outstanding stock awards held by each of the NEOs as of December 31, 2018. There are no outstanding stock options as of December 31, 2018.

	Stock Awards(1)
	Number of Shares, Units or Other Rights That Have Not Vested (#)		Market Value of Shares, Units or Other Rights That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Roger C. Hochschild(2)	100,000	(3)	5,898,000	47,211	(8)	2,784,505
	6,585	(4)	388,383	48,212	(9)	2,843,544
	8,992	(5)	530,348
	13,775	(6)	812,450
	49,788	(7)	2,936,496
R. Mark Graf	17,149	(4)	1,011,448	24,660	(8)	1,454,447
	5,351	(4)	315,602	25,524	(9)	1,505,406
	7,306	(5)	430,908
	11,344	(6)	669,069
	26,005	(7)	1,533,775
Diane E. Offereins	9,604	(4)	566,444	24,660	(8)	1,454,447
	7,306	(5)	430,908	25,524	(9)	1,505,406
	11,344	(6)	669,069
	46,677	(7)	2,753,009
Carlos M. Minetti	9,604	(4)	566,444	24,660	(8)	1,454,447
	7,306	(5)	430,908	25,524	(9)	1,505,406
	11,344	(6)	669,069
	46,677	(7)	2,753,009
Julie Loeger	4,665	(4)	275,142	23,394	(8)	1,379,778
	6,932	(5)	408,849	21,726	(9)	1,281,399
	9,656	(6)	569,511
	22,671	(7)	1,337,136
David W. Nelms(2)	10,290	(4)	606,904	104,328	(8)	6,153,265
	15,456	(5)	911,595	100,274	(9)	5,914,161
	22,283	(6)	1,314,251
	100,021	(7)	5,899,239

(1)
All equity award values are based on a December 31, 2018 closing stock price of $58.98 per share of our Common Stock. RSUs include the right to receive dividend equivalents in the same amount and at the same time as dividends are paid to all Company common shareholders. PSUs include the right to receive dividend equivalents which will accumulate and pay out in cash if and when the underlying shares are released to the NEOs.

(2)
Excludes 502,557 deferred RSUs for Mr. Nelms and 430,763 deferred RSUs for Mr. Hochschild, as described in "2018 Nonqualified Deferred Compensation Table." These shares will convert to shares of Common Stock when Mr. Nelms and Mr. Hochschild leave the Company.

(3)	These RSUs are expected to vest and convert to shares of Common Stock on December 17, 2020.

(4)	These RSUs vested and converted to shares of Common Stock on February 1, 2019.

(5)	These RSUs vested or are expected to vest and convert to shares of Common Stock in equal installments on February 1, 2019 and 2020.

(6)	These RSUs vested or are expected to vest and convert to shares of Common Stock in equal installments on February 1, 2019, 2020 and 2021.

(7)
These PSUs vested and converted to shares of Common Stock on February 1, 2019, based on EPS performance and after a satisfactory risk policies review. Amounts reported reflect the actual vesting level as determined by the Committee following its review of performance and risk assessment.

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2018 Executive Compensation Tables

(8)
These PSUs are expected to vest and convert to shares of Common Stock on February 1, 2020, if the performance conditions are met and the risk policies review is satisfactory. As required under applicable SEC guidance, because cumulative performance exceeded the target level, unvested PSUs are shown at the amounts corresponding to, and assuming achievement of, the maximum performance level for the full performance period. The final payout will be determined by the Committee and may be less than amount shown.

(9)
These PSUs are expected to vest and convert to shares of Common Stock on February 1, 2021, if the performance conditions are met and the risk policies review is satisfactory. As required under applicable SEC guidance, because performance during the first year of the performance period exceeded the target level, unvested PSUs are shown at the amounts corresponding to, and assuming achievement of, the maximum performance level for the full performance period. The final payout will be determined by the Committee and may be less than amount shown.

Stock Vested for 2018
The following table provides information regarding the number of stock awards that vested and the subsequent value realized from the vesting of such stock awards during the 2018 year. There are no outstanding stock options as of December 31, 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Roger C. Hochschild	61,011	4,918,707
R. Mark Graf	52,101	4,200,383
Diane E. Offereins	42,697	3,442,232
Carlos M. Minetti	42,697	3,442,232
Julie Loeger	16,716	1,347,644
David W. Nelms	322,520	21,673,562

(1)	The amount shown represents the closing price of a share of our Common Stock on the scheduled vesting date multiplied by the number of RSUs and PSUs that vested.
2018 Pension Benefits
The following table lists the amounts we estimate as the present value of accumulated benefits that the Discover Pension Plan will pay to each of the NEOs upon the normal retirement age of 65.

Name	Plan Name	Number of Years of Credited Service(1) (#)	Present Value of Accumulated Benefit(2)(3) ($)
Roger C. Hochschild	Discover Financial Services Pension Plan	9.1667	192,892
R. Mark Graf(4)	Discover Financial Services Pension Plan	n/a	n/a
Diane E. Offereins	Discover Financial Services Pension Plan	9.0833	242,109
Carlos M. Minetti	Discover Financial Services Pension Plan	7.0000	146,958
Julie Loeger	Discover Financial Services Pension Plan	16.8333	360,815
David W. Nelms	Discover Financial Services Pension Plan	9.3333	210,316

(1)	For actuarial valuation purposes, credited service is attributed through the measurement date of December 31, 2008, the date that the Discover Pension Plan was frozen.

(2)	Service credit and actuarial values are calculated as of December 31, 2018, the plan’s measurement date for the last year.

(3)
For details on the valuation method and assumptions used in calculating the present value of accumulated benefit, please see Note 11: "Employee Benefit Plans" of our consolidated financial statements in our Annual Report on Form 10-K.

(4)	Mr. Graf does not participate in the Discover Pension Plan as he was hired after it was frozen.
Effective December 31, 2008, the Discover Pension Plan, a defined benefit pension plan, was frozen for all participants, although additional service will count towards vesting and retirement eligibility for any participant, including NEOs, in the Discover Pension Plan as of December 31, 2008.

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2018 Executive Compensation Tables

Accrued, frozen benefits under the Discover Pension Plan are determined with reference to career-average pay limited to $170,000 per year, and for each calendar year of service prior to 2009 generally equal to: (i) 1% of the participant’s eligible annual pay; plus (ii) 0.5% of the participant’s eligible annual pay which exceeded the participant's Social Security covered compensation limit for that year. The estimated annual benefits payable under the Discover Pension Plan at the earliest age at which a participant may retire with an unreduced benefit (age 65) are set forth above. Early retirement terms under the Pension Plan vary depending upon service dates. Certain participants are eligible for early retirement upon reaching age 55 with 10 years of service. Other participants must reach age 55 with 20 years of service. Messrs. Nelms and Minetti and Mses. Offereins and Loeger are eligible for early retirement. In the event of early retirement, the accumulated benefit presented in the table above would be reduced under factors that vary based upon a participant's age at the time of early retirement commencement.
2018 Nonqualified Deferred Compensation
The founders' grants of RSU awards reflected in the table below were one time awards made under the 2007 Omnibus Incentive Plan in connection with the Company's spin-off. These RSUs vested and will convert to shares of Company common stock following a termination of service.

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Roger C. Hochschild	2007 Omnibus Incentive Plan	—	—	(7,727,888)	—	25,406,402
David W. Nelms	2007 Omnibus Incentive Plan	—	—	(9,015,873)	—	29,640,812

(1)
Reflects decrease in value of deferred RSUs due to decline in stock price as compared to December 31, 2017. Excludes cash dividend equivalent payments of $753,836 and $646,145 paid on deferred RSUs for Mr. Nelms and Mr. Hochschild, respectively.

Potential Payments upon a Termination or Change in Control
Change in Control Severance Policy
The Company sponsors a Change in Control Severance Policy (the "Policy"), which applies to members of our management, including the NEOs.
If any NEO is involuntarily terminated, other than for cause (such as a material breach, fraud, violation of law, etc., as defined in the Policy), or voluntarily terminates for good reason (such as a material diminution in authority or base salary, target STI and/or target LTI compensation, etc., as defined in the Policy), or has a termination of employment due to death or disability, within six months prior to or two years following the occurrence of a change in control (as defined in the Policy), upon Discover's receipt of a fully-executed irrevocable release in a form satisfactory to Discover, such NEO would be entitled to receive:

•
A lump sum cash payment equal to 1.5 times the sum of his or her annual base salary plus average cash bonus paid in the prior three years or, if the NEO has been an employee for less than three years, the number of years the NEO has been employed by the Company;

•
A lump sum cash payment equal to the prorated target cash bonus under the Company’s incentive compensation plans for the year of termination, or if no target was established for the year of termination, the annual cash bonus for the prior year;

•	Full vesting of all stock-based awards granted to the NEO under the Company’s incentive compensation plans;

•	Outplacement services for a period of two years at the Company’s expense with a firm selected by the Company;

•
Certain legal fees if the NEO commences litigation after exhausting the internal administrative claims procedure and, as a result, becomes entitled to receive benefits in an amount greater than those offered by the Company prior to such litigation; and

•	A lump sum cash payment equal to the difference between COBRA (for medical, dental and vision) and active employee premiums for 24 months.
Any NEO eligible for change in control benefits described above will be given the opportunity to enter into a non-competition agreement with the Company, and if he or she enters into the non-competition agreement, he or she would be eligible to receive a salary continuation payment equal to 1.5 times the sum of his or her annual base salary plus average cash bonus paid in the prior three years or, if the NEO has been an employee for less than three years, the number of years the NEO has been employed by the Company.
If benefits payable under the Policy together with other Company benefits payable to the NEO would subject the NEO to an excise tax under the IRC, the benefits payable under the Policy will be reduced to the extent necessary to prevent any portion of the benefits from becoming nondeductible by the Company or subject to the excise tax, but only if, by reason of that reduction, the net after-tax benefit received by the NEO exceeds the net after-tax benefit the NEO would receive if no reduction was made. No excise tax gross-ups are provided for any employees.

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2018 Executive Compensation Tables

Severance Pay Plan
The Company sponsors a broad-based welfare benefits plan which provides severance benefits to eligible employees, including the NEOs, who are involuntarily terminated in connection with a workforce reduction, closure, or other similar event. The Severance Pay Plan will not pay benefits to an employee receiving benefits under the Change in Control Severance Policy.
If any NEO is terminated, other than for cause (as defined in the Severance Pay Plan), upon Discover’s receipt of a fully-executed irrevocable release in a form satisfactory to Discover, such NEO would be entitled to receive:

•	A lump sum cash payment of 12 months of his or her annual base salary plus target annual cash bonus;

•
A lump sum cash payment equal to the prorated target annual cash bonus under the Company’s incentive compensation plan for any prior year and the year of termination (to the extent earned and not yet paid);

•	Outplacement services for a period of one year at the Company’s expense with a firm selected by the Company; and

•	A lump sum cash payment equal to 12 months of the applicable premium for group health plan coverage in place prior to termination of employment, plus a payment for income taxes on such amount.
2018 Potential Payments upon a Termination or Change in Control Table
The following table sets forth the payments that each of our NEOs would have received under various termination scenarios on December 31, 2018. With regard to the payments upon a change in control, the amounts detailed below assume that each NEO's employment was terminated by the Company without "cause" or by the executive for "good reason" within the specified time period prior to or following the change in control. The table below assumes a stock price of $58.98, the closing price of a share of our Common Stock on December 31, 2018.
Pursuant to the terms of our stock plans and outstanding stock award agreements, the vesting of certain outstanding unvested stock awards is accelerated in whole or in part in the event of a termination of the NEO's employment in connection with (i) a change in control, (ii) the NEO's death, disability, retirement, or (iii) an involuntary termination such as a reduction in force or elimination of the NEO's position, provided that a fully-executed irrevocable release agreement is executed. The vesting of the special retention grant made to Mr. Hochschild in 2015 is accelerated in the event of a termination of employment in connection with a change in control, in the event of death or disability, or an involuntary termination without cause, provided a fully-executable irrevocable release agreement is executed. Mr. Hochschild's 2015 special retention grant does not provide for accelerated vesting upon retirement.
Unvested RSUs and PSUs will be canceled in the event of a termination of employment for any other reason. NEOs who violate non-competition, non-solicitation, confidentiality, intellectual property, or other restrictive covenants within one year after a termination of employment will be required to pay to the Company the value of any RSUs and PSUs that vested on or after, or within two years prior to such termination.
In connection with his retirement, Mr. Nelms became eligible to receive retirement vesting of his outstanding equity awards as displayed below and distribution of his founders' shares, as reflected in the 2018 Nonqualified Deferred Compensation table. Mr. Nelms will not participate in the 2019 annual incentive plan.

Executive Payment Elements	Termination in Connection with a Change in Control ($)		Involuntary Termination Without Cause ($)	Death ($)	Disability ($)	Voluntary Termination or Involuntary Termination with Cause ($)	Retirement(7) ($)
Roger C. Hochschild
Salary and Other Cash Payments	6,080,250	(1)	2,125,000	70,833	0	0	n/a
Target Annual Incentive Plan Payout (2)	1,275,000		1,275,000	1,275,000	1,275,000	0	n/a
Equity Awards(3)	15,331,751		15,584,457	15,584,457	15,584,457	0	n/a
Health Coverage(4)	29,290		30,921	0	0	0	n/a
Other(5)	25,000		12,500	0	0	0	n/a
Section 280G Cut-Back(6)	0		n/a	n/a	n/a	n/a	n/a
Total	22,741,291		19,027,878	16,930,290	16,859,457	0	n/a

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2018 Executive Compensation Tables

Executive Payment Elements	Termination in Connection with a Change in Control ($)		Involuntary Termination Without Cause ($)	Death ($)	Disability ($)	Voluntary Termination or Involuntary Termination with Cause ($)	Retirement(7) ($)
R. Mark Graf
Salary and Other Cash Payments	4,359,400	(1)	1,575,000	58,333	0	0	n/a
Target Annual Incentive Plan Payout (2)	875,000		875,000	875,000	875,000	0	n/a
Equity Awards(3)	6,464,075		6,597,861	6,597,861	6,597,861	0	n/a
Health Coverage(4)	29,589		25,486	0	0	0	n/a
Other(5)	25,000		12,500	0	0	0	n/a
Section 280G Cut-Back(6)	0		n/a	n/a	n/a	n/a	n/a
Total	11,753,064		9,085,847	7,531,194	7,472,861	0	n/a
Diane E. Offereins
Salary and Other Cash Payments	4,614,250	(1)	1,575,000	58,333	0	0	0
Target Annual Incentive Plan Payout (2)	875,000		875,000	875,000	875,000	0	875,000
Equity Awards(3)	7,004,514		7,138,301	7,138,301	7,138,301	0	7,138,301
Health Coverage(4)	8,820		10,016	0	0	0	0
Other(5)	25,000		12,500	0	0	0	0
Section 280G Cut-Back(6)	0		n/a	n/a	n/a	n/a	n/a
Total	12,527,584		9,610,817	8,071,634	8,013,301	0	8,013,301
Carlos M. Minetti
Salary and Other Cash Payments	4,372,300	(1)	1,575,000	58,333	0	0	0
Target Annual Incentive Plan Payout (2)	875,000		875,000	875,000	875,000	0	875,000
Equity Awards(3)	7,004,514		7,138,301	7,138,301	7,138,301	0	7,138,301
Health Coverage(4)	31,229		29,063	0	0	0	0
Other(5)	25,000		12,500	0	0	0	0
Section 280G Cut-Back(6)	0		n/a	n/a	n/a	n/a	n/a
Total	12,308,043		9,629,864	8,071,634	8,013,301	0	8,013,301
Julie Loeger
Salary and Other Cash Payments	3,785,750	(1)	1,516,219	58,333	0	0	0
Target Annual Incentive Plan Payout (2)	816,219		816,219	816,219	816,219	0	816,219
Equity Awards(3)	4,857,183		4,971,062	4,971,062	4,971,062	0	4,971,062
Health Coverage(4)	0		0	0	0	0	0
Other(5)	25,000		12,500	0	0	0	0
Section 280G Cut-Back(6)	0		n/a	n/a	n/a	n/a	n/a
Total	9,484,152		7,316,000	5,845,614	5,787,281	0	5,787,281
David W. Nelms
Salary and Other Cash Payments	9,028,750	(1)	3,300,000	91,667	0	0	0
Target Annual Incentive Plan Payout (2)	2,200,000		2,200,000	2,200,000	2,200,000	0	2,200,000
Equity Awards(3)	18,971,942		19,497,536	19,497,536	19,497,536	0	19,497,536
Health Coverage(4)	20,484		19,020	0	0	0	0
Other(5)	25,000		12,500	0	0	0	0
Section 280G Cut-Back(6)	0		n/a	n/a	n/a	n/a	n/a
Total	30,246,176		25,029,056	21,789,203	21,697,536	0	21,697,536

(1)	Includes change in control severance and consideration for entering into the non-competition agreement.

(2)
Includes pro rata bonus at target. Since termination is as of December 31, 2018, the value is equal to the target disclosed in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column under "Grants of Plan-Based Awards for 2018". The value for Mr. Nelms is reflective of his participation in the 2018 Annual Incentive Plan. He will not participate in the 2019 plan.

(3)
Represents the intrinsic value of the accelerated RSUs, PSUs, and accrued PSU dividends, all as of December 31, 2018. For the PSUs, in the event of a qualified termination following a change in control of the Company during the first year of the performance period, the award will convert to cash at target performance and be paid out according to the vesting schedule, or sooner in the event of a qualified termination following the change in control event. In the event of a change in control of the Company during the second or third year of the performance period, performance will be measured through the last day of the Company’s quarter preceding the change in control and the award will then be converted to cash and paid out according to the vesting schedule or sooner in the event of a qualified termination following the change in control event. RSUs and PSUs have double trigger

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acceleration provisions. In certain instances of a termination of the NEO’s employment prior to the scheduled vesting date, including due to (i) involuntary termination such as a reduction in force or elimination of the executive’s position, provided that a fully-executed irrevocable release agreement is executed or (ii) the executive’s eligible retirement, a pro-rata portion of the PSUs will vest and convert to shares following the conclusion of the performance and vesting period is based on actual performance and a pro-rata portion of the RSUs will vest and convert to shares. In the event of death or disability, the PSUs will vest and shares will convert and be paid at the end of the performance period based on actual performance achieved, and RSUs will vest and convert to shares. Since actual performance for the 2017 and 2018 PSUs cannot be determined until the respective performance periods conclude (which will occur in 2020 and 2021), the figures shown reflect performance measured through the last day of the Company’s quarter preceding the termination date (for 2017 PSUs, 135% of target; for 2018 PSUs, 113% of target).

(4)
For termination in connection with a change in control, a lump sum payment equal to the difference between COBRA (for medical, dental and vision) and active employee health and welfare premiums for 24 months. For involuntary termination without cause, a lump sum payment equal to 12 months of COBRA premiums (for medical, dental and vision) plus a payment for income taxes on such amount.

(5)	Includes value of expected outplacement benefits for a 24-month period for termination in connection with a change in control and for a 12-month period for involuntary termination without cause.

(6)
Payments made in the event of a qualified termination following a change in control of the Company that would qualify as “parachute payments” under Section 280G of the Internal Revenue Code may be subject to a reduction, referred to here as the “Section 280G Cut-Back,” to the extent that they are deductible under that section, provided that the after-tax benefit (inclusive of any applicable excise tax) is greater than that which the executive would have received if no reduction was made. In 2018, none of our NEOs would have been subject to such a reduction.

(7)
Messrs. Nelms and Minetti and Mses. Offereins and Loeger are eligible for retirement. For purposes of illustration, includes a proration of outstanding equity awards as well as the bonus at target equal to the value disclosed in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column under “Grants of Plan-Based Awards for 2018,” but excludes the pension benefits described under “2018 Pension Benefits." The value for Mr. Nelms is reflective of his participation in the 2018 Annual Incentive Plan. He will not participate in the 2019 plan.

2018 Pay Ratio
We believe in pay for performance, and in programs that balance the interests of employees with the interests of our shareholders and customers, as well as the safety and soundness of the Company. We strive to deliver compensation that is both market-competitive and fair and equitable internally. Our compensation program is designed to attract, retain, and motivate highly qualified and diverse team members to ensure the continued success of our business.
As required under and calculated in accordance with Item 402(u) of Regulation S-K, we have determined a reasonable estimate of the pay ratio of the annual total compensation of our Chief Executive Officer ("CEO") and the median of the annual total compensation of all Company employees for 2018 was 205:1. This ratio was calculated as described below using the annual total compensation of Mr. Nelms, reported in the Total column of our 2018 Summary Compensation Table, of $10,168,771 compared to the annual total compensation of our median employee in 2018 of $49,717. While Mr. Nelms served as the Company's CEO until October 1, 2018, we utilized his total compensation for purposes of the pay ratio calculation as he was the individual serving as CEO on December 31, 2017, the date used to identify the median employee. Mr. Hochschild served as President and Chief Operating Officer until October 1, 2018. The Board of Directors appointed Mr. Hochschild as CEO and President effective October 1, 2018. When Mr. Hochschild assumed the role as CEO and President, his compensation levels remained the same as when he served as Chief Operating Officer and President. Comparing the annual total compensation of Mr. Hochschild, reported in the Total column of our 2018 Summary Compensation Table, of $5,664,102 to the annual total compensation of our median employee in 2018 of $49,717 produces a ratio of 114:1.
The SEC rules allow companies to use estimates, assumptions, adjustments, statistical sampling and unique definitions of compensation to identify the median employee and calculate the pay ratio. Our estimated pay ratio should not be used as a basis for comparison to other companies because of the differences in how pay ratios may be calculated.
The SEC rules allow companies to identify the median employee whose compensation will be used for the annual total compensation calculation once every three (3) years provided that there have not been any changes in the company’s employee population or employee compensation arrangements that it is reasonably believed would result in a significant change in its pay ratio disclosure. While there were no changes in the Company's employee population or employee compensation arrangements that it is reasonably believed would result in a significant change to the Company's pay ratio, a significant change in the circumstances of the median employee identified in 2017 occurred. Therefore, in accordance with SEC executive compensation disclosure rules, we selected an employee whose compensation was substantially similar to our 2017 median employee based on the compensation measure used to select the 2017 median employee.
As previously disclosed, to identify our median employee, we began with our entire active employee population of 16,427 as of December 31, 2017. We excluded our 358 international employees from our calculation because they accounted for approximately 2% of our employees, leaving an active U.S. based employee population of 16,069(1) We used the total amount of salary and wages paid as reflected in our payroll records and reported to the Internal Revenue Service in Box 5 on Form W-2 for 2017 to identify our median employee and two additional employees with compensation above and below the median employee.
____________________

(1)
We excluded employees from the following countries: four from Canada, 180 from China, four from France, two from Germany, five from India, one from Japan, eight from Singapore, one from Sweden, one from Switzerland, one from Turkey, one from the United Arab Emirates, and 150 from the United Kingdom.

2019 Proxy Statement       48

Audit Matters

PROPOSAL 3
Ratification of Appointment of Independent Registered Public Accounting Firm
The Board of Directors recommends a vote “FOR” the ratification of Deloitte’s appointment as our independent registered public accounting firm for the 2019 year. Proxies solicited by the Board will be voted “FOR” this ratification unless otherwise instructed.
The Audit Committee has the sole authority and responsibility to appoint, compensate, retain, oversee, evaluate and, when appropriate, replace the independent public accounting firm. Each year the Audit Committee evaluates the qualifications and performance of the independent public accounting firm and considers, as appropriate, the rotation of the independent audit firm. Based on this evaluation, the Board of Directors and the Audit Committee recommend that you approve the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the 2019 year. The Board of Directors and the Audit Committee believe the continued retention of Deloitte is in the best interest of the Company and its shareholders. Deloitte has served as the independent registered public accounting firm for the Company since 2007 and its former parent company, Morgan Stanley, prior to that time. Consistent with the regulations adopted pursuant to the Sarbanes-Oxley Act of 2002 and the Audit Committee’s Charter, the lead audit partner having primary responsibility for the audit and the concurring audit partner are rotated every five years. In connection with this mandated rotation, the Audit Committee and its chair are directly involved in the selection of any new lead audit partner. The current lead Deloitte audit partner was designated commencing with the 2017 audit. A representative of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees
The Audit Committee approves the audit fees associated with the Company’s retention of Deloitte. The following table summarizes the aggregate fees (including related expenses) for professional services provided by Deloitte related to 2018 and 2017 (amounts in thousands).

	2018 ($)	2017 ($)
Audit Fees(1)	5,541	5,256
Audit-Related Fees(2)	1,695	1,507
All Other Fees(3)	4	4
Total	7,240	6,767

(1)
Audit Fees services include: (i) the audit of our consolidated financial statements included in our Annual Report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) accounting consultation attendant to the audit; (iii) reviews of the interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q; (iv) consents and other services related to SEC and other regulatory filings; and (v) statutory or financial audits of subsidiaries.

(2)
Audit-Related Fees services include: (i) data verification and agreed-upon procedures related to asset securitizations; (ii) assessment and testing of internal controls and risk management processes beyond the level required as part of the audit pursuant to Statement on Standards for Attestation Engagements No. 16; (iii) agreed-upon procedures related to XBRL tagging of our consolidated financial statements included in our Annual Report on Form 10-K and our interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q; and (iv) other consultations on financial accounting and reporting matters not classified as audit.

(3)	All Other Fees include fees for Deloitte’s accounting research tool.

2019 Proxy Statement       49

Audit Matters

Policy Regarding Pre-Approval of Independent Registered Public Accounting Firm Services
In order to assure the continued independence of our independent registered public accounting firm, the Audit Committee has adopted a policy requiring pre-approval of audit and non-audit services performed by our independent registered public accounting firm. Under that policy, the Audit Committee pre-approves a list of audit, audit-related and permitted non-audit services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. In addition, the Audit Committee sets pre-approved fee levels for the pre-approved services. Any type of service that is not included on the list of pre-approved services or that exceeds pre-approved fee levels must be specifically pre-approved by the Audit Committee. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve any audit or permitted non-audit service to be performed by the independent registered public accounting firm, provided that such approvals are presented to the full Audit Committee at the next scheduled meeting and that estimated fees for such services are not in excess of certain limits. The Audit Committee reviews its pre-approval policy annually for purposes of assuring its continued appropriateness and compliance with applicable law and listing standards.
Audit Committee Report
The Audit Committee of the Discover Financial Services Board is comprised of four directors, each of whom is independent under New York Stock Exchange rules and applicable securities laws. The Board of Directors has determined that each member of the Audit Committee is “financially literate” as required under New York Stock Exchange rules and is an “audit committee financial expert” as defined by the SEC. The Audit Committee operates under a written charter adopted by the Board. The Audit Committee charter is available through the investor relations page of our internet site, www.discover.com.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee assists the Board with the oversight over the quality and integrity of the Company’s financial statements, compliance with legal and regulatory requirements and ethical standards adopted by the Company, as well as the system of internal controls. As part of the Audit Committee’s oversight of compliance with legal and regulatory requirements, it reviews certain reports, correspondence and inquiries from the Company’s regulators. The Audit Committee has oversight responsibility for the Company's Internal Audit function, including review and approval of the charter, audit plan and overall risk assessment methodology as well as approval of annual performance and compensation of the head of Internal Audit. The Audit Committee is responsible for the appointment, compensation, oversight, evaluation and retention of the independent auditors with respect to the issuance of the report on the Company’s financial statements and internal controls over financial reporting. In connection with required rotations, the Audit Committee makes the selection of the lead audit partner and the advisory partner. Additionally, the Audit Committee annually reviews and evaluates the qualifications, performance and independence of the firm, and the lead audit partner. It is within the Audit Committee’s authority to engage independent counsel and other advisors as necessary to carry out its duties.
In addition, the Audit Committee’s activities include responsibility for establishing procedures for receipt, retention and treatment for complaints regarding accounting, internal controls and auditing matters from employees and others; taking into account the Board’s allocation of risk among the various committees, receiving and reviewing risk reporting; and periodically meeting in joint session with the Risk Oversight and the Compensation Committees of the Board of Directors.
Throughout the year, the Audit Committee met with and received reports from the Company’s Chief Risk Officer, head of Internal Audit, General Counsel, Chief Financial Officer, Chief Accounting Officer, Chief Information Officer, and Chief Compliance Officer, among others. These meetings and reports covered a wide variety of topics, including, cybersecurity, risk management, financial results, new accounting and regulatory guidance and the Company’s AML/BSA program. The Audit Committee also met with the Company’s independent auditors 9 times over the course of the year.
Management is responsible for the Company’s financial reporting process, including establishing and maintaining adequate internal controls over financial reporting and the preparation of financial statements. The Company’s independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles as well as a separate opinion on the effectiveness of the Company’s internal controls over financial reporting. The Company is responsible for providing appropriate funding for audit fees, compensation for advisors engaged by the Audit Committee and the ordinary administrative expenses of the Audit Committee. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management, the internal auditor and Deloitte.
Consistent with its charter responsibilities, the Audit Committee has reviewed and discussed with management and Deloitte the Company’s audited financial statements for the 2018 fiscal year. The Audit Committee has discussed with Deloitte the matters required to be discussed relating to the audit in accordance with applicable audit standards.

2019 Proxy Statement       50

Audit Matters

Deloitte has also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communication with the Audit Committee concerning independence. The Audit Committee discussed with Deloitte the firm’s independence and considered whether the provision of services to the Company by Deloitte and compensation received by Deloitte for such services, including non-audit services, when applicable, is consistent with maintaining the firm’s independence. In addition to annually reviewing Deloitte’s independence, the Audit Committee annually reviews Deloitte’s qualifications and performance in connection with the determination as to whether to select Deloitte as the Company’s independent registered public accounting firm. In conducting its review, the Audit Committee considers among other things, historical and recent performance of the current independent auditor, the auditor’s tenure, an analysis of known significant legal or regulatory proceedings related to the auditor, whether the auditor has the necessary expertise and resources, the appropriateness of the auditor’s fees on an absolute basis and as compared with fees paid by certain peer firms, the auditor’s professional skepticism, the auditor’s ideas to improve efficiency and effectiveness, and external data including PCAOB reports.
Based upon the discussions and reviews described above, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the 2018 fiscal year be included in the Company’s Annual Report on Form 10-K. The Audit Committee also selected Deloitte as the Company’s independent registered public accounting firm for the 2019 fiscal year and is presenting the selection to the Company’s shareholders for ratification.
Submitted by the Audit Committee of the Board of Directors:
Cynthia A. Glassman (Chair)
Candace H. Duncan
Joseph F. Eazor
Lawrence A. Weinbach

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Additional Management Proposals
The Board of Directors recommends that shareholders vote "FOR" the following two management proposals:

PROPOSAL 4
Amend the Company's Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Requirements
The Board of Directors recommends that you vote “FOR” the amendments to eliminate supermajority voting requirements in the Company’s Amended and Restated Certificate of Incorporation. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.
Management Proposal
At our 2018 Annual Shareholders’ Meeting, shareholders approved an advisory proposal that requested the Board of Directors to take the steps necessary to eliminate any voting requirements in the Company’s charter and bylaws that call for a greater than simple majority vote of shareholders. After careful consideration of a variety of factors, including the level of shareholder support for the advisory proposal, the Board has adopted proposed amendments to eliminate the supermajority voting requirements in our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and is recommending that shareholders approve and adopt such amendments.
Currently, the voting requirement in Article 5 of our Certificate of Incorporation provides that at least 80 percent of the voting power of the outstanding voting stock of the Company is required in order for shareholders to alter, amend, or repeal any provision of our Amended and Restated Bylaws (“Bylaws”), or to adopt a new Bylaw. Article 10 reinforces this supermajority voting requirement by requiring that 80 percent of the voting power of the outstanding voting stock of the Company is required to amend the supermajority voting requirement in Article 5 and the supermajority voting requirement of Article 10 itself.
The Board of Directors recognizes that many shareholders believe that a majority voting standard will provide shareholders with a greater voice in expressing their views on matters impacting a corporation. The Board of Directors believes reducing the voting standard is in the best interest of shareholders. Approval of this proposal will allow a simple majority of the Company’s outstanding shares to (a) amend the Company’s Bylaws, (b) adopt a new Bylaw, and (c) upon prior approval by the Board of Directors, amend the voting threshold with respect to shareholder-approved Bylaw amendments.
The proposed changes to the Certificate of Incorporation are set forth in their entirety in Exhibit A, with deletions indicated by strike-outs and additions indicated by underlining. In accordance with Delaware law, the Board of Directors, upon the recommendation of the Nominating and Governance Committee, has adopted resolutions approving and declaring advisable these proposed amendments and is recommending them to shareholders for approval and adoption. This summary of the proposed amendments is qualified in its entirety by reference to Exhibit A.
Under Article 10 of our Certificate of Incorporation, approval of this proposal requires the affirmative vote of the holders of at least 80% of the voting power of the Company’s outstanding common stock. Abstentions and broker non-votes will have the effect of votes against the proposal. If this proposal 4 is approved by shareholders, the Board has authorized the officers of the Company to file with the Delaware Secretary of State a certificate of amendment to our Certificate of Incorporation incorporating the amendments set forth in Exhibit A. The amendments will become effective on the date the certificate of amendment is filed with the Delaware Secretary of State (or at such later effective date set forth in the certificate of amendment). If this proposal 4 is not approved by the requisite vote, the amendments will not be implemented and the current voting requirement set forth in Article 10 of our Certificate of Incorporation will remain in place. The approval of this proposal 4 is not conditioned on the approval of any other proposal. If the shareholders approve and adopt these proposed amendments, the Board of Directors retains the discretion to abandon and not implement any of such amendments. If the Board of Directors exercises this discretion, it will publicly disclose that fact and the reasons for its determination.
Based on the outcome of the vote for this proposal, the Board of Directors will consider amending the related provision of the Bylaws that currently requires a supermajority voting requirement for shareholders to amend the Bylaws.

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Additional Management Proposals

PROPOSAL 5
Amend the Company's Amended and Restated Certificate of Incorporation to Grant Shareholders the Right to Call Special Meetings
The Board of Directors recommends that you vote “FOR” the amendments to grant shareholders the right to call special meetings. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.
Management Proposal
The Board of Directors is requesting that shareholders approve and adopt amendments to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) that would enable shareholders who have, or persons acting on behalf of shareholders who have, beneficial ownership (as then defined in our Amended and Restated Bylaws (“Bylaws”)) of at least 25% of our outstanding shares of common stock to request the Secretary of the Company to call a special meeting of shareholders, subject to the requirements and procedures set forth in the Bylaws, as now or hereinafter in effect. Pursuant to our Certificate of Incorporation, our Bylaws (as amended from time to time) may define beneficial ownership (including without limitation to require ownership of a “net long position” and to require ownership for a minimum period of time) to exclude one or more shares from being deemed owned by any person for purposes of requesting a special meeting.
Currently, only the Secretary of the Company may call a special meeting of shareholders at the direction of the Board of Directors. The Board frequently reviews corporate governance best practices and, after due consideration, including a review of the shareholder proposal included as proposal 6 below, has determined that our shareholders should be permitted to call special meetings.
This right is increasingly considered by some shareholders to be an important element of good corporate governance. While the Board recognizes that providing a shareholder right to call special meetings is consistent with evolving best practices, the Board also believes that special meetings of shareholders should be extraordinary events that are held only when strategic concerns or other similar considerations require that the matters to be addressed not be delayed until the next annual meeting. Special meetings are expensive and time-consuming for the Company and potentially disruptive to its normal business operations.
Therefore, the Board determined to include a 25% threshold to call a special meeting based on several factors. First, the Company maintains robust governance practices that promote Board accountability, including, for example (i) a market-standard proxy access right that permits eligible shareholders to include their eligible director nominees in the Company’s proxy statement; (ii) majority voting in uncontested director elections, with a resignation policy mandating that directors who fail to receive the required majority vote tender their resignations for consideration by the Board; (iii) annual elections of all directors; and (iv) the proposed elimination of supermajority voting requirements in the Company’s governing documents in response to approval of a shareholder proposal on the topic at last year’s annual shareholders’ meeting (see Proposal 4 on page 52). Second, a small percentage of shareholders should not be entitled to utilize the right to call a special meeting for their own interests, which may not be shared by the majority of the Company’s shareholders. Third, benchmarking against S&P 500 companies and the Company’s peers as disclosed in this proxy statement indicated that the 25% threshold is lower than or the same as the most prevalent special meeting thresholds adopted by those companies.
Additionally, the exclusion of derivative securities from the determination of satisfaction of the prescribed ownership threshold will ensure that the shareholders seeking to call a special meeting have a true economic interest in the Company.
The proposed changes to the Certificate of Incorporation are set forth in their entirety in Exhibit B, with additions indicated by underlining. In accordance with Delaware law, the Board, upon recommendation of the Nominating and Governance Committee, adopted resolutions approving and declaring advisable these proposed amendments and is recommending them to shareholders for approval and adoption. This summary of the proposed amendments is qualified in its entirety by reference to Exhibit B.
Under Delaware law, approval of this proposal requires the affirmative vote of the holders of a majority of the Company’s outstanding common stock. Abstentions and broker non-votes will have the effect of votes against the proposal. If this proposal 5 is approved by shareholders, the Board has authorized the officers of the Company to file with the Delaware Secretary of State a certificate of amendment to our Certificate of Incorporation incorporating the amendments set forth in Exhibit B. The amendments will become effective on the date the certificate of amendment is filed with the Delaware Secretary of State (or at such later effective date set forth in the certificate of amendment). If this proposal 5 is not approved by the requisite vote, the amendments will not be implemented. If the shareholders approve and adopt these proposed amendments, the Board of Directors retains the discretion to abandon and not implement any of such amendments. If the Board of Directors exercises this discretion, it will publicly disclose that fact and the reasons for its determination.
The approval of this proposal 5 is not conditioned on the approval of any other proposal. If the proposed amendments are adopted and become effective, the Board of Directors will consider amendments to our Bylaws to adopt provisions, including notice and timing restrictions, relating to the shareholders’ right to call special meetings. The Board of Directors currently intends to amend the Bylaws to adopt the special meeting provisions set forth in Exhibit C hereto. These provisions could be further amended in the future by Bylaw amendments adopted by the Board of Directors or the shareholders.

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Stock Ownership Information
Beneficial Ownership of Company Common Stock
We encourage our directors, officers and employees to own our Common Stock as owning our Common Stock aligns their interests with shareholders. All Executive Committee members, including our NEOs, are subject to share ownership guidelines and share retention requirements as described above in “Compensation Discussion and Analysis.” This commitment ties a portion of their net worth to the Company’s stock price and provides a continuing incentive for them to work towards superior long-term stock performance.
The following table sets forth the beneficial ownership of our Common Stock, as of March 4, 2019, by the persons and groups specified below. Except for the 5% beneficial owners, the percentage of calculations below are based on the number of shares of Common Stock outstanding as of March 4, 2019.

5% Beneficial Owners	Shares of Discover Common Stock Beneficially Owned(1)	Percentage of Discover Common Stock Outstanding
BlackRock, Inc., 55 East 52nd Street, New York, New York 10055(2)	22,426,508	6.85%
Capital World Investors, 333 South Hope Street, Los Angeles, CA 90071(3)	17,305,380	5.29%
The Vanguard Group, 100 Vanguard Boulevard, Malvern, Pennsylvania 19355(4)	25,121,186	7.67%
Executive Officers and Directors
Roger C. Hochschild(5)	712,159	*
R. Mark Graf	53,553	*
Diane E. Offereins(6)	121,448	*
Carlos M. Minetti(6)	124,301	*
Julie Loeger(7)	42,458	*
David W. Nelms(8)(9)	970,191	*
Jeffrey S. Aronin(10)	66,195	*
Mary K. Bush(11)	54,060	*
Gregory C. Case(12)	66,195	*
Candace H. Duncan(13)	11,179	*
Joseph F. Eazor(14)	7,522	*
Cynthia A. Glassman(14)	50,032	*
Thomas G. Maheras(15)	51,120	*
Michael H. Moskow(16)	50,027	*
Mark A. Thierer(17)	14,120	*
Lawrence A. Weinbach(18)	51,007	*
Directors and executive officers as a group (22 persons)(19)	2,633,898	*

*	Represents beneficial ownership of less than 1%.

(1)	Does not include shares underlying unvested RSUs unless otherwise noted.

(2)
Based on a Schedule 13G/A filed on February 4, 2019 by BlackRock, Inc. regarding shares of our Common Stock deemed to be beneficially owned, directly or through its subsidiaries, as of December 31, 2018. The Schedule 13G/A discloses that BlackRock, Inc. had sole voting power as to 19,471,985 shares, and sole dispositive power as to 22,426,508 shares. The ownership percentage is based on the assumption that BlackRock, Inc. continued to own the number of shares reflected in the table on March 4, 2019.

(3)
Based on a Schedule 13G filed on February 14, 2019 by Capital World Investors regarding shares of our Common Stock deemed to be beneficially owned, directly or through its subsidiaries, as of December 31, 2018. The Schedule 13G/A discloses that Capital World Investors had sole voting and dispositive power as to 17,305,380 shares. The ownership percentage is based on the assumption that Capital World Investors continued to own the number of shares reflected in the table on March 4, 2019.

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Stock Ownership Information

(4)
Based on a Schedule 13G/A filed on February 11, 2019 by The Vanguard Group regarding shares of our Common Stock deemed to be beneficially owned, directly or through its subsidiaries, as of December 31, 2018. The Schedule 13G/A discloses that The Vanguard Group had sole voting power as to 403,583 shares, shared voting power as to 89,373 shares, sole dispositive power as to 24,638,752 shares, and shared dispositive power as to 482,434 shares. The ownership percentage is based on the assumption that The Vanguard Group continued to own the number of shares reflected in the table on March 4, 2019.

(5)	Includes 430,763 shares underlying vested RSUs that would convert following a termination of service.

(6)	Includes 15,168 shares underlying RSUs that would vest and convert following a termination of service.

(7)	Includes 13,855 shares underlying RSUs that would vest and convert following a termination of service.

(8)	Includes 502,557 shares underlying vested RSUs that would convert following a termination of service, and 22,582 shares underlying RSUs that would vest and convert following a termination of service.

(9)
Mr. Nelms served as the Company's Chief Executive Officer until October 1, 2018. Mr. Nelms continued to serve on the Board and remained the Company's Executive Chairman until December 31, 2018. Effective December 31, 2018, Mr. Nelms stepped down as Executive Chairman and as a Director, but remained an executive officer of the Company until his retirement in March 2019.

(10)	Includes 57,307 shares underlying vested RSUs that would convert following a termination of service, and 1,985 shares underlying RSUs that are scheduled to vest within 60-days of March 4, 2019.

(11)	Includes 52,075 shares underlying vested RSUs that would convert following a termination of service, and 1,985 shares underlying RSUs that are scheduled to vest within 60-days of March 4, 2019.

(12)	Includes 64,210 shares underlying vested RSUs that would convert following a termination of service, and 1,985 shares underlying RSUs that are scheduled to vest within 60-days of March 4, 2019.

(13)	Includes 9,194 shares underlying vested RSUs that would convert following a termination of service, and 1,985 shares underlying RSUs that are scheduled to vest within 60-days of March 4, 2019.

(14)	Includes 1,985 shares underlying RSUs that are scheduled to vest within 60-days of March 4, 2019.

(15)	Includes 40,962 shares underlying vested RSUs that would convert following a termination of service, and 1,985 shares underlying RSUs that are scheduled to vest within 60-days of March 4, 2019.

(16)	Includes 44,990 shares underlying vested RSUs that would convert following a termination of service, and 1,985 shares underlying RSUs that are scheduled to vest within 60-days of March 4, 2019.

(17)	Includes 12,135 shares underlying vested RSUs that would convert following a termination of service, and 1,985 shares underlying RSUs that are scheduled to vest within 60-days of March 4, 2019.

(18)	Includes 49,022 shares underlying vested RSUs that would convert following a termination of service, and 1,985 shares underlying RSUs that are scheduled to vest within 60-days of March 4, 2019.

(19)
Includes 1,263,215 shares underlying vested RSUs that would convert following a termination of service, 87,523 shares underlying RSUs that would vest and convert following a termination of service, and 19,850 shares underlying RSUs that are scheduled to vest and convert within 60-days of March 4, 2019.

Section 16(a) Beneficial Ownership Reporting Compliance
Based on a review of reports filed with the SEC and written representations that no other reports were required under Section 16(a) of the Exchange Act, the Company believes that all required reports have been timely filed by its directors, officers and beneficial owners of more than 10% of its Common Stock.

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Shareholder Proposal
The text of the shareholder proposal and supporting statement appears exactly as received by the Company, unless otherwise noted. All statements contained in the shareholder proposal and supporting statement are the sole responsibility of the proponent. The shareholder proposal may contain assertions about the Company or other matters that the Company believes are incorrect, but the Company has not attempted to refute all such assertions. The Board recommends a vote against the shareholder proposal based on the reasons set forth in the Board’s statement in opposition which follows the shareholder proposal.
The name and share ownership of the shareholder proponent is set forth below. The address of the proponent, and the name and share ownership of any co-filer, are available, and will be provided promptly, upon request by calling (224) 405-0900 or by sending a request to Discover Financial Services, Attention: Secretary and General Counsel, 2500 Lake Cook Road, Riverwoods, Illinois 60015.

PROPOSAL 6
Advisory Vote on a Shareholder Proposal Relating to the Right to Call Special Meetings
The Board of Directors recommends that you vote “AGAINST” the shareholder proposal to grant shareholders who hold at least 15% of the Company's outstanding stock the right to call special meetings. Instead, the Board recommends a vote in favor of the management proposal relating to the same topic in Proposal 5. Proxies solicited by the Board will be voted “AGAINST” this proposal unless otherwise instructed.
Myra K. Young has notified the Company that she intends to submit the following proposal at this year’s Annual Meeting of Shareholders. As explained below, the Board recommends that you vote AGAINST this shareholder proposal. The proponent states that she beneficially owns 50 shares of Discover’s common stock, and there were 326,237,525 shares outstanding as of the Record Date (excluding treasury stock).
The proponent is responsible for the content of the following proposal, for which the Company and the Board accept no responsibility:
Shareholder Proposal
Proposal 6 - Provide Right to Call Special Shareholder Meetings
RESOLVED: The shareholders of Discover Financial Services ('Company') hereby request the Board of Directors take the steps necessary to amend our bylaws and each appropriate governing document to give holders with an aggregate of 15% net long of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board's current power to call a special meeting.
SUPPORTING STATEMENT: Delaware law allows 10% of company shares to call a special meeting. A shareholder right to call a special meeting is a way to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. This is important because there could be 15-months between annual meetings.
Currently, 64% of S&P 500 companies have adopted company bylaws, articles of incorporation, or charter provisions to allow shareholders to call a special meeting. Even 56% of all S&P 1500 companies allow shareholders this right.
In 2018, the topic of providing shareholders a right to call a special meeting or to reduce the threshold to call such meetings won 50%+ at Netflix, Lincoln National, Omnicom Group, Cummins, and Sprint Aerosystems Holdings, as well as 94% at Nuance Communications.
Large funds such as Vanguard, TIAA-CREF, BlackRock and SSgA Funds Management, Inc. (State Street) support the right of shareholders to call special meetings.
It may be possible to adopt this proposal by simply incorporating this text into our governing documents:
"Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board or President or Secretary upon the order in writing of a majority of or by resolution of the Board of Directors, or at the request in writing of stockholders owning 15% net long of the entire capital stock of the Corporation issued and outstanding and entitled to vote."
Please vote for: Provide Right to Call Special Shareholder Meetings -- Proposal 6

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Shareholder Proposal

The Board’s Statement in Opposition
The Board of Directors has carefully considered the proposal and believes that it is not in the best interests of shareholders in light of the special meeting right that we are asking our shareholders to adopt at the 2019 Annual Meeting of Shareholders. The special meeting right described in Proposal 5 of this Proxy Statement (the “Special Meeting Proposal”) will allow shareholders who hold, in the aggregate, at least 25% of the voting power of the Company’s outstanding stock to call a special meeting of shareholders.
Our Special Meeting Proposal in Proposal 5 Protects the Long-Term Interests of the Company and its Shareholders
The Board of Directors recognizes that providing shareholders with the ability to request special meetings is viewed by some shareholders as an important element of good corporate governance. The Board believes, however, that special meetings should be extraordinary events. Special meetings are potentially disruptive to normal business operations and to long-term shareholder interests; they can also cause the Company to incur substantial expenses. A small minority of shareholders should not be entitled to utilize the mechanism of special meetings for their own interests, which may not be shared more broadly by the Company’s shareholders.
For these reasons, the Board believes that the 25% ownership threshold in our Special Meeting Proposal strikes the right balance between ensuring that shareholders have a meaningful ability to call a special meeting, while at the same time protecting against potential misuse by a small group of shareholders if the threshold was 15%, as this shareholder proposal requests. In fact, the 25% ownership threshold is lower than or the same as the most prevalent special meeting threshold adopted by the companies in the S&P 500 that have adopted special meeting rights. Moreover, relative to our peers disclosed in this Proxy Statement, of the 11 companies that authorize shareholders to call a special meeting, ten of them (or 91%) use a threshold of 25% or higher.
Discover is Committed to Strong and Effective Corporate Governance Policies and Practices
Our existing corporate governance policies and practices provide shareholders with a variety of mechanisms to present and discuss our business and governance with the Board, while ensuring that our Board acts independently and maintains accountability to our shareholders. We regularly review our practices in light of current circumstances and take action when it is advisable to do so. Some of the Company’s strong governance policies and practices include:

•	Following the retirement of Chairman and Director David W. Nelms in 2018, the Board elected Lead Director Lawrence A. Weinbach to serve as the Company’s new Independent Chairman;

•	Shareholders have the right to nominate directors and to have those nominations included in the Company’s Proxy Statement;

•	Directors are elected annually by a majority of votes cast in uncontested elections;

•	All of our directors are independent except our CEO and President, Mr. Hochschild, and all four Board committees are exclusively comprised of independent directors;

•	The Nominating and Governance Committee evaluates each director annually and makes a recommendation to the Board on his or her nomination for election;

•
In light of shareholders’ perspectives on supermajority voting provisions in the Company’s governing documents, the Board is asking shareholders to eliminate such provisions in this year’s Proxy Statement (see Proposal 4 on page 52); and

•	We provide opportunities for our shareholders to communicate directly with our Board (see page 19).
Consistent with its current practice, the Board will continue to evaluate the future implementation of appropriate corporate governance measures. As a result of these factors, and after careful consideration, the Board has determined that the Company’s Special Meeting Proposal in Proposal 5 - and not this shareholder proposal - is in the long-term, best interests of the Company and its shareholders.

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Other Matters
Certain Transactions
Certain of our directors, officers and certain members of their immediate families have received, from time to time, extensions of credit from us in connection with mortgage loans, credit card transactions and lines of credit. The extensions of credit were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to us and did not involve more than normal risk of collectability or present other unfavorable terms.
We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, nominees for directors, beneficial owners of 5% or more of our Common Stock and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as “related person transactions.” Each related person transaction must be approved or ratified in accordance with the Company’s written Related Person Transactions Policy as follows: (i) proposed related person transactions involving executive officers (and/or their immediate family members) other than our CEO or our General Counsel will be referred to our CEO and our General Counsel for approval or ratification, as applicable; (ii) proposed related person transactions involving our General Counsel (and/or the General Counsel’s immediate family members) will be referred to our CEO for approval; and (iii) proposed related person transactions involving 5% Company shareholders, directors, director nominees or our CEO (and/or their immediate family members) will be referred to the Nominating and Governance Committee for approval or, if the Nominating and Governance Committee determines that the approval or ratification of such related person transaction should be considered by all disinterested members of the Board, by the vote of a majority of such disinterested members. Those reviewing proposed related person transactions shall be provided with full details of the proposed related person transaction. All determinations by our CEO and our General Counsel under the Related Person Transactions Policy shall be reported to the Nominating and Governance Committee at its next regularly scheduled meeting.
The determinations made under the Related Person Transactions Policy consider all relevant factors when determining whether to approve a related person transaction including, without limitation, the following:

•	the commercial reasonableness of the terms of the proposed transaction;

•	the benefit to the Company;

•	the availability and/or opportunity costs of alternate transactions;

•	the materiality and character of the related person’s direct or indirect interest;

•
whether the transaction would, or would be perceived to, present an improper conflict of interest for the related person, taking into account: (i) the business of the Company; (ii) the size of the transaction; (iii) the overall financial position of the related person; (iv) the direct or indirect nature of the related person’s interest in the transaction; (v) whether the transaction is of an ongoing nature; and (vi) any other relevant factors; and

•	if the related person is a director (or an immediate family member of a director), the impact on the director’s independence.
Other Business
Management does not know of any matters to be presented at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders. However, if other matters come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their judgment on such matters.

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Other Matters

Shareholder Proposals and Director Nominations for the 2020 Annual Meeting
Shareholders intending to present a proposal at the 2020 Annual Meeting and have it included in our proxy statement for that meeting must submit the proposal in writing to Discover Financial Services, c/o Corporate Secretary, 2500 Lake Cook Road, Riverwoods, Illinois 60015. We must receive the proposal no later than December 5, 2019.
Shareholders intending to nominate a person for election as a director at the 2020 Annual Meeting and have the candidate included in our proxy statement and form of proxy for that meeting under the proxy access provisions in Section 2.08 of our Bylaws must comply with the requirements set forth in our Bylaws. The Bylaws require, among other things, that our Secretary receive written notice from the record shareholder or group of shareholders of such nomination no more than 150 days and no less than 120 days prior to the first anniversary of the date that the proxy statement was first mailed to shareholders in connection with the previous year’s annual meeting. Therefore, the Company must receive notice of such a nomination for the 2020 Annual Meeting no earlier than the close of business on November 5, 2019 and no later than the close of business on December 5, 2019. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary at the above address.
Shareholders intending to present a proposal or to nominate a person for election as a director under the advance notice provisions in Section 2.07 of our Bylaws at the 2020 Annual Meeting, but not to include the proposal or director candidate in our proxy statement and form of proxy, must comply with the requirements set forth in our Bylaws. The Bylaws require, among other things, that our Secretary receive written notice from the record shareholder of intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2020 Annual Meeting no earlier than January 17, 2020 and no later than February 16, 2020. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary at the above address.
This Proxy Statement is provided to you at the direction of the Board of Directors.
D. Christopher Greene
Vice President, Acting General Counsel and Secretary

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Questions and Answers About the Annual Meeting and Voting
Why did I receive these materials?
This Proxy Statement provides notice of the Annual Meeting, describes the proposals presented for shareholder action and includes information required to be disclosed to shareholders. The Proxy Card provides shareholders with a way to vote on the described proposals without having to attend the Annual Meeting in person. Shareholders of the Company at the close of business on the Record Date are entitled to vote at the Annual Meeting.
Can I attend the Annual Meeting?
Yes. To gain admission to the Annual Meeting, you will need to show that you are a shareholder of the Company. All shareholders will be required to show valid, government-issued, picture identification or an employee badge issued by the Company. If your shares are registered in your name, your name will be compared to the list of registered shareholders to verify your share ownership. If your shares are held in the name of your broker or bank, you will need to bring evidence of your share ownership, such as your most recent brokerage account statement or a legal proxy from your broker. If you do not have valid picture identification and proof that you own Company shares, you will not be admitted to the Annual Meeting. In the interest of security, all packages and bags are subject to inspection. Please arrive before the start of the Annual Meeting to allow time for identity verification. You may also listen to a live audio webcast of the Annual Meeting through the investor relations page of our internet site, www.discover.com.
What proposals am I being asked to vote on and how does the Board of Directors recommend that I vote?
You are asked to vote on the following matters at the annual meeting:

Proposal		Our Board’s Recommendation
1	Election of Directors	“FOR” the election of each director nominee
2	Advisory Vote to Approve Named Executive Officer Compensation	“FOR”
3	Ratification of Appointment of Independent Registered Public Accounting Firm	“FOR”
4	Amend Certificate of Incorporation to Eliminate Supermajority Voting Requirements	“FOR”
5	Amend Certificate of Incorporation to Grant Shareholders the Right to Call Special Meetings	“FOR”
6	Advisory Vote on One Shareholder Proposal, if properly presented	“AGAINST”
What does it mean if I receive more than one set of materials?
This means you hold shares of the Company in more than one way. For example, you may own some shares directly as a “registered holder” and other shares through a broker or you may own shares through more than one broker. In these situations you may receive multiple sets of proxy materials. In order to vote all of the shares you own, you must follow the voting procedures on each Notice of Internet Availability of Proxy Materials that you receive or sign and return each of the Proxy Cards that you receive. Each Proxy Card you receive comes with its own prepaid return envelope. If you vote by mail, make sure you return each Proxy Card in the return envelope which accompanied that Proxy Card.

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Questions and Answers About the Annual Meeting and Voting

Does my vote matter?
YES! We are required to obtain shareholder approval for the election of directors and other important matters. Each share of Common Stock is entitled to one vote on each matter voted upon at the meeting. In order for the Company to obtain the necessary shareholder approval of proposals, a “quorum” of shareholders (i.e., a majority of the issued and outstanding shares entitled to vote, excluding treasury stock) must be represented at the Annual Meeting in person or by proxy. If a quorum is not obtained, the Company must postpone the Annual Meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interests of the Company or its shareholders. Since few shareholders typically attend shareholder meetings in person, voting by proxy is important to obtain a quorum and complete the shareholder vote.
How do I vote?
You may vote using any of the following methods:
By Internet or telephone. The Internet and telephone voting procedures we have established for shareholders of record are designed to authenticate your identity, allow you to give your voting instructions and confirm that these instructions have been properly recorded. The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.
Annual Proxy Card. Be sure to complete, sign and date the card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed Proxy Card without indicating your voting preferences, the persons named in the Proxy Card will vote FOR the election of directors, FOR the approval on an advisory, non-binding basis, of NEO compensation, FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019, FOR the amendment of the Company's Certificate of Incorporation to eliminate supermajority voting requirements, FOR the amendment of the Company's Certificate of Incorporation to grant shareholders the right to call special meetings, and AGAINST the shareholder proposal. By voting by Internet or telephone, or by returning your signed and dated Proxy Card in time to be received for the Annual Meeting, you authorize D. Christopher Greene and Jennifer K. Schott (the “Proxies”) to act as your proxies to vote your shares of Common Stock as instructed in the proxy card.
In person at the Annual Meeting. All shareholders may vote in person at the Annual Meeting. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or nominee and present it to the Company’s inspectors of elections (the “Inspector of Elections”) with your ballot when you vote at the meeting.
How many votes are required to approve a proposal?
Each director will be elected by a majority of the votes cast with respect to such director. A “majority of the votes cast” means that the number of votes cast “for” a given director exceeds the number of votes cast “against” that director. Under Delaware law, if a director is not elected at the Annual Meeting, the director will continue to serve on the Board as a “holdover director.” As required by the Company’s Bylaws, each current director has submitted an irrevocable letter of resignation as a director that becomes effective if he or she is not elected by shareholders and if the Board accepts such resignation. If a director is not elected, the Nominating and Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation. The Board will decide whether to accept or reject the resignation and publicly disclose its decision and, if it rejects the resignation, the rationale behind such decision, within 90 days after the election results for the Annual Meeting are certified.
The advisory, non-binding vote to approve NEO compensation, the advisory vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019, and the advisory vote on the shareholder proposal each requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon. The vote to amend the Company's Certificate of Incorporation to eliminate supermajority voting requirements requires the affirmative vote of the shareholders of at least 80% of the outstanding shares of Common Stock of the Company. The vote to amend the Company's Certificate of Incorporation to grant shareholders the right to call special meetings requires the affirmative vote of the shareholders of a majority of the outstanding shares of Common Stock of the Company.
You may “abstain” from voting on any of the proposals in this Proxy Statement. Shares voting “abstain” on any nominee for director will be excluded entirely from the vote and will have no effect on the election of directors. Shares voting “abstain” on the advisory, non-binding vote to approve NEO compensation, the advisory vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019, the vote to amend the Company's Certificate of Incorporation to eliminate supermajority voting requirements, the vote to amend the Company's Certificate of Incorporation to grant shareholders the right to call special meetings, and the advisory vote on the shareholder proposal will be counted as present at the Annual Meeting for purposes of each such applicable proposal, and your abstention will have the effect of a vote against the applicable vote or proposal.

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Questions and Answers About the Annual Meeting and Voting

What is the effect of not voting?
The effect of not voting depends on how ownership of your shares is registered and the proposal to be voted upon. If you own shares as a registered holder, rather than through a broker, your unvoted shares will not be represented at the Annual Meeting and will not count toward the quorum requirement. Except as described below, assuming a quorum is obtained, your unvoted shares with respect to any nominee for director will be excluded entirely from the vote and will have no effect on the election of directors. Your unvoted shares will also have no effect on the advisory, non-binding vote to approve NEO compensation, the advisory vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019 and the advisory vote on the shareholder proposal. But your unvoted shares with respect to the proposals to amend the Company's Certificate of Incorporation to eliminate supermajority voting requirements and to amend the Company's Certificate of Incorporation to grant shareholders the right to call special meetings will have the effect of a vote against the applicable proposal.
If you own shares through a broker and do not vote, your broker may represent your shares at the Annual Meeting for purposes of obtaining a quorum. As described in the answer to the following question, in the absence of your voting instructions, your broker may or may not vote your shares.
If I don’t vote, will my broker vote for me?
If you own your shares through a broker and you don’t vote, your broker may vote your shares at its discretion on certain “routine matters.” The ratification of the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for 2019 is a “routine matter” on which brokers will be permitted to vote any unvoted shares. All of the other proposals set forth in this Proxy Statement are “non-discretionary” items, and your broker may not be able to vote your shares for you. The aggregate number of unvoted shares is reported as the “broker non-vote.” “Broker non-votes” with respect to any nominee for director will be excluded entirely from the vote and will have no effect on the election of directors. “Broker non-votes” will also have no effect on the advisory, non-binding vote to approve NEO compensation proposal and the advisory vote on the shareholder proposal. But “broker non-votes” with respect to the proposals to amend the Company's Certificate of Incorporation to eliminate supermajority voting requirements and to amend the Company's Certificate of Incorporation to grant shareholders the right to call special meetings will have the effect of a vote against the applicable proposal.
If I own my shares through a broker, how is my vote recorded?
Brokers typically hold shares of Common Stock for many shareholders. In this situation, the registered holder on the Company’s stock register is the broker or its nominee. This often is referred to as holding shares in “street name.” The “beneficial owners” do not appear in the Company’s shareholder register. Therefore, for shares held in street name, distributing the proxy materials and tabulating votes are both two-step processes. Brokers will inform the Company how many of their clients are beneficial owners and the Company will provide the broker with that number of proxy materials. Each broker will then forward the proxy materials to its clients who are beneficial owners to obtain their votes. When you receive proxy materials from your broker, they will provide instructions for sending your vote to your broker. Before the Annual Meeting, each broker will total the votes it has received and submit a Proxy Card reflecting the aggregate votes of the beneficial owners for whom it holds shares.
Are my votes confidential?
Yes. The vote of any shareholder will not be revealed to anyone other than a non-employee tabulator of votes or the independent Inspector of Elections, except (i) as necessary to meet legal requirements or to assist in the pursuit or defense of legal action; (ii) if the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes; (iii) in the event of a proxy contest or other solicitation in opposition to the voting recommendation of the Board; or (iv) if you request, or consent to, disclosure of your vote or if you write comments on your Proxy Card or ballot.
Can I revoke my proxy and change my vote?
Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a registered holder, your proxy can be revoked in several ways: (i) by timely delivery of a written revocation to the Corporate Secretary; (ii) by submitting another valid proxy bearing a later date (including by voting on the Internet or telephone or mailing a new Proxy Card); or (iii) by attending the Annual Meeting and giving notice to the Inspector of Elections that you intend to vote your shares in person. If you are the beneficial owner of shares held by a broker, you must contact your broker in order to revoke your proxy.

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Questions and Answers About the Annual Meeting and Voting

Will any other business be transacted at the Annual Meeting? If so, how will my proxy be voted?
Management does not know of any business to be transacted at the Annual Meeting other than the matters described in this Proxy Statement. The period specified in the Company’s Bylaws for submitting additional proposals to be considered at the Annual Meeting has passed and there are no such proposals to be considered. However, should any other matters properly come before the Annual Meeting, or any adjournments and postponements thereof, shares to which voting authority has been granted to the Proxies will be voted by the Proxies in accordance with their judgment.
Who counts the votes?
Votes will be counted and certified by the Inspector of Elections, who are employees of Computershare, Inc. (“Computershare”). If you are a registered holder, your executed Proxy Card is returned directly to Computershare for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Computershare on behalf of all its clients.
How much does the proxy solicitation cost?
The largest expense in the proxy process is printing and mailing the proxy materials. We also reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our Common Stock. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by mail, telephone, over the Internet or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies. The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement and the accompanying Proxy Card, Notice of Annual Meeting and Annual Report to Shareholders. The Company has retained Georgeson Inc. to assist with the solicitation of proxies from certain shareholders for a fee of approximately $7,500 plus reimbursement for certain expenses.

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Exhibits
Exhibit A
Amendments to the Amended and Restated Certificate of Incorporation of Discover Financial Services
Eliminate Supermajority Voting Requirements
If the shareholders approve Proposal 4, Discover Financial Services (the “Company”) currently intends to file with the Delaware Secretary of State a certificate of amendment, which, among the other amendments described herein, would amend Article 5 of the Amended and Restated Certificate of Incorporation of the Company (the “Charter”) in its entirety to read as follows (with deletions shown in strike-through text and additions shown in underlined text):
ARTICLE 5
BY-LAWS
In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:
1.    to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; provided further that, in the case of amendments by stockholders, the affirmative vote of the holders of ~~at least 80 percent~~a majority of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of the Bylaws or to adopt any additional Bylaw; and
2.    from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.
The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law. For the purposes of this Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.
If the shareholders approve Proposal 4, the Company currently intends to file with the Delaware Secretary of State a certificate of amendment, which, among the other amendments described herein, would amend Article 10 of the Charter in its entirety to read as follows (with deletions shown in strike-through text):
ARTICLE 10
AMENDMENTS
Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article 10; provided, however, that any amendment or repeal of Article 8 or 9 of this Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any share of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.
~~Notwithstanding anything contained in this Certificate of Incorporation to the contrary, and in addition to approval by the Board of Directors, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph 1 of Article 5 or this second paragraph of this Article 10. For the purposes of this Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.~~

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Exhibits

Exhibit B
Amendments to the Amended and Restated Certificate of Incorporation of Discover Financial Services
Permit Stockholder Called Special Meetings
If the shareholders approve Proposal 5, the Company currently intends to file with the Delaware Secretary of State a certificate of amendment, which, among the other amendments described herein, would amend Article 6 of the Charter in its entirety to read as follows (with additions shown in underlined text):
ARTICLE 6
ACTION OF STOCKHOLDERS
Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders. Subject to the rights of the holders of any class or series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, special meetings of stockholders may be called at any time only by the Secretary of the Corporation at the direction of the Board of Directors or at the written request of stockholders who have, or who are acting on behalf of persons who have, beneficial ownership of at least 25% of the Common Stock outstanding; provided that the Bylaws of the Corporation (as amended from time to time) may define beneficial ownership (including without limitation to require ownership of a “net long position” and to require ownership for a minimum period of time) to exclude one or more shares from being deemed owned by any person for purposes of requesting a special meeting.
The provisions of this Article (other than the first sentence of this Article) shall be subject to the provisions of the Bylaws of the Corporation (as amended from time to time) that limit the ability to make a request for a special meeting and that specify the circumstances pursuant to which a request for a special meeting will be deemed to be revoked. The Board of Directors shall have the authority to interpret the provisions of this Article and the Bylaws of the Corporation relating to special meetings of stockholders and to determine whether a party has complied with such provisions. Each such interpretation and determination shall be set forth in a written resolution filed with the Secretary of the Corporation and shall be binding on the Corporation and its stockholders.
Exhibit C
Amendments to the Amended and Restated Bylaws of Discover Financial Services
Implement Procedures Relating to Stockholder Called Special Meetings
If the shareholders approve Proposal 5, the Board of Directors currently intends to amend Section 2.02 of the Amended and Restated Bylaws of Discover Financial Services (the “Bylaws”) in its entirety to read as follows (with additions shown in underlined text):
Section 2.02    Special Meeting. (a) Subject to the rights of the holders of any class or series of preferred stock of the Corporation (the “Preferred Stock”) or any other series or class of stock as set forth in the Amended and Restated Certificate of Incorporation, special meetings of the stockholders may be called at any time only by the Secretary of the Corporation at the direction of the Board of Directors (pursuant to a resolution adopted by the Board of Directors) or at the written request of stockholders who have, or who are acting on behalf of beneficial owners who have, an aggregate “net long position” of at least 25% of the Common Stock as of the Ownership Record Date (as defined in Section 2.02(b)) and who otherwise comply with the requirements of these Bylaws; provided that each such stockholder, or beneficial owner directing such stockholder, must have held such “net long position” included in such aggregate amount continuously for the one-year period ending on the Ownership Record Date and must continue to hold such “net long position” through the date of the conclusion of the special meeting (such aggregate “net long position” held for the requisite period, the “Required Percentage”). “Net long position” shall be determined with respect to each stockholder requesting a special meeting and each beneficial owner who is directing a stockholder to act on such owner’s behalf (each stockholder and owner, a “party”) in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended from time to time, provided that (i) for purposes of such definition, in determining such party’s “short position,” the reference in Rule 14e-4 to “the date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired” shall be the Ownership Record Date, and the reference to the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Corporation’s Common Stock on the New York Stock Exchange (or such other securities exchange designated by the Board of Directors if the Common Stock is not listed for trading on the New York Stock Exchange) on the Ownership Record Date (or, if such date is not a trading day, the next succeeding trading day) and (ii) the “net long position” of such party shall be reduced by the number of shares as to which the Board of Directors determines that such party does not, or will not, have the right to vote or direct the vote at the special meeting or as to which the Board of Directors determines that such party has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.

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Exhibits

(b)    Ownership Record Date. Any record stockholder (whether acting for him, her or itself, or at the direction of a beneficial owner) may, by written notice to the Secretary, demand that the Board of Directors fix a record date to determine the stockholders who are entitled to deliver a written request to call a special meeting (such record date, the “Ownership Record Date”). A written demand to fix an Ownership Record Date shall include all of the information that must be included in a written request to call a special meeting, as set forth in paragraph (d) of this Section 2.02. The Board of Directors may fix the Ownership Record Date within 10 days of the Secretary’s receipt of a valid demand to fix the Ownership Record Date. The Ownership Record Date shall not precede, and shall not be more than 10 days after, the date upon which the resolution fixing the Ownership Record Date is adopted by the Board of Directors. If an Ownership Record Date is not fixed by the Board of Directors within 10 days of the Secretary’s receipt of a valid demand, the Ownership Record Date shall be the date that the first written request to call a special meeting is received by the Secretary with respect to the proposed business to be submitted for stockholder approval at a special meeting.
(c)    Beneficial Ownership. A beneficial owner who wishes to deliver a written request to call a special meeting must cause the nominee or other person who serves as the record stockholder of such beneficial owner’s stock to sign the written request to call a special meeting. If a record stockholder is the nominee for more than one beneficial owner of stock, the record stockholder may deliver a written request to call a special meeting solely with respect to the Common Stock of the Corporation owned by the beneficial owner who is directing the record stockholder to sign such written request to call a special meeting.
(d)    Written Requests to Call Special Meeting. Each written request to call a special meeting shall include the following: (i) the signature of the record stockholder submitting such request and the date such request was signed, (ii) the text of each business proposal desired to be submitted for stockholder approval at the special meeting, and the nominee(s) for director election to be presented at such meeting (if applicable), each of which must be limited to the business or nominees set forth in the written demand for the Board of Directors to set an Ownership Record Date, and (iii) as to the beneficial owner, if any, directing such record stockholder to sign the written request to call a special meeting and as to such record stockholder (unless such record stockholder is acting solely as a nominee for a beneficial owner) (each such beneficial owner and each record stockholder who is not acting solely as a nominee, a “Disclosing Party”):
(A)    the name and address of each Disclosing Party;
(B)    all of the information, statements, questionnaires, consents and representations concerning the Disclosing Party and the business (and director nominee(s), as applicable) required to be submitted with respect to business (or director nominee(s)) at an annual meeting of stockholders, including as specified in Sections 2.07 and 2.08(h) (which information set forth in this Section 2.02(d)(iii)(B) shall be supplemented by each Disclosing Party, not later than 10 days after the record date for determining the record stockholders entitled to notice of the special meeting (such record date, the “Meeting Record Date”), to disclose the foregoing information as of the Meeting Record Date);
(C)    with respect to each business proposal (and director nominee(s)) to be submitted for stockholder approval at the special meeting, a statement whether or not any Disclosing Party will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to adopt or approve the proposal, or, in the case of a nominee, to holders of a majority of the voting power of the outstanding Voting Stock (such statement, a “Solicitation Statement”); and
(D)    any additional information necessary to verify the “net long position” of such Disclosing Party (including such information for the one-year period prior to the Ownership Record Date).
Each written request must be delivered to the Secretary by hand or by registered or certified mail (return receipt requested) within 60 days of the Ownership Record Date. Each time a Disclosing Party’s “net long position” decreases following the delivery of the foregoing information to the Secretary, such Disclosing Party shall notify the Corporation of his, her or its decreased “net long position,” together with all information necessary to verify such position, within 10 days of such decrease or as of the 5th day before the special meeting, whichever is earlier. In addition, each record stockholder submitting a request to call a special meeting, and each Disclosing Party, shall submit such other information as the Corporation may reasonably request within 10 business days of such a request.
(e)    Invalid Requests. The Secretary shall not accept, and shall consider ineffective, a written request from a stockholder to call a special meeting if (i) the request does not comply with these Bylaws, (ii) the request relates to an item of business that is not a proper subject for stockholder action under applicable law, (iii) the request includes an item of business that is the same or substantially similar to an item presented at a stockholder meeting held within 90 days before the Secretary’s receipt of such request (and the election, removal and/or appointment of directors will be considered substantially similar to the election of directors at a preceding stockholder meeting) or (iv) the request is delivered during the period starting 90 days before the first anniversary of the preceding year’s annual meeting and ending on the date of the next annual meeting.

2019 Proxy Statement       66

Exhibits

(f)    Revocations.
(i)    A record stockholder may revoke a request to call a special meeting at any time before the special meeting by sending written notice of such revocation to the Secretary of the Corporation.
(ii)    All written requests for a special meeting shall be deemed revoked:
(A)    upon the first date that, after giving effect to revocation(s) and “net long position” decreases (including pursuant to Section 2.02(f)(i) and the penultimate sentence of Section 2.02(d), respectively), the aggregate “net long position” of all the Disclosing Parties who are listed on the unrevoked written requests to call a special meeting decreases to a number of shares of Common Stock less than the Required Percentage;
(B)    if any Disclosing Party who has provided a Solicitation Statement with respect to any business proposal to be submitted for stockholder approval at such special meeting does not act in accordance with the representations set forth therein; or
(C)    if any Disclosing Party does not provide the supplemental information required by Section 2.02(d)(iii)(B) or by the final two sentences of Section 2.02(d), in accordance with such provisions.
(iii)    If a deemed revocation of all written requests to call a special meeting has occurred after the special meeting has been called by the Secretary, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.
(g)    Miscellaneous. After receiving a request to call a special meeting, the Board of Directors shall determine in good faith whether the record stockholders submitting a request to call a special meeting have satisfied the requirements for calling a special meeting, and the Corporation shall notify the record stockholder requesting the meeting of the Board’s determination about whether the request to call a special meeting is valid, which determination shall be conclusive and binding on the Corporation and all stockholders and other persons. The Board of Directors shall determine the place, and fix the date and time, of any special meeting called at the request of one or more stockholders. The Board of Directors may submit its own proposal or proposals for consideration at a special meeting called at the request of one or more stockholders. The record date for determining the record stockholders entitled to notice of or to vote at a special meeting shall be fixed in accordance with Section 213 (or its successor provision) of the General Corporation Law of the State of Delaware. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such special meeting. Notwithstanding the foregoing provisions of this Section 2.02, unless otherwise required by law or as otherwise determined by the Chairman of the Board, if none of the stockholders who requested the meeting (and no qualified representative of such stockholders) appears at the special meeting to present the nomination or proposed business included in the requests to call the special meeting, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
If the shareholders approve Proposal 5, the Board of Directors currently intends to amend Section 2.07(b)(ii) of the Bylaws in its entirety to read as follows (with additions shown in underlined text):
(ii)    provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.07 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. If the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote in such election may nominate such number of persons for election to such position(s) as are specified in the Corporation’s notice of meeting, if the stockholder’s notice as required by clause (ii) of Section 2.07(a) of these Amended and Restated Bylaws shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For the avoidance of doubt, stockholders are not permitted to nominate persons for election to the Board of Directors pursuant to Section 2.08 at a special meeting of stockholders. Notwithstanding any other provision of these Bylaws, in the case of a special meeting called at the request of one or more stockholders, no stockholder may nominate a person for election to the Board of Directors or propose any business to be considered at a meeting, except pursuant to a written request to call a special meeting pursuant to Section 2.02 that identifies the nominees for election and business to be considered at the special meeting and that meets the requirements of these Bylaws.
If the shareholders approve Proposal 5, the Board of Directors currently intends to amend Section 2.07(c)(i) of the Bylaws in its entirety to read as follows (with additions shown in underlined text):
(i)    Only persons who are nominated in accordance with the procedures set forth in these Amended and Restated Bylaws shall be eligible to be elected as directors at (A) an annual meeting of stockholders, in accordance with the procedures set forth in this Section 2.07 or in Section 2.08, or (B) a special meeting of stockholders, in accordance with the procedures set forth in this Section 2.07 (or Section 2.02, as applicable). Only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.07 (or Section 2.02, as applicable). Except as otherwise provided by law, the

67       www.discover.com

Exhibits

Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws, the Chairman of the Board shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in Section 2.02, this Section 2.07 and Section 2.08 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made (or is part of a group which solicited) did or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(ii)(C)(6) of this Section 2.07) and, if any proposed nomination or business is not in compliance with this Section 2.07 or Section 2.08, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.07 or Section 2.08, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.07 and Section 2.02, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
If the shareholders approve Proposal 5, the Board of Directors currently intends to amend Section 2.07(c)(iii) of the Bylaws in its entirety to read as follows (with deletions shown in strike-through text and additions shown in underlined text):
(iii)    Notwithstanding the foregoing provisions of this Section 2.07 and Section 2.08, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.07 and Section 2.08; provided, however, that any references in these Amended and Restated Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements (including paragraphs (a)(i)(C) and (b) of this Section 2.07) applicable to stockholder nominations or proposals as to any other business to be considered pursuant to this Section 2.07 and Section 2.08 and compliance with paragraphs (a)(i)(C) and (b) of this Section 2.07 shall be the exclusive means for a stockholder to make nominations or submit proposals for any other business to be considered at an annual or special meeting of stockholders ~~(~~other than~~,~~ (A) as provided in the third to last sentence of (a)(ii), matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time, (B) ~~other than~~ nominations to be considered at an annual meeting of stockholders pursuant to Section 2.08 and (C) nominations or business permitted to be presented at a special meeting called at the request of stockholders pursuant to Section 2.02. Nothing in this Section 2.07 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations under the Exchange Act or (b) of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in the Amended and Restated Certificate of Incorporation, to elect directors pursuant to any applicable provisions of the Amended and Restated Certificate of Incorporation.
If the shareholders approve Proposal 5, the Board of Directors currently intends to amend Section 2.08(h) of the Bylaws in its entirety to read as follows (with additions shown in underlined text):
(h)    Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection, and to serve, as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice or request for a special meeting under Section 2.02, Section 2.07 or Section 2.08, as applicable) to the Secretary at the Corporation’s principal place of business a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any Voting Commitment that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any Compensation Arrangement (A) in connection with such person’s nomination or candidacy for director of the Corporation that has not been disclosed to the Corporation or (B) in connection with service or action as a director of the Corporation, (iii) will comply with all informational and similar requirements of applicable insurance policies and laws and regulations, (iv) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, if elected as a director of the Corporation, will be in compliance with, and will in the future comply with, all applicable laws (including, without limitation, fiduciary duty requirements), policies and guidelines of the Corporation, including, without limitation, those relating to corporate governance, conflict of interest, confidentiality, stock ownership and securities trading, (v) if elected as a director of the Corporation, will act in the best interests of the Corporation and its stockholders and not in the interests of individual constituencies, and (vi) will promptly provide to the Corporation such other information as it may reasonably request.

2019 Proxy Statement       68

IMPORTANT ANNUAL MEETING INFORMATION
Vote by Internet
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Follow the steps outlined on the secure website
Shareholder Meeting Notice
Important Notice Regarding the Availability of Proxy Materials for the Discover Financial Services Shareholder Meeting to be Held on May 16, 2019
Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and the location of the annual meeting are on the reverse side. Your vote is important!
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at
www.investorvote.com/dfs
Easy Online Access - A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.investorvote.com/dfs.
Step 2: Click on the icon on the right to view current meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.
When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.
Obtaining a Copy of the Proxy Materials
If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 2, 2019 to facilitate timely delivery.
Shareholder Meeting Notice
The Discover Financial Services Annual Meeting of Shareholders will be held on May 16, 2019 at the Company’s corporate headquarters located at 2500 Lake Cook Road, Riverwoods, IL 60015, at 9:00 a.m. local time for holders of record as of the close of business on March 18, 2019. Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.
Discover Financial Services’ Board recommends a vote "FOR" each nominee listed below and "for" Proposals 2, 3, 4, and 5:
1. Election of Directors: For Against Abstain

01 - Jeffrey S. Aronin	02 - Mary K. Bush	03 - Gregory C. Case	04 - Candace H. Duncan

05 - Joseph F. Eazor	06 - Cynthia A. Glassman	07 - Roger C. Hochschild	08 - Thomas G. Maheras

09 - Michael H. Moskow	10 - Mark A. Thierer	11 - Lawrence A. Weinbach
2. Advisory vote to approve named executive officer compensation: For Against Abstain
3. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm: For Against Abstain
4. To amend the Company's Certificate of Incorporation to eliminate supermajority voting requirements: For Against Abstain
5. To amend the Company's Certificate of Incorporation to grant shareholders the right to call special meetings: For Against Abstain
Discover Financial Services’ Board recommends a vote "AGAINST" Proposal 6:
6. Advisory vote on a shareholder proposal regarding the right of shareholders to call special meetings, if properly presented: For Against Abstain
7. To transact any other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online, by telephone, by mail or in person. You may vote by mail by requesting a paper copy of the proxy materials which will include a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.
Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
Internet - Go to www.investorvote.com/dfs. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.
Telephone - Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.
Email - Send an email to investorvote@computershare.com with “Proxy Materials Discover Financial Services” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 2, 2019.

IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one
of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by
11:59 PM Eastern Time, on May 15, 2019.
Vote by Internet
Go to www.investorvote.com/dfs
Or scan the QR code with your smartphone
Follow the steps outlined on the secure website
Vote by telephone
Call toll free 1-800-652-VOTE (8683) within the USA,
US territories & Canada on a touch tone telephone.
Follow the instructions provided by the recorded message
Annual Meeting Proxy Card
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A - Proposals
Discover Financial Services’ Board recommends a vote "FOR" each nominee listed below and "for" Proposals 2, 3, 4, and 5:
1. Election of Directors:    For Against Abstain.

01 - Jeffrey S. Aronin	02 - Mary K. Bush	03 - Gregory C. Case	04 - Candace H. Duncan

05 - Joseph F. Eazor	06 - Cynthia A. Glassman	07 - Roger C. Hochschild	08 - Thomas G. Maheras

09 - Michael H. Moskow	10 - Mark A. Thierer	11 - Lawrence A. Weinbach
2. Advisory vote to approve named executive officer compensation: For Against Abstain.
3. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm: For Against Abstain.
4. To amend the Company's Certificate of Incorporation to eliminate supermajority voting requirements: For Against Abstain
5. To amend the Company's Certificate of Incorporation to grant shareholders the right to call special meetings: For Against Abstain
Discover Financial Services’ Board recommends a vote "AGAINST" Proposal 6:
6. Advisory vote on a shareholder proposal regarding the right of shareholders to call special meetings, if properly presented: For Against Abstain

B - Authorized Signatures - This section must be completed for your vote to be counted. Date and sign below. Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1	Signature 2

Date (mm/dd/yyyy) - Please print date
Proxy - DISCOVER FINANCIAL SERVICES
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS, MAY 16, 2019
The undersigned hereby appoints D. Christopher Greene and Jennifer K. Schott, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Discover Financial Services that the undersigned is entitled in any capacity to vote if personally present at the Annual Meeting of Shareholders to be held on May 16, 2019 and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.
PLEASE RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT. THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF DISCOVER FINANCIAL SERVICES’ BOARD OF DIRECTORS.
C - Non-Voting Items
Change of Address - Please print new address below.    Comments - Please print your comments below.